Exhibit 4.1

EXECUTION VERSION

BURFORD CAPITAL GLOBAL FINANCE LLC

7.50% SENIOR NOTES DUE 2033
______________________
INDENTURE

Dated as of July 11, 2025
______________________
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

i

(continued)

ii

(continued)

iii

(continued)

iv

EXHIBITS
Exhibit A    --    Form of Note
Exhibit B    --    Form of Section 3(c)(7) Reminder Notice to DTC
Exhibit C    --    Form of Bloomberg Request Letter
Exhibit D    --    Form of Supplemental Indenture

v

INDENTURE, dated as of July 11, 2025 (this “Indenture”), by and among BURFORD CAPITAL GLOBAL FINANCE LLC, a Delaware limited liability company (the “Issuer”), BURFORD CAPITAL LIMITED, a company limited by shares incorporated and registered in Guernsey under the Companies (Guernsey) Law, 2008 (as amended) (the “Parent Guarantor”), the other Guarantors party hereto and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee.
The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 7.50% Senior Notes due 2033 (the “Notes”):
Article I.

DEFINITIONS AND RULES OF CONSTRUCTION
Section 1.01Definitions.
“Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with such Person becoming a Restricted Subsidiary of the Parent Guarantor or such acquisition or (3) of a Person at the time such Person merges with or into or consolidates or otherwise combines with the Parent Guarantor or any Restricted Subsidiary. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, consolidation or other combination.
“Additional Assets” means:
(1)any property or assets (other than Capital Stock) used or to be used by the Parent Guarantor, a Restricted Subsidiary or otherwise useful in a Similar Business (it being understood that capital expenditures on property or assets already used in a Similar Business or to replace any property or assets that are the subject of such Asset Disposition shall be deemed an investment in Additional Assets);
(2)the Capital Stock of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor; or
(3)Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Parent Guarantor.
“Additional Notes” means additional notes issued under this Indenture in accordance with Sections 2.02, 2.14, 4.06 and 4.09 hereof.
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other equity interests, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that a specified Person will not be deemed to control any other Person solely by virtue of having discretionary authority over the making or disposition of Investments on behalf of such other Person.
“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
“Applicable Premium” means the greater of (A) 1.0% of the principal amount of such Note and (B) on any Redemption Date, the excess (to the extent positive) of:
(a)the present value at such Redemption Date of (i) the redemption price of such Note at July 15, 2028 (such redemption price (expressed in percentage of principal amount) being set forth in Section 3.07(c) hereof (excluding, for the avoidance of doubt, any accrued but unpaid interest)), plus (ii) all required interest payments due on such Note to and including such Redemption Date set forth in clause (i) (excluding any accrued but unpaid interest), computed upon the Redemption Date using a discount rate equal to the Treasury Rate at such Redemption Date plus 50 basis points; over
(b)the outstanding principal amount of such Note;
in each case, as calculated by the Parent Guarantor or on behalf of the Parent Guarantor by such Person as the Parent Guarantor shall designate. The Trustee shall have no duty to calculate or verify such determination.
“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or Clearstream that apply to such transfer, redemption or exchange.
“Asset Disposition” means:
(a)the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Parent Guarantor (other than Capital Stock of the Parent Guarantor) or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or
(b)the issuance or sale of Capital Stock of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 4.06 hereof or directors’ qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions;
in each case, other than:
(1)a disposition by the Parent Guarantor or a Restricted Subsidiary to the Parent Guarantor or a Restricted Subsidiary;
(2)a disposition of cash, Cash Equivalents or Investment Grade Securities;
(3)dispositions of (a) Portfolio Assets (including dispositions of Right to Collect Accounts), including into a trust in favor of third parties or otherwise, whether through the disposition of a Person holding such assets, fractional sales of such assets, secondary sales of such assets (including by issuing securities) or otherwise or (b) inventory, receivables or other assets in the ordinary course of business;
(4)a disposition of obsolete, surplus or worn out equipment or other assets or equipment or other assets that are no longer useful in the conduct of the business of the Parent Guarantor and its Restricted Subsidiaries;
(5)transactions permitted under Section 5.01 hereof or a transaction that constitutes a Change of Control;
(6)an issuance of Capital Stock by a Restricted Subsidiary to the Parent Guarantor or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors;
(7)any dispositions of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by the Parent Guarantor) of less than the greater of (x) $125.0 million and (y) 2.0% of Total Assets;
(8)any Restricted Payment that is permitted to be made, and is made, under Section 4.05 hereof and the making of any Permitted Payment or Permitted Investment or, solely for purposes of Section 4.07(b) hereof, asset sales, the proceeds of which are used to make such Restricted Payments or Permitted Investments;
(9)dispositions in connection with Permitted Liens;
(10)disposition of Investments or other assets and disposition or compromise of receivables, in each case, in connection with the compromise, workout, settlement or collection thereof or exercise of remedies with respect thereto, or in bankruptcy, insolvency, foreclosure or similar proceedings;
(11)the licensing or sub-licensing of intellectual property or other general intangibles and licenses, sub-licenses, leases or subleases of other property, in each case, in the ordinary course of business;
(12)foreclosure, condemnation or any similar action with respect to any property or other assets;
(13)the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable, notes receivable or other assets that by their terms convert into cash in the ordinary course of business or the conversion or exchange of accounts receivable for notes receivable, the sale of advances, loans, customer receivables, debt securities or other assets, in each case in the ordinary course of business;
(14)any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;
(15)any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Parent Guarantor or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(16)to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;
(17)dispositions of assets or Capital Stock of a Similar Business (including through a merger, consolidation or otherwise), including loans or debt securities made or held by the Parent Guarantor or any of its Restricted Subsidiaries and other similar or related assets, as well as any dispositions by the Parent Guarantor or its Subsidiaries in the ordinary course of their respective businesses investment activities;
(18)any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;
(19)any sales, transfers, contributions or dispositions of Securitization Assets to Securitization Entities in connection with Securitizations in the ordinary course of business;
(20)transactions pursuant to repurchase agreements entered into in the ordinary course of business; and
(21)dispositions and other transactions that are necessary or advisable to comply with Regulatory Requirements.
“Associate” means (i) any Person engaged in a Similar Business of which the Parent Guarantor or its Restricted Subsidiaries are the legal and beneficial owners of between 20% and 50% of all outstanding Voting Stock and (ii) any Joint Venture entered into by the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor.
“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.
“Board of Directors” means:
(1)with respect to any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof;
(2)with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof;
(3)with respect to a limited liability company, the managing member or members or any duly authorized controlling committee thereof; and
(4)with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function.
Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States or in the state of the place of payment are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares of, rights to purchase, warrants, options or depositary receipts for, or other equivalents of or limited liability company, partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into, or exchangeable for, such equity.
“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of U.S. GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of U.S. GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated by the lessee without penalty; provided that for purposes of this Indenture, U.S. GAAP will be deemed to treat operating and other leases in a manner consistent with the treatment thereof under U.S. GAAP as in effect prior to January 1, 2019, notwithstanding any modification or interpretative changes thereto and notwithstanding the fact that such obligations are required in accordance U.S. GAAP to be treated as capitalized lease obligations, Capitalized Lease Obligations or Indebtedness in the financial statements to be delivered pursuant to Section 4.03 hereof.
“Cash Equivalents” means:
(1)(a) U.S. dollars, Euro, sterling or any national currency of any member state of the European Union; or (b) any other foreign currency held by the Parent Guarantor and the Restricted Subsidiaries in the ordinary course of business;
(2)securities issued or directly and fully guaranteed or insured by the United States or Canadian governments, a member state of the European Union, the United Kingdom or, in each case, any agency or instrumentality thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;
(3)certificates of deposit, time deposits, Eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any lender or by any bank or trust company (a) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (b) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100.0 million;
(4)repurchase obligations for underlying securities of the types described in clause (2) or (3) entered into with any bank meeting the qualifications specified in clause (3) above;
(5)commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

(6)readily marketable direct obligations issued by any state of the United States of America, any province of Canada, any member of the European Union, the United Kingdom or any political subdivision, taxing authority or public instrumentality thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;
(7)Indebtedness or Preferred Stock issued by Persons with a rating of “BBB-” or higher from S&P or “Baa3” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of 12 months or less from the date of acquisition;
(8)bills of exchange issued in the United States, Canada, a member state of the European Union, the United Kingdom or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);
(9)interests in any investment company, money market, enhanced high yield fund or other investment fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (8) above;
(10)instruments equivalent to those referred to in clauses (1) through (9) above denominated in euros, sterling or any other foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and
(11)for purposes of clause (2) of the definition of “Asset Disposition,” any of the types of securities comprising the marketable securities portfolio owned by the Parent Guarantor and its Subsidiaries on the Issue Date.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
“Change of Control” means:
(1)the Parent Guarantor becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more Permitted Holders, that is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of more than 50% (provided that for purposes of determining this percentage, if any Person or “group” includes one or more Permitted Holders, the issued and outstanding Equity Interests of the Parent Guarantor directly or indirectly owned by the Permitted Holders that are part of such Person or “group” shall not be treated as being owned by such Person or “group” for purposes of determining whether this definition is triggered unless such Person or “group” has the right to direct how the shares of such Voting Stock held by the Permitted Holders are voted) of the total voting power of the Voting Stock of the Parent Guarantor, unless the Permitted Holders have, at such time, the right or the ability by voting power, contract, or otherwise to elect or designate for election at least a majority of the board of directors of the Parent Guarantor; or
(2)the sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Parent Guarantor and its Restricted Subsidiaries, taken as a whole, other than the sale or Securitization of Securitization Assets, to a Person, other than a Restricted Subsidiary or one or more Permitted Holders.
For the purposes of immediately preceding clause (1), (a) a “person” or “group” shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement and (b) any direct or indirect parent company of the Parent Guarantor shall not itself be considered a “person” for purposes of clause (1) above, so long as no “person” beneficially owns, directly or indirectly, 50% or more of the total voting power of the Voting Stock of such parent company.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if the Parent Guarantor becomes a direct or indirect wholly owned subsidiary of a holding company and (1) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (2) immediately following that transaction no “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than a holding company satisfying the requirements of this sentence or a Permitted Holder, is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.
“Clearstream” means Clearstream Banking, société anonyme, and any successor thereto.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Consolidated Equity” means, with respect to any Person as of any date, the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with U.S. GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Stock of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries or Specified Permitted Services Entities and (2) all write-ups (other than (i) write-ups resulting from foreign currency translations, (ii) write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business and (iii) write-ups of Legal Finance Assets) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.
“Consolidated Indebtedness” means, as of any date of determination, the total Indebtedness of the Parent Guarantor and the Restricted Subsidiaries as of such date, determined on a consolidated basis minus cash and Cash Equivalents of the Parent Guarantor and its

Restricted Subsidiaries (including, for purposes of this definition and to the extent not otherwise included in Cash Equivalents, the marketable securities portfolio owned by the Parent Guarantor and its Restricted Subsidiaries) as of the most recent balance sheet date immediately prior to such determination date for which internal financial statements are available in an amount not to exceed $135.0 million; provided that Indebtedness of (i) Unrestricted Subsidiaries (including entities included on a consolidated basis for reporting purposes) and (ii) Specified Permitted Services Entities (including entities included on a consolidated basis for reporting purposes) shall be excluded from “Consolidated Indebtedness” for all purposes of this Indenture.
“Consolidated Indebtedness to Consolidated Equity Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Parent Guarantor and its Restricted Subsidiaries (determined on a Pro Forma Basis) to (b) Consolidated Equity of the Parent Guarantor and its Restricted Subsidiaries as of the most recent balance sheet date immediately prior to such determination date for which internal financial statements are available (determined on a Pro Forma Basis). Subject to the immediately succeeding paragraph, in the event that the Parent Guarantor or any Restricted Subsidiary Incurs, assumes, guarantees, redeems, defeases, retires or extinguishes any Consolidated Indebtedness (other than Consolidated Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the date of the most recent consolidated balance sheet for which the Consolidated Indebtedness to Consolidated Equity Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Indebtedness to Consolidated Equity Ratio is made (the “Consolidated Indebtedness to Consolidated Equity Ratio Calculation Date”), then the Consolidated Indebtedness to Consolidated Equity Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, guarantee, redemption, defeasance, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock as if the same had occurred prior to such balance sheet date. For purposes of making the computation referred to above, any Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and disposed or discontinued operations that have been made by the Parent Guarantor or any of its Restricted Subsidiaries on or prior to or simultaneously with the Consolidated Indebtedness to Consolidated Equity Ratio Calculation Date shall be calculated on a Pro Forma Basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and disposed or discontinued operations had occurred prior to the Consolidated Indebtedness to Consolidated Equity Ratio Calculation Date.
Notwithstanding anything to the contrary in this Indenture, (A) for purposes of the calculation of the Consolidated Indebtedness to Consolidated Equity Ratio, the Parent Guarantor may elect to treat all or any portion of the commitment (such amount elected until revoked as described below, the “Elected Amount”) under any Indebtedness (“Specified Indebtedness”) as being Incurred as of such determination date and (i) any subsequent Incurrence of Specified Indebtedness under such commitment (so long as the aggregate amount of all outstanding Specified Indebtedness after giving effect to such subsequent Incurrence does not exceed the Elected Amount) shall not be deemed, for purposes of each such calculation, to be an Incurrence of additional Indebtedness or an additional Lien at such subsequent time, (ii) the Parent Guarantor may revoke an election of an Elected Amount and (iii) for purposes of all subsequent calculations of the Consolidated Indebtedness to Consolidated Equity Ratio, as applicable, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding, to the extent that the Elected Amount has not been revoked in accordance with the immediately preceding clause (ii) or such commitments (or Specified Indebtedness outstanding under such commitments) are permanently reduced, cancelled or terminated in excess of the Elected Amount in accordance with their terms; and (B) with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that does not require compliance with a financial ratio or test (including Consolidated

Indebtedness to Consolidated Equity Ratio) (any such amounts (but excluding any amounts incurred under any revolving facility unless such Indebtedness has been permanently repaid and has not been replaced), the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that requires compliance with a financial ratio or test (including a test based on the Consolidated Indebtedness to Consolidated Equity Ratio) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that (i) the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts, and (ii) except as provided in clause (i), pro forma effect shall be given to all applicable and related transactions (including the use of proceeds of all applicable Indebtedness incurred and any repayments, repurchases and redemptions of Indebtedness) and all other adjustments as to which pro forma effect may be given under this Indenture.
Notwithstanding anything to the contrary herein, in the event an item of Indebtedness (or any portion thereof) is Incurred, any Investment or Restricted Payment is made or other transaction is undertaken in reliance on any ratio-based exceptions, thresholds and baskets, such ratio shall be calculated with respect to such Incurrence or other transaction without giving effect to amounts being utilized under any other exceptions, thresholds or baskets (other than ratio-based baskets) on the same date. Each item of Indebtedness that is Incurred, each Investment or Restricted Payment that is made and each other transaction undertaken will be deemed to have been Incurred or taken first, to the extent available, pursuant to the relevant ratio-based test.
For the avoidance of doubt, nothing in this definition shall prejudice or limit the right of the Parent Guarantor or any Restricted Subsidiary to make any adjustment or calculation (whether in relation to Consolidated Indebtedness, Total Assets, the Consolidated Indebtedness to Consolidated Equity Ratio, PSG Fixed Charge Coverage Ratio or otherwise) in accordance with any other term of this Indenture and all applicable metrics described in this definition will be calculated as set forth in Section 1.04.
“Consolidated Net Income” means, for any period, the net income (loss) attributable to the Parent Guarantor and its Restricted Subsidiaries determined on a consolidated basis on the basis of U.S. GAAP; provided, however, that there will not be included in such Consolidated Net Income:
(1)any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that the Parent Guarantor’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to the Parent Guarantor or any of its Restricted Subsidiaries as a dividend or other distribution or return on investment or could have been distributed, as reasonably determined by an Officer of the Parent Guarantor (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below);
(2)solely for the purpose of determining the amount available for Restricted Payments under clause (C)(i) of Section 4.05(a) hereof, any net income (loss) of any Restricted Subsidiary (other than Guarantors) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Parent Guarantor or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released (or such Person reasonably believes such restriction could be waived or released and is using commercially reasonable efforts to pursue such waiver or release reasonably promptly), (b) restrictions pursuant to the Notes or this Indenture, (c) restrictions pursuant to the Existing Notes, (d) restrictions pursuant to any Credit Facilities or any similar Indebtedness (including any Refinancing Indebtedness permitted under this Indenture), (e) restrictions pursuant to Permitted Securitization Indebtedness or Indebtedness permitted to be Incurred pursuant to the PSG Debt Basket and (f) any restrictions in existence on the Issue Date and other restrictions, that taken as a whole, are not materially less favorable to the holders of the Notes than such restrictions in effect on the Issue Date except that the Parent Guarantor’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Parent Guarantor or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause));
(3)any net gain (or loss) realized upon the sale or other disposition of any disposed or discontinued operations of the Parent Guarantor or any of its Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction but excluding pursuant to any sale of assets of a Similar Business) and related fees and expenses as well as any net income or loss from disposed or discontinued operations;
(4)any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense;
(5)the cumulative effect of a change in accounting principles;
(6)any (i) non-cash compensation charge or expense (or reimbursement for any charge or expense) arising from or relating to any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges (or reimbursement for such charges) in respect of any pension liabilities or other provisions and (ii) income (loss) or reimbursement attributable to deferred compensation plans or trusts;
(7)all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;
(8)any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;
(9)any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Parent Guarantor or any of its Restricted Subsidiaries owing to the Parent Guarantor or any of its Restricted Subsidiaries;
(10)any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by U.S. GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Parent Guarantor and its Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(11)any goodwill or other intangible asset amortization, impairment charge or write-off;
(12)the amount of any expense to the extent a corresponding amount is received in cash by the Parent Guarantor and its Restricted Subsidiaries from a Person other than the Parent Guarantor or its Restricted Subsidiaries under any agreement providing for reimbursement of any such expense, provided such reimbursement payment has not been included in determining Consolidated Net Income (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods);
(13)any unrealized tax refunds, other unrealized tax benefits or unrealized tax expenses; and
(14)an amount equal to the amount of tax distributions actually made to holders of the Capital Stock of such Person or any parent company of such Person in respect of such period in accordance with clause (9)(B) of Section 4.05(b), which shall be treated as though such amount had been paid as income taxes directly by such Person for such period.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation (including any obligation relating to a Legal Finance Asset, an asset sub-participation or the insurance of a Legal Finance Asset) that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:
(1)to purchase any such primary obligation or any property constituting direct or indirect security therefor;
(2)to advance or supply funds:
(A)for the purchase or payment of any such primary obligation; or
(B)to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3)to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.01 hereof or such other address as to which the Trustee may give notice of to the Issuer.
“Credit Facility” means, with respect to the Parent Guarantor or any of its Restricted Subsidiaries, one or more debt facilities, indentures or other arrangements (including commercial paper facilities and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Parent Guarantor as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.
“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action or refraining from taking an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.01 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become depositary pursuant to the applicable provision of this Indenture.
“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Parent Guarantor) of non-cash consideration received by the Parent Guarantor or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received by the Parent Guarantor or one of its Restricted Subsidiaries in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 4.07 hereof.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:
(1)matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or

(2)is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (a) the Stated Maturity of the Notes or (b) the date on which there are no Notes outstanding; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Parent Guarantor to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant Person with Section 4.05 hereof; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Parent Guarantor or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent Guarantor or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Equity Interests” means Capital Stock and all warrants, options, or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means (x) a sale or issuance of Capital Stock of the Parent Guarantor (other than Disqualified Stock) to any Person other than any of its Subsidiaries other than offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions, or (y) the sale or issuance of Capital Stock or other securities by a Parent to any Person other than the Parent Guarantor or any of its Subsidiaries, the proceeds of which are contributed to the equity (other than through the issuance of Disqualified Stock or through an Excluded Contribution) of the Parent Guarantor.
“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or Incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, or any successor thereto.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.
“Excluded Contribution” means Net Cash Proceeds or property or assets received by the Parent Guarantor as capital contributions to the equity (other than through the issuance of Disqualified Stock) of the Parent Guarantor after the Existing Notes Issue Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Parent Guarantor or any Subsidiary of the Parent Guarantor for the benefit of their employees to the extent funded by the Parent Guarantor or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Parent Guarantor, in each case, to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Parent Guarantor.

“Excluded Restricted Subsidiary” means any Subsidiary of the Parent Guarantor that is designated as a Restricted Subsidiary but prohibited or restricted, in the reasonable judgment of management of the Parent Guarantor, from guaranteeing the Notes by any applicable law, regulation or contractual restrictions existing at the time such Subsidiary becomes a Restricted Subsidiary and which, in the case of any such contractual prohibition or restriction, in the reasonable judgment of management of the Parent Guarantor, cannot be removed through commercially reasonable efforts; provided that a Subsidiary shall be deemed to be an Excluded Restricted Subsidiary if, in the reasonable judgment of management of the Parent Guarantor, such a Subsidiary guaranteeing the Notes would require either the Parent Guarantor or any Restricted Subsidiary to register as an “investment company” (as that term is defined in the Investment Company Act), or otherwise become subject to regulation under the Investment Company Act.
“Existing Notes” means (i) the U.K. Guarantor’s £175 million aggregate principal amount of 5.000% bonds due 2026; (ii) the U.S. Guarantor’s $180.0 million aggregate principal amount of 6.125% bonds due 2025; and (iii) the Issuer’s (A) $400.0 million aggregate principal amount of 6.250% senior notes due 2028, (B) $360.0 million aggregate principal amount of 6.875% senior notes due 2030 and (C) $675.0 million aggregate principal amount of 9.250% senior notes due 2031.
“Existing Notes Issue Date” means April 11, 2022.
“fair market value” may be (but is not required to be) conclusively established by means of an Officer’s Certificate or resolutions of the Board of Directors of the Parent Guarantor setting out such fair market value as determined by such Officer or such Board of Directors in good faith.
“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
“Global Note Legend” means the legend set forth in Section 2.01(d)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Rule 144A Global Notes and Regulation S Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Guarantee” means the guarantee of any Guarantor provided pursuant to the terms of this Indenture.
“Guarantor” means the U.S. Guarantor, U.K. Guarantor, Parent Guarantor and any other Restricted Subsidiary of the Parent Guarantor that guarantees the Notes; provided that any Excluded Restricted Subsidiary and any Securitization Entities shall not be deemed Guarantors.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap, cap or collar agreements, interest rate future or option contracts, commodity swap, cap or collar agreements, foreign exchange contracts, currency swap agreements, currency future or option contracts, credit- related derivatives and hedging instruments and other hedging agreements and transactions intended to hedge against financial, litigation or other risk or in connection with the investment in a Legal Finance Assets and any guarantees thereof; provided that Hedging Obligations shall not include any obligations entered into for speculative purposes, unless such obligations relate to litigation or other risk in connection with the investment in a Legal Finance Asset or any guarantees thereof.
“Holder” means each Person in whose name the Notes are registered on the Registrar’s books, which shall initially be the respective nominee of DTC.
“Immaterial Subsidiary” means any Restricted Subsidiary that (i) has not guaranteed any other Indebtedness of the Parent Guarantor and (ii) has Total Assets together with all other Immaterial Subsidiaries (as determined in accordance with U.S. GAAP) and consolidated operating income of less than 5.0% of the Parent Guarantor’s Total Assets and consolidated operating income (measured, in the case of Total Assets, at the end of the most recent fiscal period for which internal financial statements are available and, in the case of operating income, for the four quarters ended most recently for which internal financial statements are available, in each case measured on a Pro Forma Basis in accordance with Regulation S-X under the Securities Act giving effect to any acquisitions or dispositions of companies, division or lines of business since such balance sheet date or the start of such four quarter period, as applicable, and on or prior to the date of such acquisition or disposition).
“Incur” means issue, create, assume, enter into any guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.
“Indebtedness” means, with respect to any Person on any date of determination (without duplication):
(1)the principal of indebtedness of such Person for borrowed money;
(2)the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3)all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);
(4)the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;
(5)Capitalized Lease Obligations of such Person;
(6)the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by the Parent Guarantor) and (b) the amount of such Indebtedness of such other Persons;
(8)guarantees by such Person of the principal component of Indebtedness of other Persons to the extent guaranteed by such Person; and
(9)to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement).
The term “Indebtedness” shall not include any lease, concession or license of property (or guarantee thereof) which would be considered an operating lease under U.S. GAAP as in effect prior to January 1, 2019, any prepayments of deposits received from clients or customers in the ordinary course of business, or obligations under any license, permit or other approval (or guarantees given in respect of such obligations) Incurred prior to the Issue Date or in the ordinary course of business.
Other than as provided for herein, the amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture, and (other than with respect to letters of credit or guarantees or Indebtedness specified in clause (7) above) shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared on the basis of U.S. GAAP.
Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:
(1)Contingent Obligations Incurred in the ordinary course of business;
(2)obligations Incurred in connection with an investment in a Portfolio Asset;
(3)(x) in connection with the purchase by the Parent Guarantor or any Restricted Subsidiary of any business or other asset, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner and (y) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of a business or other asset to satisfy warrants or other unperformed obligations of the seller of such asset or business;
(4)any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto;

(5)accrued expenses and royalties, insurance liabilities or deferred tax liabilities;
(6)customary indemnification obligations;
(7)any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of such Person (provided that any such obligation appearing as such a liability shall continue to be excluded from Indebtedness to the extent (A) such Person is indemnified for the payment thereof by a solvent Person or (B) amounts to be applied to the payment therefor are in escrow); or
(8)for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes.
“Independent Financial Advisor” means an investment banking or accounting firm of international standing or any third party appraiser of international standing; provided, however, that such firm or appraiser is not an Affiliate of the Parent Guarantor.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” means the Notes issued on the Issue Date.
“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business, and excluding any purchase of Underlying Portfolio Assets, any Right to Collect Accounts or debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet (excluding any notes thereto) prepared on the basis of U.S. GAAP; provided, however, that (x) endorsements of negotiable instruments and documents in the ordinary course of business, (y) accounts receivable, extensions of trade credit or advances by the Parent Guarantor and its Restricted Subsidiaries on commercially reasonable terms in accordance with the Parent Guarantor’s or its Restricted Subsidiaries’ normal trade practices, as the case may be and (z) deposits made in the ordinary course of business and customary deposits into reserve accounts related to securitizations will not be deemed to be an Investment. If the Parent Guarantor or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Parent Guarantor or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time.

For purposes of Section 4.05 hereof:
(1)“Investment” will include the portion (proportionate to the Parent Guarantor’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Parent Guarantor at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent Guarantor will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Parent Guarantor’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Parent Guarantor’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined in good faith by the management of the Parent Guarantor) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and
(2)any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the management of the Parent Guarantor.
The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment, or other amount received by the Parent Guarantor or a Restricted Subsidiary in respect of such Investment (provided that, with respect to amounts received other than in the form of Cash Equivalents, such amount shall be equal to the fair market value of such consideration as determined in good faith by the management of the Parent Guarantor).
“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Investment Grade Securities” means:
(1)securities issued or directly and fully guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents);
(2)securities issued or directly and fully guaranteed or insured by a member of the European Union, or any agency or instrumentality thereof (other than Cash Equivalents);
(3)debt securities or debt instruments with a rating of “A-” or higher from S&P or “A3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Rating Organization, but excluding any debt securities or instruments constituting loans or advances among the Parent Guarantor and its Subsidiaries; and
(4)investments in any fund that invests exclusively in investments of the type described in clauses (1), (2) and (3) above which fund may also hold cash and Cash Equivalents pending investment or distribution.

“Investment Grade Status” shall occur when the Notes receive two of the following:
(1)a rating of “BBB-” or higher from S&P;
(2)a rating of “Baa3” or higher from Moody’s; and
(3)a rating of “BBB-” or higher from Fitch,
or the equivalent of such rating by any such rating organization or, if no rating of S&P, Moody’s or Fitch then exists, the equivalent of such rating by any other Nationally Recognized Statistical Rating Organization.
“Issue Date” means July 11, 2025.
“Joint Venture” means, as to any Person, any other Person designated as a “joint venture” (1) that is not a Subsidiary of such Person, (2) in which such Person owns less than 100% of the equity or voting interests and (3) which Person is engaged in a Similar Business; provided, however, that a Joint Venture may constitute an entity with respect to which all Capital Stock is widely held other than Capital Stock owned by such Person so long as such entity satisfies the foregoing criteria (including, by means of example and not in limitation thereof, a business development company which satisfies such criteria).
“LCT Provision” means any provision of this Indenture requiring a determination to be made in connection with a Limited Condition Transaction (or actions or transactions related thereto) with respect to:
(1)whether any Indebtedness (including Acquired Indebtedness) that is to be Incurred in connection with such Limited Condition Transaction is permitted to be Incurred under Section 4.06;
(2)whether any Lien to be Incurred in connection with such Limited Condition Transaction or to secure any Indebtedness related to such Limited Condition Transaction is permitted to be Incurred under Section 4.09 or the definition of “Permitted Liens”;
(3)whether any other transaction undertaken or proposed to be undertaken in connection with such Limited Condition Transaction complies with the covenants or agreements contained in this Indenture or the Notes; and
(4)any calculation of any ratio, basket or financial metric, including the Consolidated Indebtedness to Consolidated Equity Ratio, Total Assets and the PSG Fixed Charge Coverage Ratio, and whether a Default or Event of Default exists in connection with the foregoing.
“Legal Finance Asset” means any financial exposure to, or entitlement arising out of or in connection with, legal or regulatory risk.
“Legal Holiday” means each day that is a Saturday, Sunday or other day on which banking institutions in New York, New York, United States or in the state of the place of payment are authorized or required by law to close.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
“Limited Condition Transaction” means any (a) acquisition, merger, amalgamation, investment or similar transaction by the Parent Guarantor or its Restricted Subsidiaries of any assets, business or Person permitted to be acquired by this Indenture, (b) redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring notice, which may be conditional, in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, or (c) declaration of a Restricted Payment.
“Management Advances” means loans or advances made to, or guarantees with respect to loans or advances made by third parties to, directors, officers, employees or consultants of any Parent, the Parent Guarantor, any Restricted Subsidiary or Joint Venture:
(1)(a) in respect of travel, entertainment or moving related expenses Incurred in the ordinary course of business or (b) for purposes of funding any such person’s purchase of Capital Stock (or similar obligations) of the Parent Guarantor, its Restricted Subsidiaries or any Parent with (in the case of this sub-clause (b)) the approval of the Board of Directors of the Parent Guarantor;
(2)in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office; or
(3)not exceeding $30.0 million in the aggregate outstanding at any time.
“Management Stockholders” means the members of management of the Parent Guarantor (or any Parent) or its Subsidiaries who are holders of Capital Stock of the Parent Guarantor or of any Parent on the Issue Date.
“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of the Parent Guarantor on the date of the declaration of a Restricted Payment permitted pursuant to Section 4.05(b)(10) hereof multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange (or, if there is more than one principal securities exchange, the securities exchange chosen by the Parent Guarantor) on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.
“Maturity Date” means July 15, 2033.
“Minimum Denomination” means $200,000.
“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization registered under Section 15E of the Exchange Act (or under any applicable successor provision).
“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:
(1)all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, reasonable reserves against liabilities and all Taxes and Related Taxes paid or required to be paid or accrued as a liability under U.S. GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements, as determined by the management of the Parent Guarantor acting in good faith), as a consequence of such Asset Disposition;
(2)all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which by applicable law must be repaid out of the proceeds from such Asset Disposition;
(3)all distributions and other payments required to be made to other equity interest holders (other than any Parent, the Parent Guarantor or any of their respective Subsidiaries) in Subsidiaries or Joint Ventures as a result of such Asset Disposition; and
(4)the deduction of appropriate amounts required to be provided by the seller as a reserve, as determined by the management of the Parent Guarantor acting in good faith, on the basis of U.S. GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Parent Guarantor or any Restricted Subsidiary after such Asset Disposition.
“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale, reasonable reserves against liabilities and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements, as determined by the management of the Parent Guarantor acting in good faith).
“Non-Guarantor Subsidiaries” means the Subsidiaries of the Parent Guarantor, other than the Issuer and the Guarantors.
“Note Documents” means the Notes (including any Additional Notes) and this Indenture (including the Guarantees contained therein or any Guarantee included in a supplemental indenture).
“Notes” has the meaning assigned to it in the preamble to this Indenture. The Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including waiver, amendments, redemptions and offers to purchase. For the avoidance of doubt, unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued.
“Notes Obligations” means all Obligations of the Issuer and the Guarantors under this Indenture, the Notes and the Guarantees.
“Obligations” means any principal, interest (including, with respect to the Notes, interest that accrues after the commencement of an insolvency or bankruptcy case, regardless of whether such interest is an allowed claim under such case), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Offering Memorandum” means the Issuer’s offering memorandum dated July 8, 2025, relating to the initial offering of the Notes.
“Officer” means, with respect to any Person, (1) the Chief Executive Officer, the President, the Chief Investment Officer, the Chief Financial Officer, the Chief Risk Officer, the Chief Operating Officer, Chief Legal Officer, Secretary, Chief Compliance Officer, the Treasurer, any Managing Director, Executive Managing Director, Senior Managing Director, the General Counsel, the Controller, any Senior Vice President or any Director, (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity or (2) any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors of such Person.
“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person and meeting the requirements of this Indenture.
“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Parent Guarantor or its Subsidiaries.
“Parent” means any Person of which the Parent Guarantor at any time is or becomes a Subsidiary after the Issue Date and any holding companies established by any Permitted Holder for purposes of holding its investment in any Parent.
“Parent Expenses” means:
(1)costs (including all professional fees and expenses) Incurred by any Parent in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Indenture or any other agreement or instrument relating to Indebtedness of the Parent Guarantor or any Restricted Subsidiary or any Joint Venture, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder;
(2)customary indemnification obligations of any Parent owing to directors, managers, officers, employees or other Persons under its charter or by-laws or other organizational documents or pursuant to written agreements with any such Person to the extent relating to the Parent Guarantor and its Restricted Subsidiaries;
(3)obligations of any Parent in respect of director and officer insurance (including premiums therefor) to the extent relating to the Parent Guarantor and its Restricted Subsidiaries;
(4)any expenses or costs relating to Permitted Services, general corporate overhead expenses, including professional fees and expenses and other operational expenses of any Parent related to the ownership, operation or expansion of the business of the Parent Guarantor or any of its Restricted Subsidiaries or any Joint Venture; and

(5)expenses Incurred by any Parent in connection with any public offering or other sale of Capital Stock or Indebtedness:
(A)where the net proceeds of such offering or sale are intended to be received by or contributed to the Parent Guarantor or any of its Restricted Subsidiaries or any Joint Venture,
(B)in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed, or
(C)otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Parent Guarantor or the relevant Restricted Subsidiary or Joint Venture out of the proceeds of such offering promptly if completed.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, as applicable (and, with respect to DTC, shall include Euroclear and Clearstream).
“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash and Cash Equivalents between the Parent Guarantor or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with Section 4.07 hereof.
“Permitted Holder” means any of the following, (1) Christopher Bogart, Jonathan Molot, any Management Stockholders and any Related Party; (2) any Person who is acting as an underwriter in connection with a public or private offering of Capital Stock of the Parent Guarantor or any Parent, acting in such capacity; and (3) any group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) of which any of the foregoing, any holding company, or any Person or group that becomes a Permitted Holder specified in the last sentence of this definition are members. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.
“Permitted Investment” means (in each case, by the Parent Guarantor or any of its Restricted Subsidiaries):
(1)Investments in (a) a Restricted Subsidiary (including the Capital Stock of a Restricted Subsidiary) or the Parent Guarantor or (b) a Person (including the Capital Stock of any such Person) that will, upon the making of such Investment, become a Restricted Subsidiary;
(2)Investments in another Person if such Person is engaged in any Similar Business and as a result of such Investment such other Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets to, the Parent Guarantor or a Restricted Subsidiary;
(3)Investments in cash, Cash Equivalents or Investment Grade Securities;
(4)Investments in receivables owing to the Parent Guarantor or any Restricted Subsidiary created or acquired in the ordinary course of business;

(5)Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(6)Management Advances;
(7)Investments received in settlement, compromise or resolution of (1) debts or other obligations created in the ordinary course of business and owing to the Parent Guarantor or any Restricted Subsidiary or in exchange for any other Investment or accounts receivable held by the Parent Guarantor or any such Restricted Subsidiary, or as a result of foreclosure, workout negotiations, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (2) any litigation, arbitration, proceeding or other dispute with Persons who are not the Parent Guarantor or any of its Restricted Subsidiaries;
(8)Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including an Asset Disposition;
(9)Investments existing on the Issue Date or otherwise made pursuant to agreements or arrangements in effect on the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may not be increased except (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture;
(10)Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.06 hereof;
(11)pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 4.09 hereof;
(12)any Investment to the extent made using Capital Stock of the Parent Guarantor (other than Disqualified Stock) or Capital Stock of any Parent as consideration;
(13)any transaction to the extent constituting an Investment that is permitted and made in accordance with Section 4.08(b) hereof (except those described in clauses (1), (3), (4), (6), (8), (9) and (12) of Section 4.08(b) hereof);
(14)Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property or similar assets, in any case, in the ordinary course of business and in accordance with this Indenture;
(15)(i) guarantees not prohibited by Section 4.06 hereof and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business, and (ii) performance guarantees with respect to obligations incurred by the Parent Guarantor or any of its Restricted Subsidiaries that are permitted, or not prohibited, by this Indenture;

(16)Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Indenture;
(17)Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Parent Guarantor or merged into or consolidated with a Restricted Subsidiary after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(18)Investments consisting of licensing (or sub-licensing) or contribution of intellectual property pursuant to joint marketing or similar arrangements with other Persons;
(19)contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Parent Guarantor;
(20)Investments in Joint Ventures;
(21)Investments in Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (21) that are at the time outstanding, not to exceed the greater of (a) $125.0 million and (b) an amount equal to 2.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of Section 4.05 hereof of any amounts applied pursuant to clause (C) of Section 4.05(a) hereof); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) or (2) of this definition (to the extent permitted to be made under such clause (1) or (2) at such time) and shall not be included as having been made pursuant to this clause (21);
(22)Investments by the Parent Guarantor or any Restricted Subsidiary in Securitization Entities and in Securitization Assets (including Standard Securitization Undertakings) and other Investments made pursuant to, arising as a result of, or otherwise in connection with, any Securitization or other sale or financing of Securitization Assets or Investments in related securities or charge-off receivables in the ordinary course of business;
(23)Investments arising out of purchases of all remaining outstanding asset-backed securities of any Securitization Entity for the purpose of relieving the Parent Guarantor or a Subsidiary of the Parent Guarantor of the administrative expense of servicing such Securitization Entity;
(24)Investments by the Parent Guarantor or any Restricted Subsidiary in the form of loans, debt securities or similar related assets extended to non-Affiliate borrowers in connection with any origination of Legal Finance Assets of the Parent Guarantor or such Restricted Subsidiary in the ordinary course of business;
(25)Investments in a Similar Business as well as any Investments by the Parent Guarantor and its Restricted Subsidiaries in the ordinary course of their respective businesses investment activities;

(26)Investments that are necessary or advisable to comply with Regulatory Requirements;
(27)Investments by the Parent Guarantor or any Restricted Subsidiary in Registered Investment Adviser Entities that are Restricted Subsidiaries and other Investments made pursuant to, arising as a result of, or otherwise in connection with, the formation and operation of any Registered Investment Adviser Entity that is a Restricted Subsidiary;
(28)additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (28) that are at that time outstanding, not to exceed the greater of (a) $250.0 million and (b) an amount equal to 4.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of Section 4.05 hereof of any amounts applied pursuant to clause (C) of Section 4.05(a) hereof); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) or (2) of this definition (to the extent permitted to be made under such clause (1) or (2) at such time) and shall not be included as having been made pursuant to this clause (28); and
(29)the making of Investments if, at the time of the making of such Investment, and on a Pro Forma Basis (including the incurrence of any Indebtedness to finance such Investment and the application of the net proceeds thereof), the Consolidated Indebtedness to Consolidated Equity Ratio would not exceed 1.75 to 1.00.
“Permitted Liens” means, with respect to any Person:
(1)Liens on assets or property of a Restricted Subsidiary that is not a Guarantor securing Indebtedness (incurred in compliance with Section 4.06) of any Restricted Subsidiary that is not a Guarantor;
(2)pledges, deposits or Liens under workmen’s compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure surety, indemnity, judgment, appeal or performance bonds, guarantees of government contracts (or other similar bonds, instruments or obligations), or as security for contested taxes or as security for import or customs duties or for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business;
(3)Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s and repairmen’s or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith (whether by appropriate proceedings or otherwise);
(4)Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith (whether by appropriate proceedings or otherwise); provided that appropriate reserves required pursuant to U.S. GAAP have been made in respect thereof;

(5)encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Parent Guarantor and its Restricted Subsidiaries or to the ownership of their properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Parent Guarantor and its Restricted Subsidiaries;
(6)Liens (a) on assets or property of the Parent Guarantor or any Restricted Subsidiary securing Hedging Obligations permitted under this Indenture; (b) that are contractual rights of set-off or netting or, in the case of clause (i) or (ii) below, other bankers’ Liens (i) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash management, banking services or similar obligations incurred in the ordinary course of business of the Parent Guarantor or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Parent Guarantor or any Restricted Subsidiary or any Joint Venture in the ordinary course of business; (c) on cash accounts securing Indebtedness incurred under clauses (8)(c) and (e) of Section 4.06(b) hereof with financial institutions; (d) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to currency, interest rate or commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, but not for speculative purposes; or (e) (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and (iii) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not secure any Indebtedness;
(7)leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business;
(8)Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated or the period within which such proceedings may be initiated has not expired;
(9)Liens (i) on assets or property of the Parent Guarantor or any Restricted Subsidiary for the purpose of securing Capitalized Lease Obligations or Purchase Money Obligations, or securing the payment of all or a part of the purchase price of, or securing other Indebtedness Incurred to finance or refinance the acquisition, development, construction, lease, repairs, maintenance or improvement of assets or property acquired or constructed in the ordinary course of business (including Indebtedness incurred under clause (7) of Section 4.06(b) hereof); provided that (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and (b) any such Lien may not extend to any assets or property of the Parent Guarantor or any Restricted Subsidiary other than assets or property acquired, improved, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such assets and property and (ii) comprised of any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;
(10)Liens arising from UCC financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Parent Guarantor and its Restricted Subsidiaries in the ordinary course of business;
(11)Liens existing on the Issue Date;
(12)Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (or at the time the Parent Guarantor or a Restricted Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Parent Guarantor or any Restricted Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock); provided further that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate other than Liens securing property, other assets or stock pursuant to customary after acquired property clauses (which Liens shall be permitted pursuant to this clause (12)) that were in existence at the time such Person became a Restricted Subsidiary (or at the time the Parent Guarantor or such Restricted Subsidiary so acquired such property, other assets or stock) and not in anticipation of or in connection with such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock);
(13)(a) Liens on assets or property of the Parent Guarantor or any Restricted Subsidiary securing Indebtedness or other obligations of the Parent Guarantor or such Restricted Subsidiary owing to the Parent Guarantor or another Restricted Subsidiary, or (b) Liens in favor of the Parent Guarantor or any Restricted Subsidiary;
(14)Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under this Indenture; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder;
(15)(a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor has easement rights or on any leased property and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;
(16)any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any Joint Venture or similar arrangement pursuant to any Joint Venture or similar agreement;

(17)Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;
(18)Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the Incurrence of any Indebtedness or government securities, Cash Equivalents or other cash equivalents purchased with such cash, in either case to the extent such cash or government securities, Cash Equivalents or other cash equivalents prefund the payment of interest, fees and similar obligations on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;
(19)Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(20)(a) Liens securing the Notes (other than any Additional Notes) and the Guarantees thereof (and any Refinancing Indebtedness in respect thereof); and (b) Liens securing Indebtedness permitted to be Incurred under Section 4.06(b)(1) hereof (and any Refinancing Indebtedness in respect thereof);
(21)Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;
(22)Liens on any marketable securities portfolio described in clause (9) of the definition of “Cash Equivalents” in connection with the disposal thereof to a third party;
(23)Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods (which for the avoidance of doubt excludes Securitization Assets);
(24)Liens on equipment of the Parent Guarantor or any Restricted Subsidiary and located on the premises of any client or supplier in the ordinary course of business;
(25)Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted, or not prohibited, by this Indenture;
(26)Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers;
(27)Liens solely on any earnest money deposits (whether in cash or other assets) made in connection with any letter of intent or purchase agreement permitted hereunder;
(28)Liens (i) on advances (whether in cash or other assets) in favor of the seller of any property to be acquired in an Investment permitted pursuant to Permitted Investments to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell any property in an asset sale permitted under

Section 4.07 hereof, in each case, solely to the extent such Investment or asset sale, as the case may be, would have been permitted on the date of the creation of such Lien;
(29)Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed, at any one time outstanding, the greater of (a) $375.0 million and (b) an amount equal to 6.0% of Total Assets on the date such Indebtedness was Incurred;
(30)Liens on any amounts held by a trustee in the funds and accounts under an indenture securing any revenue, industrial or similar public purpose bonds, securities or other debt instruments issued for the benefit of the Parent Guarantor or any Restricted Subsidiary;
(31)Liens to secure Indebtedness of any Excluded Restricted Subsidiary securing Indebtedness of such Excluded Restricted Subsidiary that is permitted, or not prohibited, by the terms of this Indenture to be Incurred;
(32)(a) (i) Standard Securitization Undertakings and (ii) Liens on Securitization Assets and the proceeds thereof Incurred in connection with Permitted Securitization Indebtedness or guarantees thereof that are permitted, or not prohibited, by the terms of this Indenture to be Incurred; (b) Liens deemed to exist in connection with Investments in repurchase agreements; provided that, in the case of this clause (b), such Liens do not extend to any assets other than those that are the subject of such repurchase agreement; and (c) Liens securing obligations in connection with Investments comprised of total return swaps and repurchase agreements; provided that, in the case of this clause (c), such Liens do not extend to any assets other than those that are the subject of such total return swap or repurchase agreement;
(33)Liens that are necessary or advisable to comply with Regulatory Requirements;
(34)Liens or indemnification obligations (including obligations in respect of letters of credit, bank guarantees or insurance arrangements) relating to adverse cost arrangements or other arrangements requiring the Parent Guarantor or its Restricted Subsidiaries to make a future payment on account of a litigation outcome in connection with a Portfolio Asset, in each case, in the ordinary course of business; or
(35)Liens securing Indebtedness permitted to be Incurred pursuant to the PSG Debt Basket; provided that such Liens do not extend to any assets or property of the Parent Guarantor or any Restricted Subsidiary other than the assets and property of Specified Permitted Services Entities.
In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Parent Guarantor or the Issuer in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this Indenture and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified.
For purposes of this definition, the term Indebtedness shall be deemed to include interest on such Indebtedness including interest which increases the principal amount of such Indebtedness.

“Permitted Securitization Indebtedness” means Securitization Indebtedness; provided that the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any such Securitization Indebtedness for which the holder thereof has contractual recourse to the Parent Guarantor or its Restricted Subsidiaries to satisfy claims with respect to such Securitization Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Securitization Indebtedness shall not be Permitted Securitization Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to Section 4.06 hereof except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess is required to be incurred in compliance with Section 4.06 hereof).
“Permitted Services” means accounting and tax services, personnel services, legal, regulatory and compliance services, technology, communication, database and information services, utilities and usage of facilities, and marketing, communication and advertising services, and other services related to, or incidental or connected to, the operations or activities of a litigation finance or other specialty finance entity.
“Permitted Services Group” means one or more Specified Permitted Services Entities that are collectively designated as a “Permitted Services Group” by the Parent Guarantor.
“Person” means any individual, corporation, partnership, Joint Venture, association, joint-stock company, trust, unincorporated organization, limited liability company, governmental authority or any agency or political subdivision thereof or any other entity.
“Portfolio Assets” means all (a) Underlying Portfolio Assets (in each case, that are purchased by, acquired by or otherwise transferred from a third party to, the Parent Guarantor or any of its Restricted Subsidiaries pursuant to a purchase agreement or any other sale or investment agreement) in which the Parent Guarantor or any of its Restricted Subsidiaries has either a beneficial ownership interest or legal ownership (whether such ownership is in whole or in part) and (b) Right to Collect Accounts.
“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“Presumed Tax Rate” means, for any period, the greater of (i) the highest combined federal, state and local effective tax rate applicable to a corporation doing business in New York City with respect to income allocated to New York City, taking into account the deductibility of state and local taxes, and (ii) the highest combined federal, state and local effective tax rate applicable to an individual who is taxed as a resident of New York State and as a U.S. citizen, taking into account any deductibility of state and local taxes.
“Private Placement Legend” means the legend set forth in Section 2.01(d)(1) hereof to be placed on all Notes issued under this Indenture.
“Pro Forma Basis” means, with respect to the calculation of any test, financial ratio, basket or covenant under this Indenture, including the Consolidated Indebtedness to Consolidated Equity Ratio, the PSG Fixed Charge Coverage Ratio and Total Assets, as of any date, that pro forma effect will be given to any acquisition, merger, amalgamation, consolidation, investment, issuance, incurrence, assumption or repayment or redemption of Indebtedness

(including Indebtedness issued, incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated), any issuance or redemption of Preferred Stock or Disqualified Stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change, any designation of a Restricted Subsidiary as an Unrestricted Subsidiary or of an Unrestricted Subsidiary as a Restricted Subsidiary or any designation of a Restricted Subsidiary as a Specified Permitted Services Entity or any revocation of a designation of a Restricted Subsidiary as a Specified Permitted Services Entity, in each case that has occurred during the four consecutive fiscal quarter period being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or substantially simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person that became a Restricted Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period), in each case, as if each such event occurred on the first day of the Reference Period.
For purposes of making any computation referred to above:
(1)if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date on which the determination under this definition is made had been the applicable rate for the entire period (taking into account any swap contracts applicable to such Indebtedness if such swap contracts have a remaining term in excess of 12 months);
(2)interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Parent Guarantor to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with U.S. GAAP;
(3)interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Parent Guarantor may designate;
(4)interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and
(5)to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X under the Securities Act.
Any pro forma calculation may include adjustments calculated to give effect to any Pro Forma Cost Savings; provided that any such adjustments that consist of reductions in costs and other operating improvements or synergies shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Cost Savings”.
“Pro Forma Cost Savings” means, without duplication of any amounts referenced in the definition of “Pro Forma Basis”, an amount equal to the amount of “run rate” cost savings, operating expense reductions, operating improvements (including the entry into, amendment or renegotiation of any material contract or arrangement) and cost synergies (it being understood and agreed that “run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken, net of the amount of actual benefits realized during such period from such actions) projected by the Parent Guarantor (or any successor thereto) or any direct or indirect parent of the Parent Guarantor to be reasonably anticipated to be realizable calculated on a Pro Forma Basis; provided that such cost savings, operating expense reductions, operating improvements or cost synergies are reasonably identifiable and quantifiable and are to be realized as a result of actions initiated or to be initiated or taken on or prior to the date that is 24 months after the consummation of the applicable acquisition, merger, amalgamation, consolidation, investment, disposition, or operational change or other action or transaction; provided further that no cost savings, operating expense reductions, operating improvements or cost synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or PSG EBITDA, as applicable, whether through a pro forma adjustment, add back exclusion or otherwise, for such period.
“PSG EBITDA” means, with respect to any applicable Permitted Services Group for any period, the Consolidated Net Income of such Permitted Services Group (with references to “Parent Guarantor” in the definition of Consolidated Net Income replaced with references to “Permitted Services Group” for purposes of this definition of PSG EBITDA, other than the reference to “Officer of the Parent Guarantor”), for such period, adjusted as follows (without duplication):
(1)plus an amount equal to any extraordinary loss plus any net loss realized by such Permitted Services Group (including any fees, costs and expenses incurred) in connection with an Asset Disposition, to the extent such losses were deducted in computing such Consolidated Net Income;
(2)     plus provision for taxes based on or by reference to income, profits or capital of such Permitted Services Group for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income;
(3)     plus the PSG Fixed Charges of such Permitted Services Group for such period, to the extent that such PSG Fixed Charges were deducted in computing such Consolidated Net Income;
(4)     plus depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including non-cash impairment charges but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Permitted Services Group for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income;
(5)     minus non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, determined in accordance with U.S. GAAP.
“PSG Fixed Charge Coverage Ratio” means, with respect to any Permitted Services Group as of the date of determination, the ratio of (a) PSG EBITDA of such Permitted Services Group for the most recent four consecutive fiscal quarters ending immediately prior to such determination date (the “FCCR Reference Period”) for which internal financial statements are available (determined on a Pro Forma Basis) to (b) the PSG Fixed Charges of such Permitted Services Group for the FCCR Reference Period. Subject to the immediately succeeding paragraph, in the event that the applicable Permitted Services Group Incurs, assumes, guarantees, redeems, defeases, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) subsequent to the commencement of the FCCR Reference Period but prior to or simultaneously with the event for which the calculation of the PSG Fixed Charge Coverage Ratio is made (the “PSG Fixed Charge Coverage Ratio Calculation Date”), then the PSG Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, guarantee, redemption, defeasance, retirement or extinguishment of Indebtedness as if the same had occurred on the first day of the FCCR Reference Period. For purposes of making the computation referred to above, any Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, operational changes, business expansions and disposed or discontinued operations that have been made by the applicable Permitted Services Group, during the FCCR Reference Period or subsequent to the FCCR Reference Period and on or prior to or simultaneously with the PSG Fixed Charge Coverage Ratio Calculation Date shall be calculated on a Pro Forma Basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, operational changes, business expansions and disposed or discontinued operations had occurred on the first day of the FCCR Reference Period.
Notwithstanding anything to the contrary in this Indenture, (A) for purposes of the calculation of the PSG Fixed Charge Coverage Ratio, the Parent Guarantor may elect to treat all or any portion of the commitment (such amount elected until revoked as described below, the “PSG Elected Amount”) under any Indebtedness of any Permitted Services Group (“PSG Specified Indebtedness”) as being Incurred as of such determination date and (i) any subsequent Incurrence of PSG Specified Indebtedness under such commitment (so long as the aggregate amount of all outstanding PSG Specified Indebtedness after giving effect to such subsequent Incurrence does not exceed the PSG Elected Amount) shall not be deemed, for purposes of each such calculation, to be an Incurrence of additional Indebtedness or an additional Lien at such subsequent time, (ii) the Parent Guarantor may revoke an election of a PSG Elected Amount and (iii) for purposes of all subsequent calculations of the PSG Fixed Charge Coverage Ratio, as applicable, the PSG Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding, to the extent that the PSG Elected Amount has not been revoked in accordance with the immediately preceding clause (ii) or such commitments (or PSG Specified Indebtedness outstanding under such commitments) are permanently reduced, cancelled or terminated in excess of the PSG Elected Amount in accordance with their terms; and (B) with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that does not require compliance with a financial ratio or test (including the PSG Fixed Charge Coverage Ratio) (any such amounts (but excluding any amounts incurred under any revolving facility unless such Indebtedness has been permanently repaid and has not been replaced), the “PSG Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that requires compliance with a financial ratio or test (including a test based on the PSG Fixed Charge Coverage Ratio) (any such amounts, the “PSG Incurrence-Based Amounts”), it is understood and agreed that (i) the PSG Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the PSG Incurrence-Based Amounts, and (ii) except as provided in clause (i), pro forma effect shall be given to all applicable and related transactions (including the use of proceeds of all applicable Indebtedness incurred and any repayments, repurchases and redemptions of Indebtedness) and all other adjustments as to which pro forma effect may be given under this Indenture.
Notwithstanding anything to the contrary herein, in the event an item of Indebtedness (or any portion thereof) is Incurred, any Investment or Restricted Payment is made or other transaction is undertaken in reliance on any ratio-based exceptions, thresholds and baskets, such ratio shall be calculated with respect to such Incurrence or other transaction without giving effect to amounts being utilized under any other exceptions, thresholds or baskets (other than ratio-

based baskets) on the same date. Each item of Indebtedness that is Incurred, each Investment or Restricted Payment that is made and each other transaction undertaken will be deemed to have been Incurred or taken first, to the extent available, pursuant to the relevant ratio-based test.
For the avoidance of doubt, nothing in this definition shall prejudice or limit the right of the Parent Guarantor or any Restricted Subsidiary to make any adjustment or calculation (whether in relation to Consolidated Indebtedness, Total Assets, the Consolidated Indebtedness to Consolidated Equity Ratio, PSG Fixed Charge Coverage Ratio or otherwise) in accordance with any other term of this Indenture and all applicable metrics described in this definition will be calculated as set forth in Section 1.04 above.
“PSG Fixed Charges” means, with respect to any Permitted Services Group for any period, the sum of (without duplication):
(1) the consolidated interest expense of such Permitted Services Group for such period, whether paid or accrued, excluding any interest payable to the Parent Guarantor or any Restricted Subsidiary;
(2) the consolidated interest expense of such Permitted Services Group that was capitalized during such period, excluding any interest payable to the Parent Guarantor or any Restricted Subsidiary;
(3) all dividends or other distributions paid in cash on any series of Preferred Stock of any Specified Permitted Services Entity in such Permitted Services Group during such period, excluding dividends payable to the Parent Guarantor or any Restricted Subsidiary; and
(4) all dividends or other distributions paid in cash on any series of Disqualified Stock of any Specified Permitted Services Entity in such Permitted Services Group during such period, excluding dividends payable to the Parent Guarantor or any Restricted Subsidiary,
in each case, as determined in accordance with U.S. GAAP .
“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Purchaser” means a qualified purchaser as defined in Section 2(a)(51) of the Investment Company Act.
“Rating Agencies” means:
(1)S&P;
(2)Moody’s;

(3)Fitch; or
(4)to the extent any of S&P, Moody’s or Fitch do not make a rating on the Notes publicly available for reasons outside of our control, a nationally recognized securities rating agency or agencies, as the case may be, selected by us, which shall be substituted for S&P, Moody’s or Fitch, as the case may be.
“Rating Date” means the date that is 90 days prior to the earliest of (i) a Change of Control, (ii) the date of public notice of the occurrence of a Change of Control or (iii) the date of public notice of the intention by the Parent Guarantor to effect a Change of Control.
“Rating Decline” means the occurrence of the events described in (a) or (b) of this definition on, or within 90 days after the earlier of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) the date of public notice of the intention of the Parent Guarantor to effect a Change of Control (which 90-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by a Rating Agency): (a) if the Notes are rated by two of the Rating Agencies on the Rating Date providing Investment Grade Status, the rating of the Notes shall be reduced so that the Notes are rated one or more gradations below Investment Grade Status by two of the Rating Agencies, or (b) if the Notes are rated below Investment Grade Status by at least one Rating Agency, the ratings of the Notes by two of the Rating Agencies shall be decreased by one or more gradations (including, in each case, gradations within rating categories, as well as between rating categories).
“Realizable Value” of an asset means the lesser of (x) if applicable, the face value of such asset and (y) the market value of such asset as determined by the Parent Guarantor in accordance with the agreement governing the applicable Securitization Indebtedness, as the case may be (or, if such agreement does not contain any related provision, as determined in good faith by management of the Parent Guarantor); provided, however, that the realizable value of any asset described above which an unaffiliated third party has a binding contractual commitment to purchase from the Parent Guarantor or any of its Restricted Subsidiaries shall be the minimum price payable to the Parent Guarantor or such Restricted Subsidiary for such asset pursuant to such contractual commitment.
“Refinance” or “refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances”, “refinanced”, “refinancing”, “Refinances”, “Refinanced” and “Refinancing” as used for any purpose in this Indenture shall have a correlative meaning.
“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Parent Guarantor that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of the Parent Guarantor or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:
(1)the Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is the same as or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced or, if less, the Notes;

(2)if the Indebtedness being refinanced constituted Subordinated Indebtedness, such Refinancing Indebtedness is subordinated to the Notes or the applicable Guarantee on terms, taken as a whole, at least as favorable in all material respects to the Holders as those contained in the documentation governing the Indebtedness being refinanced;
(3)Refinancing Indebtedness shall not include:
(i)Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Parent Guarantor that is not a Guarantor or the Issuer that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Parent Guarantor, the Issuer or a Guarantor; or
(ii)Indebtedness, Disqualified Stock or Preferred Stock of the Parent Guarantor or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;
provided further that (a) subclauses (1), (2) and (3) of this definition will not apply to any Refinancing Indebtedness Incurred by any Permitted Services Group pursuant to the PSG Debt Basket and (b) subclause (1) of this definition will not apply to any revolving or similar credit facility. For purposes of determining compliance with subclause (1) above, this Indenture will assume that (solely for purposes of such determination) the maturity date of the Notes is the Maturity Date.
“Registered Investment Adviser Entity” means any Person (whether or not a Restricted Subsidiary of the Parent Guarantor) established for the purpose of establishing or operating a Person that is an investment adviser registered with the SEC pursuant to the Investment Advisers Act of 1940, as amended, or any of its Subsidiaries or any special purpose Subsidiaries established or operated by any of the foregoing.
“Regulatory Authority” means any federal, state, local, foreign or other government or any political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government and having direct or indirect jurisdiction over the Parent Guarantor or any of its Subsidiaries or any Joint Venture or any Securitization Entity or any businesses or activities, respectively, thereof, or any Parent or any of its businesses or activities.
“Regulatory Requirements” means all applicable laws, rules, regulations, orders, requirements, guidelines, interpretations, directives and requests (whether or not having the force of law) from and of, and plans, memoranda and agreements with, any Regulatory Authority.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 under Regulation S.

“Related Party” means:
(1)any controlling stockholder, partner or member, or any 50% (or more) owned Subsidiary, or immediate family member (in the case of an individual) (for the avoidance of doubt, including a spouse, parent, sibling, child or grandchild), of any of Christopher Bogart, Jonathan Molot or a Management Stockholder; or
(2)any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 50% or more controlling interest of which consist of any of Christopher Bogart, Jonathan Molot or a Management Stockholder, or such other Persons referred to in the immediately preceding clause.
“Related Taxes” means for any taxable period of the Parent Guarantor, either:
(a)if, for such period, the Parent Guarantor is a corporation for U.S. federal income tax purposes and for so long as the Parent Guarantor is a member of a group filing a consolidated, unitary, combined or similar tax return with any Parent, any consolidated, unitary, combined or similar Taxes measured by income for which such Parent is liable, up to an amount not to exceed the amount of any such Taxes that the Parent Guarantor and its Subsidiaries that are members of such group would have been required to pay on a separate group basis if the Parent Guarantor and such Subsidiaries had paid such Taxes on a consolidated, unitary, combined or similar basis on behalf of a group consisting only of the Parent Guarantor and such Subsidiaries; provided that the amount of permitted payments in respect of such Taxes with respect to any Unrestricted Subsidiary shall not exceed the amount actually paid by such Unrestricted Subsidiary to the Parent Guarantor or its Restricted Subsidiaries for the relevant taxable period; or
(b)if, for such period the Parent Guarantor is a partnership or disregarded entity for U.S. federal income tax purposes, tax distributions (which may be paid on a quarterly basis to satisfy estimated tax obligations) to the owners of equity of the Parent Guarantor in an aggregate amount equal to the product of (i) the Parent Guarantor’s aggregate net taxable income for such period (in the case of a disregarded entity, computed as if such entity were a partnership) and (ii) the Presumed Tax Rate; provided that the aggregate amount of Related Taxes determined under this paragraph (b) for any taxable period shall be reduced by the excess of (A) the product of (x) the taxable income of any Unrestricted Subsidiary for such taxable period included in the calculation of clause (i) above and (y) the rate described in clause (ii) above, over (B) the amount distributed by such Unrestricted Subsidiary to the Parent Guarantor or its Restricted Subsidiaries for the relevant taxable period.
“Restricted Investment” means any Investment other than a Permitted Investment.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” means any Subsidiary of the Parent Guarantor other than an Unrestricted Subsidiary.
“Right to Collect Account” means an Underlying Portfolio Asset that is owned by a third party and in respect of which the Parent Guarantor or a Restricted Subsidiary is entitled to collect and retain substantially all of the amounts due under such Underlying Portfolio Asset or to receive amounts equivalent thereto.
“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global Inc., or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
“Sale and Leaseback Transaction” means any arrangement providing for the leasing by the Parent Guarantor or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Parent Guarantor or such Restricted Subsidiary to a third Person in contemplation of such leasing.
“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.
“Section 3(c)(7)” means Section 3(c)(7) of the Investment Company Act.
“Secured Indebtedness” means any Indebtedness of the Parent Guarantor or any of its Restricted Subsidiaries secured by a Lien.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.
“Securitization” means a public or private transfer, sale or financing of servicing advances, loans, letters of credit, bank guarantees, bankers’ acceptances, bills, notes, certificates, bonds, derivatives (including swaps and total return swaps), Legal Finance Assets and other debt and credit instruments, securities, assets and products (including all debt and credit instruments, securities, assets and products and other related instruments, securities, assets and products (including warrants, convertible debt instruments and other debt-equity hybrids) and other incidental, ancillary or connected instruments, securities, assets and products or other similar or related assets (including investment rights with respect to Capital Stock)) or other similar or related assets, installment contracts, accounts receivable, receivable assets and any other assets capable of being securitized (collectively, the “Securitization Assets”) by which the Parent Guarantor or any of its Restricted Subsidiaries directly or indirectly securitizes a pool of specified Securitization Assets including any such transaction involving the sale, contribution or transfer of specified servicing advances or loans to a Securitization Entity.
“Securitization Asset” has the meaning set forth in the definition of “Securitization”.
“Securitization Entity” means (i) any Person (whether or not a Restricted Subsidiary of the Parent Guarantor) issuing asset-backed or loan-backed or loan pass-through securities or other similar asset-backed or loan-backed or loan pass-through Indebtedness (including collateralized loan obligations, debt securities, net interest margin securities and other similar or related assets), including any Person established or operated for the purpose of consummating a Securitization, and (ii) any special purpose Subsidiary established or operated for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (i) or holding securities or other Indebtedness in any related Securitization Entity, regardless of whether such Person is an issuer of securities or other Indebtedness.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Securitization.
“Securitization Indebtedness” means (i) Indebtedness of the Parent Guarantor or any of its Restricted Subsidiaries incurred pursuant to Securitizations and (ii) any Indebtedness comprised of notes, securities or other instruments issued by a Securitization Entity pursuant to a Securitization and acquired or retained by the Parent Guarantor or any of its Restricted Subsidiaries.
“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Securitization to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Senior Indebtedness” means Indebtedness of the Parent Guarantor which ranks equally in right of payment of the Notes, including the Existing Notes, or any guarantee if such guarantee ranks equally in right of payment to the Guarantees.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.
“Similar Business” means (a) any businesses, services or activities engaged in by the Parent Guarantor, any of its Subsidiaries or any Associates on the Issue Date and (b) any businesses, services and activities engaged in by the Parent Guarantor, any of its Subsidiaries or any Associates that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions, expansions or developments of any thereof.
“Specified Permitted Services Entity” means any Restricted Subsidiary (including any newly acquired or newly formed Restricted Subsidiary or a Person becoming a Restricted Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) designated by the Parent Guarantor as a “Specified Permitted Services Entity”, which designation has not been revoked in accordance with the last sentence of this definition; provided that the Parent Guarantor may only make such designation if, at the time of the designation, the Parent Guarantor determines that Permitted Services comprise a majority of such Restricted Subsidiary’s business or projected business. The Parent Guarantor may revoke an election of a Specified Permitted Services Entity at any time; provided that such revocation will be deemed to be an Incurrence of Indebtedness and the granting of a Lien by such Specified Permitted Services Entity of any outstanding Indebtedness or Lien of such Specified Permitted Services Entity, if any, and such designation will only be permitted if (1) such Indebtedness and Liens are then permitted under the covenants described in Section 4.06 and Section 4.09 (but, for this purpose, determined without reliance on clause (35) of the definition of “Permitted Liens” or subclauses (a)(i) or (b)(i) of clause (5) or clause (17) of the second paragraph under the covenant described in Section 4.06) calculated on a Pro Forma Basis as if such revocation had occurred at the beginning of the applicable reference period; and (2) no Event of Default would be in existence following such revocation.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Parent Guarantor or any Subsidiary of the Parent Guarantor which the Parent Guarantor has determined in good faith to be customary in a

Securitization, including those relating to the investment management, servicing or other administration of the assets of a Securitization Entity, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Subordinated Indebtedness” means, with respect to any Person, any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated in right of payment to the Notes or a Guarantee, as applicable, pursuant to a written agreement.
“Subsidiary” means, with respect to any Person:
(1)any corporation, association, or other business entity (other than a partnership, Joint Venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or
(2)any partnership, Joint Venture, limited liability company, designated activity company or similar entity of which:
(A)more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and
(B)such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Subsidiary Guarantor” means each Subsidiary of the Parent Guarantor that guarantees the Notes.
“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any governmental authority or other taxing authority.
“Total Assets” mean, as of any date of determination, the total assets of the Parent Guarantor and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Parent Guarantor and its Restricted Subsidiaries that is internally available, determined on a Pro Forma Basis.
“Treasury Rate” means in the case of a redemption of the Notes, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 which has become publicly available at least two Business Days (but not more than five Business Days)

prior to the Redemption Date (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Parent Guarantor in good faith)) most nearly equal to the period from the Redemption Date to July 15, 2028; provided, however, that if the period from the Redemption Date to July 15, 2028 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“Trust Officer” means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee)or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, in each case, having direct responsibility for the administration of this Indenture.
“Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee hereunder, until a successor replaces it and, thereafter, means the successor.
“Underlying Portfolio Asset” means (1) a single or a group of Legal Finance Assets; and (2) any right of collection in connection with a Legal Finance Asset or other non-performing asset in the ordinary course of business; and in each case, however pooled, aggregated, fractionally owned or contractually divided and including, for the avoidance of doubt, any Legal Finance Asset principally owned by any of the Parent Guarantor’s Registered Investment Adviser Entities or Unrestricted Subsidiaries.
“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of New York from time to time.
“Unrestricted Subsidiary” means:
(1)any Subsidiary of the Parent Guarantor that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Parent Guarantor in the manner provided below);
(2)any Person that is not a Subsidiary of the Parent Guarantor, but that is consolidated into the financial statements of the Parent Guarantor for reporting purposes; and
(3)any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors of the Parent Guarantor may designate any Subsidiary of the Parent Guarantor (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary only if:
(1)such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Parent Guarantor or any other Subsidiary of the Parent Guarantor which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and
(2)such designation and the Investment of the Parent Guarantor in such Subsidiary is not prohibited by Section 4.05 hereof.

As of the Issue Date, the following entities shall be Unrestricted Subsidiaries: Burford Advantage Master Fund LP, Burford Advantage Feeder Fund A LP, Burford Advantage Feeder Fund B LP, Burford Lending LLC, Burford Opportunity Fund C LP, Colfax FundingCo, LLC, Mellor Investments LLC (formerly known as Forest Hills Investments LLC), Mintorn Investment Limited and each of their respective Subsidiaries.
“U.K. Guarantor” means Burford Capital PLC.
“U.S. GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time; provided that, except for the purpose of the financial statements and other financial information required by the covenant described in Section 4.03 hereof, if there occurs or has occurred a change in generally accepted accounting principles in the United States of America and such change would cause a change in the method of calculation of any standard, term or measure used in this Indenture (an “Accounting Change”), then the Issuer may elect that such standard, term or measure shall be calculated as if such Accounting Change had not occurred. For the avoidance of doubt, solely making an election referred to in this definition will not (i) be treated as an Incurrence of Indebtedness or (ii) have the effect of rendering invalid any Restricted Payment or other action made prior to such election pursuant to the covenant described in Section 4.05 hereof, any Incurrence of Indebtedness Incurred prior to such election pursuant to the covenant described in Section 4.06 or any incurrence of Liens prior to such election pursuant to the covenant described in Section 4.09 (or any other action conditioned on compliance with a financial ratio or test) if such Restricted Payment, Investment, Incurrence or other action was valid under this Indenture on the date made, Incurred or taken, as the case may be.
“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the Parent Guarantor thereof, or money market securities that invest solely in the foregoing, and in the case of (1) and (2) above, shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.
“U.S. Guarantor” means Burford Capital Finance LLC.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that (i) if such Person is a corporation, is on such date entitled to vote in the election of such corporation’s Board of Directors or any committee thereof duly authorized to act on behalf of such board or (ii) if such Person is an entity other than a corporation, is on such date entitled to vote in the election of the group or individual exercising the authority with respect to such Person generally vested in a Board of Directors.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:
(1)the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by
(2)the sum of all such payments.
Section 1.02Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.07(b)(3)
“Affiliate Transaction”	4.08(a)
“Alternate Offer”	4.10(a)
“Asset Disposition Offer”	4.07(c)
“Authentication Order”	2.02(c)
“Change of Control Offer”	4.10(a)
“Change of Control Payment”	4.10(a)
“Change of Control Payment Date”	4.10(a)(2)
“Company Website”	4.03(e)
“Covenant Defeasance”	8.03
“DTC”	2.03(a)
“Event of Default”	6.01
“Excess Proceeds”	4.07(c)
“Excess Proceeds Threshold”	4.07(c)
“includes”	1.03(9)
“including”	1.03(9)
“Indenture”	Preamble
“Issuer”	Preamble
“LCT Election”	1.04(a)
“LCT Test Date”	1.04(a)
“Legal Defeasance”	8.02
“Notes”	Preamble
“Offer Amount”	3.09(b)

Term	Defined in Section
“Offer Period”	3.09(b)
“Option of Holder to Elect Purchase”	4.10(a)(5)
“Parent Guarantor”	Preamble
“Paying Agent”	2.03
“Permitted Payments”	4.05(b)
“Purchase Date”	3.09(b)
“Redemption Date”	3.07(b)
“Refunding Capital Stock”	4.05(b)(2)
“Registrar”	2.03
“Restricted Payment”	4.05(a)(4)
“Reversion Date”	4.12(b)
“Section 3(c)(7) Reminder Notice”	2.08(a)
“Specified Courts”	12.06
“Successor Company”	5.01(a)(1)
“Suspended Covenants”	4.12(a)(2)
“Suspension Period”	4.12(b)
“Trustee”	8.05

Section 1.03Rules of Construction. Unless the context otherwise requires:
(1)a term has the meaning assigned to it;
(2)an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP;
(3)“or” is not exclusive;
(4)words in the singular include the plural, and in the plural include the singular;
(5)“will” shall be interpreted to express a command;
(6)provisions apply to successive events and transactions;
(7)references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(8)unless the context otherwise requires, any reference to an “Article,” “Section,” “paragraph,” or “clause” refers to an Article, Section, paragraph or clause, as the case may be, of this Indenture;
(9)the terms “includes,” “including” and similar words shall be deemed to be followed by without limitation;
(10)in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”; and
(11)the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.
Section 1.04Measuring Compliance.
(a)When calculating compliance with any LCT Provision, the Issuer may, at its option (the Issuer’s election to exercise such option, which may be made at any time, an “LCT Election”), elect that the date of determination for such LCT Provision (the “LCT Test Date”) shall be deemed to be the date the definitive agreement or agreements for such Limited Condition Transaction are entered into (or, if applicable, the date any agreement to repay, repurchase or refinance Indebtedness, Disqualified Stock or Preferred Stock is entered into, the date of any irrevocable notice, which may be conditional, of any repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock that is given to the holders thereof, or the date of declaration of a Restricted Payment), and if, after giving effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, investments, the Incurrence of Indebtedness or the issuance of Disqualified Stock or Preferred Stock and the use of proceeds therefrom, the Incurrence of Liens and Restricted Payments) on a Pro Forma Basis, the Parent Guarantor or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such LCT Provision, such LCT Provision shall be deemed to have been complied with (or satisfied) for all purposes under this Indenture (in the case of Indebtedness, for example, regardless of whether such Indebtedness is committed, issued or otherwise Incurred at the LCT Test Date or at any time thereafter); provided, that compliance with such LCT Provision shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction or any actions or transactions related thereto (including acquisitions, investments, the Incurrence of Indebtedness or the issuance of Disqualified Stock or Preferred Stock and the use of proceeds therefrom, the Incurrence of Liens and Restricted Payments).
(b)For the avoidance of doubt, if the Issuer has made an LCT Election, (1) if any of the LCT Provisions for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of changes in any such ratio, test or basket, including due to changes in currency exchange rates, interest rates, Consolidated Indebtedness, Total Assets, Consolidated Equity, PSG EBITDA or PSG Fixed Charges of the Parent Guarantor or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such changes; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated and the date that the definitive agreement or date for redemption, purchase, repayment or refinancing specified in the irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested after giving pro forma effect to such Limited Condition Transaction as though such Limited Condition Transaction had occurred on the LCT Test Date and remained outstanding thereafter; (4) if financial statements for one or more subsequent fiscal quarters shall have become available, the Issuer may elect, in its sole discretion, to re- determine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable LCT Test Date for purposes of such baskets, ratios and financial metrics; and (5) if any ratios or financial metrics improve or baskets increase as a result of such changes, such improved ratios, financial metrics or baskets may be utilized. In addition, in connection with a Limited Condition Transaction, compliance with any requirement relating to the absence of a Default or Event of Default may be determined as of the LCT Test Date and not as of any later date as would otherwise be required under this Indenture, except to the extent compliance with the relevant LCT Provision is redetermined as contemplated by clause (4) of the immediately preceding sentence.
(c)Notwithstanding anything to the contrary herein, in the event an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) is Incurred or issued, any Lien is Incurred, any Restricted Payment is made or other transaction is undertaken in reliance on the Consolidated Indebtedness to Consolidated Equity Ratio or PSG Fixed Charge Coverage Ratio, such ratio shall be calculated with respect to such Incurrence, issuance or other transaction without giving effect to amounts being utilized under any other basket on the same date, and each item of Indebtedness, Disqualified Stock or Preferred Stock that is Incurred or issued, each Lien Incurred, each Restricted Payment made and each other transaction undertaken will be deemed to have been Incurred, issued, made or taken first, to the extent available, pursuant to the Consolidated Indebtedness to Consolidated Equity Ratio or PSG Fixed Charge Coverage Ratio, as applicable.
(d)If a proposed action, matter, transaction or amount (or a portion thereof) is incurred or entered into pursuant to a numerical permission and at a later time would subsequently be permitted under a ratio-based permission, unless otherwise elected by the Parent Guarantor, such action, matter, transaction or amount (or a portion thereof) shall automatically be reclassified to such ratio-based permission.
Article II.

THE NOTES
Section 2.01Form and Dating.
(a)General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of the Minimum Denomination and integral multiples of $1,000 in excess thereof. Initial Notes and Additional Notes shall be issued in the form of a Rule 144A Global Note or a Regulation S Global Note, in each case, substantially in the form of Exhibit A and may only be offered and resold to QIBs that are also Qualified Purchasers in reliance on Rule 144A or to non-U.S. persons who are also Qualified Purchasers in offshore transactions in compliance with Regulation S. Notwithstanding anything to the contrary herein, the Parent Guarantor, the Issuer and the Trustee may amend the terms of this Indenture and the Notes without the consent of holders to enable an Institutional Accredited Investor that is also a Qualified Purchaser to hold a beneficial interest in the Notes.
The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b)Payment. The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Paying Agent or Registrar designated by the Issuer maintained for such purpose (which shall initially be the office of the Trustee maintained for such purpose), or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.03; provided, however, that, at the option of the Paying Agent, each instalment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the register maintained by the Trustee or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this Section 2.01(b). Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Notes represented by Definitive Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 10 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
(c)Euroclear and Clearstream Procedures. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Global Note that are held by Participants through Euroclear or Clearstream.
(d)Legends.
(1)Private Placement Legend. The following legend will appear on the face of all Notes issued under this Indenture. Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). NEITHER THIS SECURITY NOR ANY INTEREST

OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND THE INVESTMENT COMPANY ACT.
THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS [IN THE CASE OF RULE 144A NOTES:] ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), [IN THE CASE OF REGULATION S NOTES:] 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S (“REGULATION S”) UNDER THE U.S. SECURITIES ACT) IN RELIANCE ON REGULATION S, ONLY (A) TO THE ISSUER, THE GUARANTORS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”) TO A PERSON THE SELLER REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (“QIB”) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QIB AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND, IN ANY CASE, TO A PURCHASER THAT (I) IS A QUALIFIED PURCHASER (“QP”) (AS DEFINED IN SECTION 2(A)(51)(A) OF THE INVESTMENT COMPANY ACT), FOR THE PURPOSE OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT, (II) WAS NOT FORMED FOR THE PURPOSE OF INVESTING IN THE NOTES AND/OR OTHER SECURITIES OF THE

ISSUER (EXCEPT WHEN EACH BENEFICIAL OWNER OF THE PURCHASER IS BOTH A QIB AND A QP), (III) HAS RECEIVED THE NECESSARY CONSENT FROM ITS BENEFICIAL OWNERS WHEN THE PURCHASER IS A PRIVATE INVESTMENT COMPANY FORMED BEFORE APRIL 30, 1996, (IV) IS NOT A BROKER DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S. $25,000,000 IN SECURITIES OF UNAFFILIATED ISSUERS AND (V) IS NOT A PENSION, PROFIT SHARING OR OTHER RETIREMENT TRUST FUND OR PLAN IN WHICH THE PARTNERS, BENEFICIARIES OR PARTICIPANTS, AS APPLICABLE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE, AND IN A TRANSACTION THAT MAY BE EFFECTED WITHOUT LOSS OF ANY APPLICABLE INVESTMENT COMPANY ACT EXEMPTION, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (X) PURSUANT TO CLAUSE (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (Y) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE, (2) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND AND (3) [IN THE CASE OF RULE 144A NOTES:] REPRESENTS THAT IT IS A QIB AND A QP OR [IN THE CASE OF REGULATION S NOTES:] THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT AND THAT IT IS A QP.
IF THE BENEFICIAL OWNER HEREOF IS A U.S. PERSON WITHIN THE MEANING OF REGULATION S, SUCH BENEFICIAL OWNER REPRESENTS THAT (1) IT IS BOTH A QIB AND QP; (2) IT IS NOT A BROKER-DEALER WHO OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S. $25,000,000 IN SECURITIES OF UNAFFILIATED ISSUERS; (3) IT WAS NOT

FORMED, REFORMED OR RECAPITALIZED FOR THE SPECIFIC PURPOSE OF INVESTING IN THE NOTES AND/OR OTHER SECURITIES OF THE ISSUER, UNLESS ALL OF THE BENEFICIAL OWNERS OF ITS SECURITIES ARE BOTH QIBS AND QPS; (4) IF IT IS AN INVESTMENT COMPANY EXEMPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR SECTION 3(C)(7) THEREOF AND WAS FORMED ON OR BEFORE APRIL 30, 1996, IT HAS RECEIVED THE CONSENT OF ITS BENEFICIAL OWNERS WHO ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, WITH RESPECT TO ITS TREATMENT AS A QP IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER; (5) IT IS NOT A PARTNERSHIP, COMMON TRUST FUND, OR CORPORATION, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN, OR OTHER ENTITY, IN WHICH THE PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENT TO BE MADE, OR THE ALLOCATION THEREOF, UNLESS ALL SUCH PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS, SHAREHOLDERS OR OTHER EQUITY OWNERS ARE BOTH QIBS AND QPS; (6) IT HAS NOT INVESTED MORE THAN 40% OF ITS ASSETS IN THE NOTES (OR BENEFICIAL INTERESTS THEREIN) AND/OR OTHER SECURITIES OF THE ISSUER AFTER GIVING EFFECT TO THE PURCHASE OF THE NOTES (OR BENEFICIAL INTERESTS THEREIN) (UNLESS ALL OF THE BENEFICIAL OWNERS OF ITS SECURITIES ARE BOTH QIBS AND QPS); AND (7) IT WILL PROVIDE NOTICE OF THE FOREGOING TRANSFER RESTRICTIONS TO ITS SUBSEQUENT TRANSFEREES.
THE BENEFICIAL OWNER HEREOF HEREBY ACKNOWLEDGES THAT IF AT ANY TIME WHILE IT HOLDS AN INTEREST IN THIS NOTE IT IS A U.S. PERSON WITHIN THE MEANING OF REGULATION S THAT IS NOT BOTH A QIB AND A QP, THE ISSUER MAY COMPEL SUCH PURCHASER OR SUCH OTHER PERSON TO SELL OR TRANSFER, AS APPLICABLE, SUCH NOTES (OR SUCH BENEFICIAL INTEREST), WITHIN 30 DAYS AFTER NOTICE OF THE SALE REQUIREMENT IS GIVEN, TO A PERSON ACCEPTABLE TO THE ISSUER WHO IS ABLE TO, AND WHO DOES MAKE, ALL OF THE REPRESENTATIONS AND AGREEMENTS SET FORTH HEREIN. IF THE PURCHASER FAILS TO EFFECT THE SALE OR TRANSFER, AS APPLICABLE, WITHIN SUCH 30-DAY PERIOD, THE ISSUER HAS THE RIGHT, WITHOUT FURTHER NOTICE, TO COMPEL SUCH PURCHASER TO SELL OR TRANSFER, AS APPLICABLE, SUCH

NOTES (OR SUCH BENEFICIAL INTEREST) TO A PURCHASER SELECTED BY THE ISSUER WHO MEETS THE REQUIREMENTS SET FORTH HEREUNDER ON SUCH TERMS AS THE ISSUER MAY CHOOSE. THE ISSUER MAY SELECT THE PURCHASER BY SOLICITING ONE OR MORE BIDS FROM ONE OR MORE BROKERS OR OTHER MARKET PROFESSIONALS THAT REGULARLY DEAL IN SECURITIES SIMILAR TO THE NOTES, AND SELLING SUCH NOTES TO THE HIGHEST SUCH BIDDER. HOWEVER, THE ISSUER MAY SELECT A PURCHASER BY ANY OTHER MEANS DETERMINED BY THE ISSUER IN ITS SOLE DISCRETION (NOTING THAT SPECIFICS OF TIMING, ETC. MAY BE CHANGED TO FIT THE PROCEDURES CONTEMPLATED BY THE ISSUER).
BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY OR INTEREST THEREIN CONSTITUTES ASSETS OF (I) ANY “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) ANY PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” (PURSUANT TO SECTION 3(42) OF ERISA AND REGULATIONS PROMULGATED UNDER ERISA BY THE U.S. DEPARTMENT OF LABOR) OF SUCH EMPLOYEE BENEFIT PLANS, PLANS, ACCOUNTS OR ARRANGEMENTS (COLLECTIVELY, “ERISA PLANS”), (IV) A GOVERNMENTAL PLAN, CHURCH PLAN OR NON-U.S. PLAN, SUBJECT TO PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (V) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE THE ASSETS WITHIN THE MEANING OF ERISA OR OTHERWISE OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (I)-(IV) (EACH OF THE FOREGOING DESCRIBED IN CLAUSES (I)-(V), A “PLAN”) OR (B) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS SECURITY OR INTEREST THEREIN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS. EACH PURCHASER AND SUBSEQUENT TRANSFEREE OF A NOTE THAT IS ACQUIRING THE NOTES WITH THE ASSETS OF ANY ERISA

PLAN WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND ACKNOWLEDGED THAT A FIDUCIARY IS MAKING THE DECISION TO INVEST IN THE NOTES ON ITS BEHALF AND THAT NONE OF THE ISSUER, THE INITIAL PURCHASERS, OR ANY OF THEIR RESPECTIVE AFFILIATES, HAS PROVIDED, AND NONE OF THEM WILL PROVIDE, ANY INVESTMENT ADVICE WITHIN THE MEANING OF SECTION 3(21) OF ERISA, AND THE REGULATIONS THEREUNDER, TO THE ERISA PLAN OR THE FIDUCIARY IN CONNECTION WITH THE ERISA PLAN’S ACQUISITION OF THE NOTES, AND SUCH FIDUCIARY ACKNOWLEDGES AND AGREES THAT THE FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGMENT IN EVALUATING THE TRANSACTION.”
(2)Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR TO SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”
(e)Book-Entry Provisions. This Section 2.01(e) shall apply only to Global Notes deposited with the Trustee, as custodian for DTC.
(1)Each Global Note initially shall (x) be registered in the name of DTC or the nominee of DTC, (y) be delivered to the Custodian for DTC and (z) bear the legend as set forth in Section 2.01(d)(2). Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to DTC, its successors or its respective nominees, except as set forth in Section 2.01(e)(3) and 2.01(f) hereof. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Custodian will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.
(2)Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Custodian as the custodian of DTC or under such Global Note, and DTC may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and the Participants, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
(3)In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.01(f), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.
(4)The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Participants and persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(5)Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (i) the Holder of such Global Note (or its agent) or (ii) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.
(f)Definitive Notes. Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (A) DTC notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Note and the Issuer fails to appoint a successor depositary within 90 days of such notice, (B) DTC ceases to be a clearing agency registered under the Exchange Act and the Issuer fails to appoint a successor depositary within 90 days of such notice or (C) there shall have occurred and be continuing an Event of Default with respect to the Notes under this Indenture and DTC shall have requested the issuance of Definitive Notes. In the event of the occurrence of any of the events specified in the second preceding sentence or in clause (A), (B) or (C) of the preceding sentence, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes.
(1)Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.01(f) shall bear the Private Placement Legend.

(2)If a Definitive Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Definitive Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the cancelled Definitive Note, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.
(g)If a Definitive Note is transferred or exchanged for another Definitive Note, (x) the Trustee will cancel the Definitive Note being transferred or exchanged, (y) the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, one or more new Definitive Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the cancelled Definitive Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the cancelled Definitive Note, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder thereof, one or more Definitive Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the cancelled Definitive Notes, registered in the name of the Holder thereof. Any Definitive Note delivered in transfer or exchange for, or in replacement of, another Definitive Note shall bear the Private Placement Legend.
Section 2.02Execution and Authentication. At least one Officer must sign the Notes for the Issuer by manual, facsimile, .pdf attachment or other electronically transmitted signature.
(a)If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
(b)A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
(c)The Trustee will, upon receipt of a written order of the Issuer signed by an Officer of the Issuer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.09 hereof.
(d)The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.
(e)Subject to and in accordance with Sections 2.02, 2.14 and 4.06, the terms of this Indenture, the aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited and the Issuer may issue Additional Notes under this Indenture.
Section 2.03Registrar and Paying Agent. The Issuer shall maintain (a) an office or agency where Notes may be presented for registration (“Registrar”), (b) an office or agency where Notes may be presented for transfer or exchange (the “Transfer Agent”) and (c) an office or agency where Notes may be presented for payment to any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Note on behalf of the Issuer (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent, Transfer Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar, Transfer Agent or Paying Agent, the Trustee shall act as such. The Issuer or any of their respective Subsidiaries may act as Paying Agent, Transfer Agent or Registrar.
(a)The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
(b)The Issuer initially appoints the Trustee to act as the Registrar, Transfer Agent and Paying Agent and to act as Custodian with respect to the Global Notes and the Trustee hereby agrees to so initially act.
Section 2.04Paying Agent to Hold Money in Trust. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest on, the Notes, and will notify the Trustee in writing of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it for the purpose of making payments on the Notes to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary thereof) will have no further liability for the money, as Paying Agent, other than to account to the Trustee and the Issuer for any funds disbursed. If the Issuer or any of their respective Subsidiaries acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any Event of Default under Sections 6.01(5) or (6) hereof relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.
Section 2.05Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish (or cause the Registrar to furnish) to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
Section 2.06Transfer and Exchange.
(a)A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by this Section 2.06. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section 2.06 by noting the same in the register maintained by the Trustee, and no transfer or exchange will be effective until it is registered in such register. The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.06, Section 2.01(e) and 2.01(f), as applicable, and, in the case of a Global Note (or a beneficial interest therein), the Applicable Procedures. The Trustee shall refuse to register any requested transfer or exchange that does not comply with this paragraph. No register of the Notes or any interests therein will be kept or maintained by or on behalf of the Issuer in the United Kingdom.
(b)Transfers of Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act and subject to the requirement that the transferee be a Qualified Purchaser. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person (as defined under Regulation S) or for the account or benefit of a U.S. Person (other than an initial purchaser). No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
(2)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(i)both:
(a)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(b)instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(ii)both:
(a)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(b)instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in 2.06(b)(1) above.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) as set forth herein.
(3)Transfer of Beneficial Interests to Another Global Note. A beneficial interest in any Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(i)if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit A - the Form of Note, including the certifications under the caption “TO BE COMPLETED BY PURCHASER”; and
(ii)if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit A - the Form of Note, including the certifications under the caption “TO BE COMPLETED BY PURCHASER”.
(c)Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes, the Registrar shall deliver only Notes that bear a Private Placement Legend.
(d)Retention of Written Communications. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.01 or this Section 2.06. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.
(e)Obligations with Respect to Transfers and Exchanges of Notes.
(1)To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof.
(2)No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge imposed by the jurisdiction in which the Issuer or Guarantor is incorporated or tax resident or in which the office of the Paying Agent through which payments are made is located, in each case, payable upon exchange or transfer pursuant to Sections 2.12, 3.09, 4.07(c), and 4.10 hereof).
(3)The Issuer (and the Registrar) shall not be required to register the transfer of or exchange of any Note (A) for a period beginning (1) 15 calendar days before the date of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the date of such notice or (2) 15 calendar days before an interest payment date and ending on such interest payment date or (B) called for redemption, except the unredeemed portion of any Note being redeemed in part.
(4)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(5)The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
(6)Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.01(f) shall bear the Private Placement Legend.
(7)All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
(8)All certifications, certificates and Opinions of Counsel required to be submitted pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile, .pdf attachment or other electronically transmitted signature.
(9)Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.
(10)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 2.07Forced Transfer. If, subsequent to the initial issuance of Notes, the Issuer determines that any beneficial owner of a Global Note (or any interest therein) is not a Qualified Purchaser or has otherwise obtained such beneficial ownership or interest in such Global Note in violation of the transfer restrictions appearing on the face of such Global Note, the Issuer may compel such purchaser or such other Person to sell or transfer, as applicable, such Notes (or such beneficial interest), within 30 days after notice of the sale requirement is given, to a person acceptable to the Issuer who is able to, and who does make, all of the representations and agreements set forth herein. If the purchaser fails to effect the sale or transfer, as applicable, within such 30-day period, the Issuer has the right, without further notice, to compel such purchaser to sell or transfer, as applicable, such Notes (or such beneficial interest) to a purchaser selected by the Issuer who meets the requirements set forth hereunder on such terms as the Issuer may choose. The Issuer may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes, and selling such Notes to the highest such bidder. However, the Issuer may select a purchaser by any other means determined by the Issuer in its sole discretion (noting that specifics of timing, etc. may be changed to fit the procedures contemplated by the Issuer).
Section 2.08Section 3(c)(7) Compliance.
(a)Section 3(c)(7) Reminder Notices. The Issuer shall send to the Holders a “Section 3(c)(7) Reminder Notice,” the form of which is attached hereto as Exhibit B, in addition to the financial statements and reports required under Section 4.03 hereof. Without limiting the foregoing, the Issuer shall send a copy of each Section 3(c)(7) Reminder Notice to the Depositary, with a request that the Depositary forward each such report to the relevant Participants for further delivery to beneficial owners of interest in the Global Notes.
(b)Depositary Actions. The Issuer shall direct the Depositary to take the following steps in connection with the Global Notes:
(1)to include (a) the “3c7”, “144A” and any related marker in the Depositary 20-character security descriptor and the 48-character additional descriptor of the Rule 144A Global Notes in order to indicate that sales are limited to Persons that are both QIBs and Qualified Purchasers and (b) the “3c7”, “Reg S” and any related marker in the Depositary 20-character security descriptor and the 48-character additional descriptor of the Regulation S Global Notes in order to indicate that sales are limited to Persons that are both QIBs and Qualified Purchasers;
(2)to cause each physical Depositary delivery order ticket delivered by the Depositary to purchasers to contain the Depositary 20- character security descriptor and cause each Depositary deliver order ticket delivered by the Depositary to purchasers in electronic form to contain the “3c7” indicator and the related user manual for participants, which shall contain a description of the relevant restrictions;
(3)to send a Section 3(c)(7) Reminder Notice in the form attached as Exhibit B hereto to all Participants in connection with the offering of the Global Notes; provided that the Issuer may instruct the Depositary from time to time (but not more frequently than every six months) to reissue the notice;
(4)to include the Global Notes in the Depositary’s “Reference Directory” of Section 3(c)(7) offerings made pursuant to Section 3(c)(7) upon advising the Depositary that they are collectively a “Section 3(c)(7) issuer”; and
(5)to deliver to the Issuer, from time to time, a list of all Participants holding an interest in the Global Notes.
(c)Bloomberg Screens. The Issuer shall request that Bloomberg, L.P. and any other third-party vendor include the following on each Bloomberg or other similar screen containing information about the Global Notes (which request shall be substantially in the form of Exhibit C hereto):
(1)The “Note Box” on the bottom of the “Security Display” page describing such Global Notes should state: “Iss’d Under 144A/Reg S/3c7”;
(2)The “Security Display” page should have a flashing red indicator stating “See Other Available Information”;
(3)The Indicator for such Global Notes should link to the “Additional Security Information” page, which should state that such Global Notes “are being offered in reliance on the exemption from registration under Rule 144A or Regulation S under the Securities Act of 1933, to persons who are (1) either (a) QIBs (as defined in Rule 144A under the Securities Act) or (b) non-U.S. persons in offshore transactions (in each case, as defined under Regulation S) and (2) in each case, qualified purchasers (as defined under Section 2(a)(51) of the Investment Company Act);” and
(4)the “Disclaimer” page for such Global Notes should state that such Global Notes “shall not be and have not been registered under the Securities Act, and the Issuer with respect to such Global Notes have not been registered under the Investment

Company Act, and these securities may not be offered or sold to any person absent an applicable exemption from registration requirements of the Securities Act, and any such offer or sale of these securities must be in accordance with Section 3(c)(7) of the Investment Company Act.”
(d)CUSIP. The Issuer shall cause each “CUSIP” number obtained for the Global Notes to have an attached “fixed field” that contains “3c7”, “144A”, “Reg S” and any related indicators, as applicable.
Section 2.09Replacement Notes.
(a)If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel.
(b)Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
(c)In case any such mutilated, destroyed, lost or stolen Note has become due and payable, the Parent Guarantor in its sole discretion may, instead of issuing a new Note, pay such Note.
(d)Upon the issuance of any new Note under this Section 2.09, the Issuer may require the payment of a sum sufficient to cover any tax, assessment, fee or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable and documented fees and out-of-pocket expenses of the Trustee and its counsel) connected therewith.
(e)Every new Note issued pursuant to this Section 2.09 in exchange for any mutilated Note or in lieu of any destroyed, lost, or stolen Note will constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost, or stolen Note shall be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
(f)The provisions of this Section 2.09 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes.
Section 2.10Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.10 as not outstanding. Except as set forth in Section 2.11 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

(a)If a Note is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code.
(b)If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
(c)If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any thereof) holds, on a Redemption Date or Maturity Date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.11Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor or by any Affiliate of the Issuer or any Guarantor will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer actually knows are so owned will be so disregarded.
Section 2.12Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.13Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy cancelled Notes (subject to the record retention requirements of the Exchange Act and the Trustee). Upon the written request of the Issuer, certification of the destruction of all cancelled Notes will be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.
At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.
Section 2.14Issuance of Additional Notes. The Issuer shall be entitled, from time to time, subject to its compliance with Sections 4.06 and 4.09 hereof, without consent of the Holders, to issue Additional Notes under this Indenture with identical terms as the Notes other than with respect to (i) the date of issuance, (ii) the issue price, (iii) the amount of interest payable on the first interest payment date, (iv) the first interest payment date and (v) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws). Additional Notes will be part of the same issue as the Initial Notes for all purposes, including waivers, amendments, redemptions and offers to purchase. Any Additional Notes that are not fungible with the Initial Notes for U.S. federal income tax purposes will have a different CUSIP number or numbers, be represented by a different global note or notes and otherwise be treated as a separate class or classes of Notes for other purposes.
With respect to any Additional Notes, the Issuer shall set forth in an Officer’s Certificate pursuant to a resolution of its Board of Directors, copies of which shall be delivered to the Trustee, the following information:
(1)the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
(2)the issue price, the issue date and the CUSIP number of such Additional Notes; and
(3)whether such Additional Notes shall be issued in the form of Rule 144A Global Notes, Regulation S Global Notes or a combination thereof.
Section 2.15CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided the Trustee shall have no liability for any defect in the CUSIP number as they appear on any Notes, notice or elsewhere; provided further that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
Section 2.16Defaulted Interest. If the Issuer default in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate equal to the then applicable interest rate on the Notes. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.16. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Issuer shall promptly notify the Trustee of any such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Holders list specified in Section 2.05 that states the special record date, the related payment date and the amount of such interest to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the record date for the Interest Payment Date (as defined in Exhibit A hereto) for which interest has not been paid.
Section 2.17Maturity Date. The Notes will mature on the Maturity Date.

Article III.

REDEMPTION AND PREPAYMENT
Section 3.01Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 10 days but not more than 60 days before a Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee), except that such certificate may be given more than 60 days prior to a Redemption Date if the certificate is issued in connection with a defeasance or covenant defeasance of the Notes or a satisfaction and discharge of this Indenture, an Officer’s Certificate setting forth:
(1)the clause of this Indenture pursuant to which the redemption shall occur;
(2)the Redemption Date;
(3)the principal amount of Notes to be redeemed; and
(4)the redemption price.
The Trustee may conclusively rely upon and will accept such Officer’s Certificate and sufficient evidence of the satisfaction of the conditions precedent described above.
Section 3.02Selection of Notes to be Redeemed or Purchased. If the Issuer is redeeming less than all of the Notes, the Trustee will select the Notes to be redeemed on a pro rata basis to the extent practicable, or, if a pro rata basis is not practicable or permitted for any reason, by lot or by such other method as may be prescribed by DTC’s applicable procedures. No Notes of the Minimum Denomination or less may be redeemed in part.
(a)In the event of partial redemption or purchase, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 10 days nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
(b)With respect to Notes represented by certificated notes, the Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note; provided that new Notes will only be issued in the Minimum Denomination and integral multiples of $1,000 in excess thereof. Notes called for redemption become due on the date fixed for redemption, unless such redemption is conditioned on the happening of one or more future events or conditions precedent. On the applicable Redemption Date, interest will cease to accrue on Notes called for redemption.
(c)The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of the Minimum Denomination or whole multiples of $1,000 in excess thereof; except that Notes of the Minimum Denomination or less shall be redeemed in whole and not in part and if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03Notice of Redemption. At least 10 days but not more than 60 days before the applicable Redemption Date, the Issuer shall deliver electronically or mail or cause to be mailed, by first-class mail, postage prepaid (or otherwise delivered in accordance with the procedures of the Depositary), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee; provided that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. Failure to give notice of redemption or any defect therein to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Note redeemed in accordance with the provisions of this Indenture.
The notice will identify the Notes to be redeemed and will state:
(1)the Redemption Date;
(2)the redemption price;
(3)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note; provided, however, in the case of a Global Note, an appropriate notation will be made on such Global Note to decrease the principal amount thereof to an amount equal to the unredeemed portion of the principal amount thereof;
(4)the name and address of the Paying Agent;
(5)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)that, unless the Issuer default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
(7)the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(8)the CUSIP number of each Note to be redeemed and the statement in Section 2.15 hereof;
(9)if such redemption is subject to the satisfaction or waiver of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived (including to a date later than 60 days after the date on which such notice was mailed or delivered electronically), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Redemption Date, or by the Redemption Date as so delayed, or such notice may be rescinded at any time in the Issuer’s discretion if in the judgment of the Issuer any or all of such conditions will not be satisfied or waived; and
(10)if the Issuer designate another Person to pay the redemption price and perform their obligations with respect to such redemption, notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption will be performed in accordance with the terms of this Indenture by such designated Person, which Person shall be identified by the Issuer in such notice.
At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at their expense; provided, however, that the Issuer has delivered to the Trustee, at least five Business Days prior to the mailing date of such notice, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.04Effect of Notice of Redemption. Once a notice of redemption is mailed in accordance with Section 3.03 hereof, subject to the terms of such notice of redemption (including any conditions contained therein), the portion of the principal amount of the Notes called for redemption will become due and payable on the Redemption Date at the redemption price. The notice, if mailed or delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or electronically (for Global Notes) or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.
Section 3.05Deposit of Redemption or Purchase Price. Prior to 10:00 am Eastern Time on the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly, and in any event within two Business Days after the redemption or purchase date, return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased.
If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered; provided that each new Note will be in a principal amount of the Minimum Denomination or an integral multiple of $1,000 in excess thereof.
Section 3.07Optional Redemption.
(a)At any time and from time to time prior to July 15, 2028, the Issuer may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes originally issued under this Indenture (calculated after giving effect to any issuance of Additional Notes) at a redemption price equal to 107.500% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds received by the Parent Guarantor of one or more Equity Offerings; provided that at least 50% of the aggregate principal amount of the Notes originally issued under this Indenture (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.
(b)At any time and from time to time prior to July 15, 2028, the Issuer may redeem all or part of the Notes at its option, upon not less than 10 days nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount of Notes redeemed plus the relevant Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding the applicable redemption date (the “Redemption Date”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.
(c)At any time and from time to time on or after July 15, 2028, the Issuer may redeem the Notes, in whole or in part, upon not less than 10 days nor more than 60 days’ prior notice at the redemption prices (expressed as percentage of the principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed beginning on July 15 of the years indicated below:

Period	Percentage
2028	103.750%
2029	101.875%
2030 and thereafter	100.000%

(d)Notice of any redemption may be given prior to the completion of any offering or other corporate transaction, and any redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the completion of the related offering or corporate transaction.
(e)Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
(f)If the Redemption Date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders in respect of whose Notes will be subject to redemption by the Issuer.
(g)The Issuer may provide that payment of the redemption price and performance of the Issuer’s obligations with respect to any redemption permitted hereunder may be performed by another Person designated by the Issuer in the applicable redemption notice (including any third party making a tender offer described in Sections 3.07(d), respectively); provided that any such payment or performance occurs in accordance with this Indenture and no such designation shall relieve the Issuer from making such payment or performing such obligations if such other Person so designated fails to do the same in accordance with this Indenture.

Section 3.08Mandatory Redemption; Sinking Fund. The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes. The Issuer and its Affiliates may at any time and from time to time purchase Notes in the open market, by tender offer, negotiated transactions or otherwise. However, under certain circumstances, the Issuer may be required to offer to purchase Notes for cash as described in Sections 4.07 and 4.10 hereof.
Section 3.09Offer to Purchase by Application of Excess Proceeds.
(a)In the event that, pursuant to Section 4.07 hereof, the Parent Guarantor is required to commence an Asset Disposition Offer, it will follow the procedures specified below.
(b)The Asset Disposition Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Parent Guarantor shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of the Notes and Senior Indebtedness, as applicable, permitted to be repurchased pursuant to Section 4.07 hereof or, if less than the Offer Amount has been validly tendered and not withdrawn, all Notes and Senior Indebtedness, as applicable, validly tendered and not properly withdrawn in response to the Asset Disposition Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset to zero.
(c)If the Purchase Date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who validly tender (and do not validly withdraw) Notes pursuant to the Asset Disposition Offer.
(d)Upon the commencement of an Asset Disposition Offer, the Parent Guarantor will deliver electronically or mail or cause to be mailed, by first-class mail, postage prepaid (or otherwise delivered in accordance with the procedures of the Depositary) notice of such Asset Disposition Offer, with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the Holders list specified in Section 2.05 hereof or otherwise in accordance with the procedures of the Depositary. The notice, which will govern the terms of the Asset Disposition Offer, will state:
(1)that the Asset Disposition Offer is being made pursuant to this Section 3.09 and Section 4.07 hereof and the length of time the Asset Disposition Offer will remain open;
(2)the Offer Amount, the purchase price, and the Purchase Date;
(3)that any Note not properly tendered or accepted for payment will continue to accrue interest;

(4)that, unless the Parent Guarantor defaults in making such payment, any Note accepted for payment pursuant to the Asset Disposition Offer will cease to accrue interest after the Purchase Date;
(5)that Holders electing to have a Note purchased pursuant to an Asset Disposition Offer may elect to have Notes purchased in denominations of $200,000 or an integral multiple of $1,000 in excess thereof; provided that any unpurchased portion of a Note must be in a minimum denomination of $200,000;
(6)that Holders electing to have Notes purchased pursuant to any Asset Disposition Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, the Parent Guarantor, a Depositary, if appointed by the Issuer or the Parent Guarantor, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;
(7)that Holders will be entitled to withdraw their election if the Issuer, the Parent Guarantor, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a .pdf attachment, facsimile transmission or letter or, in the case of Notes in global form, notice through the Depositary’s system, setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
(8)that, if the aggregate principal amount of Notes and Senior Indebtedness, as applicable, surrendered by holders thereof exceeds the Offer Amount (subject to the requirements of Sections 4.07(c) and (d) hereof), the Parent Guarantor shall select the Notes and Senior Indebtedness, as applicable, to be purchased on a pro rata basis based on the principal amount of Notes and such Senior Indebtedness, surrendered, in accordance with this Section 3.09 and Sections 4.07(c) and (d) hereof or the agreements governing such Senior Indebtedness, as applicable, and in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof; provided that any unpurchased portion of a Note must be in a minimum denomination of $200,000; and
(9)that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
(e)On or before the Purchase Date, the Parent Guarantor shall, to the extent lawful, accept for payment, the Offer Amount of Notes or portions thereof validly tendered and not withdrawn pursuant to the Asset Disposition Offer, or if less than the Offer Amount has been validly tendered, all Notes validly tendered and not withdrawn, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Parent Guarantor in accordance with the terms of this Section 3.09.
(f)The Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order request from the Issuer, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note shall be in a principal amount of $200,000 or an integral multiple of $1,000 in excess thereof. Any

Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Parent Guarantor shall publicly announce the results of the Asset Disposition Offer on the Purchase Date.
(g)Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
Section 3.10Additional Redemptions and Repurchases. Notwithstanding anything to the contrary in this Article III, in connection with any tender offer for all of the outstanding Notes (including pursuant to a Change of Control Offer or Alternate Offer), if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such a tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.
Article IV.

COVENANTS
Section 4.01Payment of Notes. The Issuer shall pay or cause to be paid the principal of, premium on, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due. Such Paying Agent shall return to the Issuer promptly, and in any event, no later than three Business Days following the date of payment, any funds (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday.
The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 4.02Maintenance of Office or Agency. The Issuer shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar or Transfer Agent) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided that the Trustee shall not be deemed an agent of the Issuer for service of legal process.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuer hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.
Section 4.03Reports.
(a)So long as any Notes are outstanding, the Parent Guarantor and the Issuer shall provide the Trustee, the holders of Notes and potential purchasers of Notes:
(1)within 120 days after the end of the Parent Guarantor’s fiscal year, annual reports containing the following information with a level of detail that is substantially comparable and similar in scope to the Offering Memorandum: (a) audited consolidated balance sheet of the Parent Guarantor as of the end of the two most recent fiscal years and audited consolidated income statements and statements of cash flow of the Parent Guarantor for the two most recent fiscal years, including complete footnotes to such financial statements and the report of the independent auditors on the financial statements; (b) pro forma income statement and balance sheet information, together with explanatory footnotes, for any material acquisitions, dispositions or recapitalizations that have occurred since the beginning of the most recently completed fiscal year as to which such annual report relates; (c) an operating and financial review of the audited financial statements, including a discussion of the results of operations, financial condition and liquidity and capital resources, and a discussion of material commitments and contingencies and critical accounting policies; (d) a description of the industry, business and management of the Parent Guarantor, Indebtedness and material financing arrangements and a description of all material contractual arrangements, including material debt instruments; and (e) material changes to risk factors and recent developments;
(2)within 90 days following the end of each of the first, second and third fiscal quarter in each fiscal year of the Parent Guarantor, a quarterly report containing the following information: (a) an unaudited condensed consolidated balance sheet as of the end of such period and unaudited condensed statements of income and cash flow for the year-to-date period ending on the unaudited condensed balance sheet date, and the comparable prior year period for the Parent Guarantor, together with condensed footnote disclosure; and (b) an operating and financial review of the unaudited financial statements, including a discussion of the consolidated financial condition and results of operations of the Parent Guarantor and any material change between the current quarter and the corresponding period of the prior year; and
(3)within ten days following the occurrence of an event directly concerning the Parent Guarantor and its Subsidiaries that the Parent Guarantor determines in its good faith judgment is material to holders of the Notes, a report containing a description of such event. Subject to the preceding sentence, such events shall include (1) the entry into and the consummation or termination of definitive material agreements to which the Parent Guarantor or any of its Restricted Subsidiaries is a party, (2) material impairments to the Parent Guarantor’s consolidated assets, (3) changes in the Parent Guarantor’s independent public accountants, (4) determinations by the Parent Guarantor’s management that the Parent Guarantor’s previously issued financial statements or related audit reports should no longer be relied upon, and (5) the departure of members of the

Parent Guarantor’s Board of Directors, the election of new members of the Parent Guarantor’s Board of Directors and the departure or appointment of the Parent Guarantor’s chief executive officer (it being understood, in each case, that any such report shall not mean ipso facto that such event is material to holders);
provided that for so long as the shares of the Parent Guarantor (or any successor of the Parent Guarantor) are listed on the London Stock Exchange or the New York Stock Exchange and admitted to trading on any of the applicable markets of the London Stock Exchange or New York Stock Exchange or the Parent Guarantor is otherwise subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act applicable to domestic registrants, (a) any reports required by clause (1), (2) or (3) of this Section 4.03(a) will only have to be provided to the extent required under the applicable listing rules of the London Stock Exchange (including any applicable rules of the U.K. Financial Conduct Authority) or the applicable rules and regulations of the SEC (including the reporting requirements under Section 13 or 15(d) of the Exchange Act applicable to domestic registrants) and (b) the Parent Guarantor and the Issuer will be deemed to have satisfied their reporting obligations under clauses (1), (2) and (3) of this Section 4.03(a) if the Parent Guarantor has complied with the applicable listing rules of the London Stock Exchange (including any applicable rules of the U.K. Financial Conduct Authority) or the applicable rules and regulations of the SEC (including the reporting requirements under Section 13 or 15(d) of the Exchange Act applicable to domestic registrants).
The Parent Guarantor will hold a conference call for the holders, prospective investors in the Notes, broker dealers, securities analysts and market makers to discuss such financial information described in clauses (1) and (2) of this Section 4.03(a) no later than ten Business Days after posting the annual financial information and the quarterly financial information described above; it being understood that such obligations shall be satisfied through the Parent Guarantor’s customary earnings calls.
(b)Notwithstanding anything to the contrary herein, at any time that any of the Subsidiaries of the Parent Guarantor are Unrestricted Subsidiaries, then the quarterly and annual reports required by Section 4.03(a)(1) and 4.03(a)(2) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in the operating and financial review or other comparable section, of the financial condition and results of operations of the Parent Guarantor and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Parent Guarantor.
(c)For purposes of this covenant, the Parent Guarantor and the Issuer will be deemed to have provided a required report to the Trustee and holders of the Notes if the Parent Guarantor or the Issuer has timely filed such report with the SEC via the EDGAR filing system (or any successor system) or made it available on a Company Website.
(d)In the event that any Parent of the Parent Guarantor becomes a Guarantor of the Notes, the Parent Guarantor may satisfy its obligations in this Section 4.03 with respect to financial information relating to the Parent Guarantor by furnishing the financial information relating to such Parent and its consolidated Subsidiaries (including the Parent Guarantor and its Restricted Subsidiaries); provided that, to the extent required by Rule 3-10 of Regulation S-X promulgated by the SEC, the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Parent, on the one hand, and the information relating to the Parent Guarantor and its Restricted Subsidiaries on a standalone basis, on the other hand.
(e)To the extent not required to be published, filed or furnished in accordance with applicable law, any such information may be provided to holders of the Notes via a non-

public, password protected website (a “Company Website”) maintained by the Parent Guarantor, any direct or indirect parent of the Parent Guarantor, any Restricted Subsidiary or a third party to which access will be given to holders of the Notes, prospective investors in the Notes and securities analysts and market making financial institutions. Any Person who requests or accesses financial information required by this covenant and provided via a non-public website as set forth above will be required to provide its email address, employer name and represent to the Parent Guarantor that:
(1)it is a holder of the Notes, a beneficial owner of the Notes, a bona fide prospective investor in the Notes, a bona fide market maker in the Notes or a bona fide securities analyst providing an analysis of investment in the Notes;
(2)it will not use the information in violation of applicable securities laws or regulations;
(3)it will keep such provided information confidential; and
(4)it (a) will not use such information in any manner intended to compete with the business of the Parent Guarantor and its Subsidiaries and (b) is not a Person (which includes such Person’s Affiliates) that (i) is principally engaged in a Similar Business or (ii) derives a significant portion of its revenues from operating or owning a Similar Business.
In addition, to the extent not satisfied by the information referred to in Section 4.03(a) hereof, the Parent Guarantor shall furnish to Holders and prospective investors in the Notes, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act by Persons who are not “affiliates” as defined under the Securities Act.
(f)To the extent any information required to be provided under clause (1) or (2) of Section 4.03(a) hereof is not so provided within the time periods specified above and such information is subsequently provided, the Parent Guarantor will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default described in clause (3) of Section 6.01 hereof with respect thereto shall be deemed to have been cured from and after such time. The Trustee shall have no duty to review or analyze any reports furnished to it.
(g)Delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or the Parent Guarantor’s compliance with any of the covenants contained in this Indenture (as to which the Trustee will be entitled to conclusively rely upon an Officer’s Certificate). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s or the Parent Guarantor’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website, or participate in any conference calls.
Section 4.04Compliance Certificate.
(a)The Parent Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, an Officer’s Certificate stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Parent Guarantor and its Restricted Subsidiaries have complied with each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Parent Guarantor is taking or propose to take with respect thereto).
(b)So long as any of the Notes are outstanding, the Parent Guarantor shall deliver to the Trustee, within 30 days after any Officer becomes aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Parent Guarantor are taking or propose to take with respect thereto.
Section 4.05Limitation on Restricted Payments.
(a)The Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:
(1)declare or pay any dividend or make any distribution on or in respect of the Parent Guarantor’s or any Restricted Subsidiary’s Capital Stock (including any payment in connection with any merger or consolidation involving the Parent Guarantor or any of its Restricted Subsidiaries) except:
(x)    dividends or distributions payable in Capital Stock of the Parent Guarantor (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock; and
(y)    dividends or distributions payable to any of the Parent Guarantor or a Restricted Subsidiary (and, in the case of the Parent Guarantor or any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Parent Guarantor or another Restricted Subsidiary on no more than a pro rata basis);
(2)purchase, repurchase, redeem, retire or otherwise acquire or retire for value any Capital Stock of the Parent Guarantor or any Parent of the Parent Guarantor held by Persons other than the Parent Guarantor or a Restricted Subsidiary;
(3)purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than (a) any such purchase, repurchase, redemption, defeasance or other acquisition or retirement in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement, or (b) any Indebtedness Incurred pursuant to clause (3) of Section 4.06(b) hereof); or
(4)make any Restricted Investment
(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) of this Section 4.05(a) are referred to herein as a “Restricted Payment”), if at the time the Parent Guarantor or such Restricted Subsidiary makes such Restricted Payment:

(A)an Event of Default under Section 6.01(1), (2) or (5) hereof shall have occurred and be continuing (or would result immediately thereafter therefrom);
(B)solely in the case of any Restricted Payment described under clause (1) or (2) of this Section 4.05(a), the Parent Guarantor is not able to Incur an additional $1.00 of Indebtedness pursuant to the test set forth in Section 4.06(a) hereof after giving effect, on a Pro Forma Basis, to such Restricted Payment; or
(C)the sum of (x) the aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to the Existing Notes Issue Date (and not returned or rescinded) (including Permitted Payments permitted by clauses (1) (without duplication of the declaration of the dividend or delivery of a redemption notice), (10) and (17) of Section 4.05(b), but excluding all other Restricted Payments permitted by Section 4.05(b)) plus (y) the aggregate principal amount of all Indebtedness incurred under Section 4.06(b)(16)(x) hereof then outstanding, would exceed the sum of (without duplication):
(i)50% of Consolidated Net Income for the period (treated as one accounting period) from January 1, 2022 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal financial statements of the Parent Guarantor are available (which may not be less than zero);
(ii)100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Parent Guarantor from the issue or sale of its Capital Stock (other than Disqualified Stock) or as the result of a merger or consolidation with another Person subsequent to the Existing Notes Issue Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock) of the Parent Guarantor subsequent to the Existing Notes Issue Date (other than (x) Net Cash Proceeds or property or assets or marketable securities received from an issuance or sale of such Capital Stock to a Restricted Subsidiary or an employee stock ownership plan or trust established by a Parent or any Subsidiary of a Parent for the benefit of the employees of the Parent Guarantor or any of its Restricted Subsidiaries to the extent funded, directly or indirectly, by the Parent Guarantor or any of its Restricted Subsidiaries, (y) Net Cash Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on clause (6) of Section 4.05(b) hereof and (z) Excluded Contributions);
(iii)100% of the aggregate Net Cash Proceeds, and the fair market value of property or assets or marketable securities, received by the Parent Guarantor or any Restricted Subsidiary from the issuance or sale (other than to the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor or an employee stock ownership plan or trust established by a Parent or any Subsidiary of a Parent for the benefit of the employees of the Parent Guarantor or any of its Restricted Subsidiaries to the extent funded, directly or indirectly, by the Parent Guarantor or any of its Restricted Subsidiaries) by the Parent Guarantor or any Restricted Subsidiary subsequent to the Existing Notes Issue Date of any Indebtedness that has been converted into or exchanged for Capital Stock of the Parent Guarantor (other than Disqualified Stock) plus, without duplication, the amount of any cash, and the fair market value of property or assets or marketable securities, received by the Parent Guarantor or any Restricted Subsidiary upon such conversion or exchange;
(iv)100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of: (i) the sale or other disposition (other than to the Parent Guarantor or a Restricted Subsidiary) of Restricted Investments made by the Parent Guarantor or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Parent Guarantor or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Parent Guarantor or its Restricted Subsidiaries, in each case after the Existing Notes Issue Date; or (ii) the sale (other than to the Parent Guarantor or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than (x) in each case to the extent of the amount of the Investment that constituted a Permitted Investment or (y) in the case such distribution was made pursuant to clause (13) of Section 4.05(b) hereof) or a dividend from an Unrestricted Subsidiary after the Existing Notes Issue Date; and
(v)in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Parent Guarantor or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Parent Guarantor or a Restricted Subsidiary after the Existing Notes Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in good faith by the Parent Guarantor at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger or consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged or consolidated or Indebtedness associated with the assets so transferred), other than to the extent of the amount of the Investment that constituted a Permitted Investment.
(b)The foregoing provisions will not prohibit any of the following (collectively, “Permitted Payments”):
(1)(A) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration, such payment would have complied with the provisions of this Indenture or (B) the redemption, repurchase or retirement of Indebtedness if, at the date of any irrevocable redemption notice, such payment would have complied with the provisions of this Indenture as if it were, and is deemed at such time to be, a Restricted Payment at the time of such notice;
(2)any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock or Subordinated Indebtedness made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Parent Guarantor (other than Disqualified Stock) (“Refunding Capital Stock”) or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Stock or through an Excluded Contribution) of the Parent Guarantor; provided, however, that to the extent so applied to make a Restricted Payment pursuant to this clause (2), the Net Cash Proceeds, or fair market value of property or assets or of marketable securities, from such sale of Capital Stock or such contribution will be excluded from clause (C) of Section 4.05(a) hereof;
(3)any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness permitted to be Incurred pursuant to Section 4.06 hereof;
(4)any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Parent Guarantor or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Preferred Stock (other than an issuance of Disqualified Stock of the Parent Guarantor or Preferred Stock of a Restricted Subsidiary to replace Preferred Stock (other than Disqualified Stock) of the Parent Guarantor) of the Parent Guarantor or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 4.06 hereof;
(5)any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary:
(A)to the extent required by the agreement or the certificate of designation, as the case may be, governing such Subordinated Indebtedness, Disqualified Stock or Preferred Stock, from Net Available Cash to the extent permitted under Section 4.07 hereof, but only if the Issuer shall have first complied with the terms of Section 4.07 hereof and purchased all Notes tendered pursuant to any offer to repurchase all the Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock;
(B)to the extent required by the agreement or the certificate of designation, as the case may be, governing such Subordinated Indebtedness, Disqualified Stock or Preferred Stock, following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Parent Guarantor shall have first complied with Section 4.10 hereof and purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness, Disqualified Stock or Preferred Stock; or
(C)consisting of Acquired Indebtedness (other than Indebtedness Incurred (x) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Parent Guarantor or a Restricted Subsidiary or (y) otherwise in connection with or contemplation of such acquisition);
(6)a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock (other than Disqualified Stock) of the Parent Guarantor or any of its Parents held by any future, present or former employee, officer, director, manager or consultant of the Parent Guarantor, any of its Subsidiaries or any of its Parents (or permitted transferees, assigns, estates, trusts or heirs of such employee, officer, director, manager or consultant) either pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or upon the termination of such employee, officer, director, manager or consultant’s employment, directorship or manager position; provided, however, that the aggregate Restricted Payments made under this Section 4.05(b)(6) in each fiscal year beginning with 2022 do not exceed $30.0 million in any fiscal year (with unused amounts in any fiscal year ending after the Existing Notes Issue Date being carried over to succeeding fiscal years subject to a maximum of $55.0 million in any fiscal year); provided further that such amount in any calendar year may be increased by an amount not to exceed:
(A)the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Parent Guarantor and, to the extent contributed to the capital of the Parent Guarantor (other than through the issuance of Disqualified Stock or an Excluded Contribution), Capital Stock of any of the Parent Guarantor’s Parents, in each case to employees, officers, directors, managers or consultants of the Parent Guarantor, any of its Subsidiaries or any of its Parents that occurred after the Existing Notes Issue Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (C) of Section 4.05(a) hereof; plus
(B)the cash proceeds of key man life insurance policies received by the Parent Guarantor and its Restricted Subsidiaries after the Existing Notes Issue Date; less
(C)the amount of any Restricted Payments made in previous calendar years pursuant to clauses (6)(A) and (6)(B) of this Section 4.05(b);
and provided further that cancellation of Indebtedness owing to the Parent Guarantor or any Restricted Subsidiary from employees, officers, directors, managers or consultants of the Parent Guarantor or any of its Parents or Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Parent Guarantor or any of its Parents will not be deemed to constitute a Restricted Payment for purposes of this Section 4.05 or any other provision of this Indenture;
(7)the declaration and payment of dividends on Disqualified Stock, or Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of Section 4.06 hereof;
(8)purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof;
(9)dividends, loans, advances or distributions or other payments by the Parent Guarantor or any Restricted Subsidiary to any Parent or the directors, officers, employees, managers or consultants of any Parent, the Parent Guarantor or any Restricted Subsidiary in amounts equal to (without duplication):
(A)the amounts required for any Parent to pay any Parent Expenses;
(B)distributions in respect of Related Taxes; or
(C)amounts constituting or to be used for purposes of making payments to the extent specified in clauses (2), (3) and (5) of Section 4.08(b) hereof;

(10)the declaration and payment by the Parent Guarantor of dividends on the common stock or common equity interests of the Parent Guarantor or any Parent following a public offering of such common stock or common equity interests, in an amount in any fiscal year not to exceed the greater of (a) 6.0% of the aggregate proceeds received by or contributed to the Parent Guarantor in or from all such public offerings or (b) an aggregate amount not to exceed 5.0% of the Parent Guarantor’s Market Capitalization;
(11)payments by the Parent Guarantor, or loans, advances, dividends or distributions to any Parent to make payments, to holders of Capital Stock of the Parent Guarantor or any Parent in lieu of the issuance of fractional shares of such Capital Stock; provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this Section 4.05 or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock (as determined in good faith by the Parent Guarantor);
(12)the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock; provided, however, that as of the end of the most recently ended fiscal quarter for which internal financial statements are available immediately preceding the date of issuance of such Refunding Capital Stock, after giving effect to such issuance on a Pro Forma Basis, the Parent Guarantor would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the test set forth in Section 4.06(a) hereof;
(13)dividends or other distributions of Capital Stock of, or Indebtedness owed to the Parent Guarantor or a Restricted Subsidiary by, Unrestricted Subsidiaries (unless the Unrestricted Subsidiary’s principal asset is cash and Cash Equivalents);
(14)distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation, in each case in connection with a Securitization;
(15)so long as no Event of Default has occurred and is continuing (or would result therefrom), Restricted Payments (including loans or advances), together with the aggregate principal amount of all Indebtedness Incurred under Section 4.06(b)(16)(y) hereof then outstanding, in an aggregate amount outstanding at the time made not to exceed the greater of (a) $90.0 million and (b) an amount equal to 1.4% of Total Assets at the time of the making of such Restricted Payment;
(16)any Restricted Payment that is made in accordance with clause (13), (14) or (16) of Section 4.08(b) hereof;
(17)mandatory redemptions of Preferred Stock issued as a Restricted Payment or as consideration for a Permitted Investment;
(18)any Restricted Payment that is necessary or advisable to comply with Regulatory Requirements;
(19)the making of other Restricted Payments if, at the time of the making of such Restricted Payment, and on a Pro Forma Basis (including the incurrence of any Indebtedness to finance such Restricted Payment and the application of the net proceeds thereof), the Consolidated Indebtedness to Consolidated Equity Ratio of the Parent Guarantor and its Restricted Subsidiaries would not exceed 1.50 to 1.00; and
(20)Restricted Payments that are made with Excluded Contributions.

(c)The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Parent Guarantor or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be their face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Parent Guarantor or Issuer acting in good faith.
For the avoidance of doubt, this Section 4.05 shall not restrict the making of any “AHYDO catch-up payment” with respect to, and required by the terms of, any Indebtedness of the Parent Guarantor or any Restricted Subsidiaries permitted to be incurred under the terms of this Indenture (or, in each case, any Refinancing Indebtedness with respect thereto).
For purposes of determining compliance with this covenant, in the event that a Restricted Payment or Investment (or portion thereof) meets the criteria of more than one of the categories of Permitted Payments described in the clauses above, or is permitted pursuant to the first paragraph of this covenant or one or more of the clauses contained in the definition of “Permitted Investment”, the Parent Guarantor or the Issuer will be entitled to divide or classify such Restricted Payment or Investment (or portion thereof) on the date of their payment or later divide, classify or reclassify in whole or in part in their sole discretion (based on circumstances existing on the date of such division, classification or reclassification) such Restricted Payment or Investment (or portion thereof) in any manner that complies with this covenant, including as an Investment pursuant to one or more of the clauses contained in the definition of “Permitted Investment”.
If the Parent Guarantor or a Restricted Subsidiary makes a Restricted Payment or an Investment which at the time of the making of such Restricted Payment or Investment, as applicable, would in the good faith determination of the Parent Guarantor be permitted under the provisions of this Indenture, such Restricted Payment or Investment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Parent Guarantor’s financial statements affecting Consolidated Net Income or Consolidated Indebtedness, Consolidated Equity or Total Assets of the Parent Guarantor for any period.
Section 4.06Limitation on Indebtedness.
(a)The Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Parent Guarantor and any of its Restricted Subsidiaries (other than any Specified Permitted Services Entities) may Incur Indebtedness if on the date of such Incurrence on a Pro Forma Basis (including pro forma application of the proceeds thereof), the Consolidated Indebtedness to Consolidated Equity Ratio of the Parent Guarantor and its Restricted Subsidiaries is not greater than 2.00 to 1.00.
(b)Section 4.06(a) will not prohibit the Incurrence of the following Indebtedness:
(1)(a) Indebtedness Incurred pursuant to any Credit Facility (including letters of credit or bankers’ acceptances issued or created under any Credit Facility), and any Refinancing Indebtedness in respect thereof and guarantees in respect of such Indebtedness in a maximum aggregate principal amount at any one time outstanding under this clause (1) does not to exceed the greater of (x) $155.0 million and (y) 2.5% of Total Assets as of the end of the most recently ended fiscal quarter of the Parent Guarantor for which financial statements are internally available preceding the date on which such Indebtedness is Incurred, plus (b) in the case of any refinancing of any

Indebtedness permitted under this clause (1) or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing;
(2)guarantees by the Parent Guarantor or any Restricted Subsidiary of Indebtedness of the Parent Guarantor or any Restricted Subsidiary so long as the Incurrence of such Indebtedness is permitted under the terms of this Indenture;
(3)Indebtedness of the Parent Guarantor owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Parent Guarantor or any Restricted Subsidiary; provided, however, that:
(A)any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor; and
(B)any sale or other transfer of any such Indebtedness to a Person other than the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor,
in each case, shall be deemed to constitute an Incurrence of such Indebtedness by the Parent Guarantor or such Restricted Subsidiary, as the case may be, not permitted by this clause (3);
(4)Indebtedness represented by (a) the Notes (other than any Additional Notes), including any Guarantee thereof, (b) any Indebtedness (other than Indebtedness incurred pursuant to clauses (1) and (4)(a) of this Section 4.06(b)) outstanding on the Issue Date (including the Existing Notes and any guarantee of the Existing Notes, whether outstanding on the Issue Date or subsequently Incurred), (c) Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) of this Section 4.06(b) (provided that if the Indebtedness being refinanced pursuant to this clause (c) is Indebtedness of a Permitted Services Group outstanding under subclauses (a)(i) or (b)(i) of clause (5) of this Section 4.06(b), such Refinancing Indebtedness shall also be Incurred by a Permitted Services Group), (6) or (9) of this Section 4.06(b) or Incurred pursuant to Section 4.06(a) hereof, and (d) Management Advances;
(5) Indebtedness of (x) the Parent Guarantor or any Restricted Subsidiary Incurred or issued to finance an acquisition or (y) Persons that are acquired by the Parent Guarantor or any Restricted Subsidiary or merged into or consolidated with the Parent Guarantor or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that after giving effect to such acquisition, merger or consolidation, either
(A) (i) to the extent such Indebtedness is Indebtedness of a Permitted Services Group, the PSG Fixed Charge Coverage Ratio for such Permitted Services Group is greater than or equal to 2.00 to 1.00 and (ii) to the extent such Indebtedness is not Indebtedness of a Permitted Services Group, the Parent Guarantor would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the test set forth in Section 4.06(a);
(B)(i) to the extent such Indebtedness is Indebtedness of a Permitted Services Group, the PSG Fixed Charge Coverage Ratio for such Permitted Services Group would not be lower than immediately prior to such acquisition, merger or consolidation and (ii) to the extent such Indebtedness is not Indebtedness of a Permitted Services Group, the Consolidated Indebtedness to Consolidated Equity Ratio of the Parent Guarantor and its Restricted Subsidiaries would not be greater than immediately prior to such acquisition, merger or consolidation; or
(C)such Indebtedness constitutes Acquired Indebtedness (other than Indebtedness Incurred in contemplation of the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Parent Guarantor or a Restricted Subsidiary); provided that the only obligors with respect to such Indebtedness shall be those Persons who were obligors of such Indebtedness prior to such acquisition, merger or consolidation;
(6)Hedging Obligations;
(7)Indebtedness represented by Capitalized Lease Obligations or Purchase Money Obligations in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (7) and then outstanding and any Refinancing Indebtedness in respect thereof, does not exceed the greater of (a) $65.0 million and (b) an amount equal to 1.0% of Total Assets at the time of Incurrence;
(8)Indebtedness in respect of: (a) workers’ compensation claims, self-insurance obligations, performance, indemnity, surety, judgment, appeal, advance payment, customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Parent Guarantor or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business; (b) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence; (c) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business; (d) letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business; and (e) any customary treasury, depositary, cash management, automatic clearing house arrangements, overdraft protections, cash pooling or netting or setting off arrangements in the ordinary course of business;
(9)Indebtedness arising from agreements providing for guarantees, indemnification, obligations in respect of earn-outs or other adjustments of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets, Person or any Capital Stock of a Subsidiary; provided that the maximum liability of the Parent Guarantor and its Restricted Subsidiaries in respect of all such Indebtedness in connection with a disposition shall at no time exceed the gross proceeds, including the fair market value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Parent Guarantor and its Restricted Subsidiaries in connection with such disposition;
(10)Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause (10) and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Parent Guarantor from the issuance or sale (other than to a Subsidiary) of its Capital Stock (other than Disqualified Stock or an Excluded Contribution) or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or an Excluded Contribution) of the Parent Guarantor, in each case, subsequent to the Existing Notes Issue Date; provided, however, that (i) any such Net Cash Proceeds that are so received or contributed shall not increase the amount available for making Restricted Payments to the extent the Parent Guarantor and its Restricted Subsidiaries Incur Indebtedness in reliance thereon and (ii) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this clause (10) to the extent the Parent Guarantor or any of its Restricted Subsidiaries make a Restricted Payment using such Net Cash Proceeds;
(11)Indebtedness consisting of promissory notes issued by the Parent Guarantor or any of its Restricted Subsidiaries to any current or former employee, director, manager or consultant of the Parent Guarantor, any of its Subsidiaries or any of its Parents (or permitted transferees, assigns, estates, or heirs of such employee, director, manager or consultant), to finance the purchase or redemption of Capital Stock of the Parent Guarantor or any of its Parents that is permitted by Section 4.05 hereof;
(12)Indebtedness of the Parent Guarantor or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case Incurred in the ordinary course of business;
(13)(i) Permitted Securitization Indebtedness or (ii) Indebtedness arising out of or to fund purchases of all remaining outstanding asset backed securities of any Securitization Entity for the purpose of relieving the Parent Guarantor or a Restricted Subsidiary of the Parent Guarantor of the administrative expense or other burdens (as reasonably determined by the Parent Guarantor) of servicing such Securitization Entity;
(14)Indebtedness in an aggregate outstanding principal amount which, when taken together with any Refinancing Indebtedness in respect thereof and the principal amount of all other Indebtedness Incurred pursuant to this clause (14) and then outstanding, will not exceed the greater of (a) $250.0 million and (b) an amount equal to 4.0% of Total Assets at the time of Incurrence;
(15)Indebtedness of the Parent Guarantor or a Restricted Subsidiary to the extent the net cash proceeds thereof are, substantially concurrently with the Incurrence thereof, applied (i) to redeem the Notes in full or (ii) to defease or discharge the Notes, in each case, in accordance with the terms of this Indenture;
(16)Indebtedness in an aggregate outstanding principal amount not to exceed at any time the aggregate amount of cash Restricted Payments which would be permitted to be made at such time by the Parent Guarantor under (x) Section 4.05(a)(C) hereof or (y) Section 4.05(b)(15) hereof at the time such Indebtedness is Incurred; and
(17)Indebtedness Incurred by any Permitted Services Group if on the date of such Incurrence on a Pro Forma Basis (including pro forma application of the proceeds thereof), the PSG Fixed Charge Coverage Ratio for such Permitted Services Group is greater than or equal to 2.00 to 1.00, and Refinancing Indebtedness Incurred by such Permitted Services Group with respect thereto (this clause (17) of this Section 4.06(b), the “PSG Debt Basket”).

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.06:
(1)in the event that all or any portion of any item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the Sections 4.06(a) and 4.06(b) hereof, the Parent Guarantor, in its sole discretion, will classify such Indebtedness (or portion thereof) and only be required to include the amount and type of such Indebtedness in Section 4.06(a) or one of the clauses of Section 4.06(b) hereof;
(2)additionally, all or any portion of any item of Indebtedness may later be reclassified as having been Incurred pursuant to any type of Indebtedness described in Sections 4.06(a) and 4.06(b) so long as such Indebtedness is permitted to be Incurred pursuant to such provision and any related Liens are permitted to be Incurred at the time of reclassification;
(3)guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;
(4)if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to Section 4.06(a) or clause (1), (8)(d) or (10) of Section 4.06(b) hereof and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included;
(5)the principal amount of any Disqualified Stock of the Parent Guarantor or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) and the liquidation preference thereof;
(6)Indebtedness permitted by this Section 4.06 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.06 permitting such Indebtedness; and
(7)the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined on the basis of U.S. GAAP.
(c)Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in U.S. GAAP, will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.06. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of the Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness.
(d)If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Parent Guarantor as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.06, the Parent Guarantor shall be in default of this Section 4.06).
(e)Notwithstanding any other provision of this Section 4.06, (a) the maximum amount of Indebtedness that the Parent Guarantor or a Restricted Subsidiary may Incur pursuant to this Section 4.06 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies and (b) any fluctuations in the value of the assets of a Similar Business as a result of changes in fair value or mark to market accounting shall not be deemed an Incurrence of Indebtedness for purposes of this Indenture.
(f)For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on, in the case of revolving credit debt, the relevant currency exchange rate in effect on the date such Indebtedness was first committed or first Incurred (whichever yields the lower U.S. dollar equivalent) or, in the case of any other Indebtedness, first Incurred; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being Refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such Refinancing; provided further that, at the option of the Parent Guarantor, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency may be recalculated on the basis of the relevant currency exchange rate in effect on the date of Incurrence of any additional Indebtedness for purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness.
(g)The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such Refinancing. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Parent Guarantor dated such date prepared in accordance with U.S. GAAP.
(h)The Parent Guarantor will not, and will not permit any Subsidiary Guarantor or the Issuer to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

Section 4.07Limitation on Sales of Assets and Subsidiary Stock.
(a)The Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:
(1)the Parent Guarantor or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined in good faith by the Parent Guarantor on the date of contractually agreeing to such Asset Disposition) of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap); and
(2)in any such Asset Disposition, or series of related Asset Dispositions (except to the extent the Asset Disposition is a Permitted Asset Swap), at least 75% of the consideration from such Asset Disposition (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) received by the Parent Guarantor or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents.
(b)The Parent Guarantor or any Restricted Subsidiary, as the case may be, shall apply an amount equal to 100% of the Net Available Cash from such Asset Disposition:
(1)within 450 days from the later of (x) the date of such Asset Disposition and (y) the receipt of such Net Available Cash:
(A)to prepay, repay, purchase or redeem any Secured Indebtedness of the Parent Guarantor, the Issuer or any of the Subsidiary Guarantors and (if applicable) to permanently reduce commitments with respect thereto;
(B)to prepay, repay, purchase or redeem any Senior Indebtedness of the Parent Guarantor, the Issuer or any of the Subsidiary Guarantors and (if applicable) to permanently reduce commitments with respect thereto; provided that the Parent Guarantor shall equally and ratably reduce (or offer to reduce, as applicable) obligations under the Notes; provided further that all reductions of obligations under the Notes shall be made as provided in Section 3.07 hereof or through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof plus accrued and unpaid interest) or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid;
(C)if the assets subject to such Asset Disposition are the property or assets of a Restricted Subsidiary that is not a Subsidiary Guarantor, to prepay, repay, purchase or redeem Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, other than Indebtedness owed to the Parent Guarantor or any Restricted Subsidiary;
(D)to purchase the Notes through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof plus accrued and unpaid interest), or by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer) to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or
(E)to redeem the Notes pursuant to Section 3.07 hereof;
(2)to the extent the Parent Guarantor or such Restricted Subsidiary elects, to invest in or commit to invest in Additional Assets (including Securitization Assets and by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Parent Guarantor or another Restricted Subsidiary) within 450 days from the later of (i) the date of such Asset Disposition and (ii) the receipt of such Net Available Cash; provided, however, that any such reinvestment in Additional Assets made pursuant to a definitive binding agreement or a commitment approved by the Board of Directors or the management of the Parent Guarantor that is executed or approved within such time will satisfy this requirement, so long as such investment is consummated within 180 days of such 450th day; or
(3)any combination of the foregoing;
provided that, pending the final application of any such Net Available Cash in accordance with clause (1), (2) or (3) of this Section 4.07(b), the Parent Guarantor and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise use such Net Available Cash in any manner not otherwise prohibited by this Indenture; provided further that, in the case of clauses (2) and (3) above, a binding commitment entered into not later than the end of such 450-day period shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Parent Guarantor or such Restricted Subsidiary enters into such commitment with the good faith expectation that an amount equal to the Net Available Cash will be applied to satisfy such commitment within 180 days of the end of such 450-day period (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before an amount equal to the Net Available Cash is so applied, then the Parent Guarantor or such Restricted Subsidiary shall be permitted to apply an amount equal to the Net Available Cash in any manner set forth above before the expiration of such 180-day period and, in the event the Parent Guarantor or such Restricted Subsidiary fails to do so, then such Net Available Cash shall constitute Excess Proceeds.
(c)Any Net Available Cash from the Asset Disposition that is not invested or applied as provided and within the time period set forth in Section 4.07(b) will be deemed to constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds the greater of (x) $125.0 million and (y) 2.0% of Total Assets (the “Excess Proceeds Threshold”), the Parent Guarantor shall make an offer to all Holders of the Notes and, if required by the terms of any Senior Indebtedness, ratably to the holders of such Senior Indebtedness (an “Asset Disposition Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is an integral multiple of $1,000 (but in minimum amounts of the Minimum Denomination) that may be purchased with such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, and in the case of any Senior Indebtedness at the offer price required by the terms thereof but not to exceed 100% of the principal amount thereof, plus accrued and unpaid interest, if any, in each case in accordance with the procedures set forth in this Indenture. The Parent Guarantor will commence an Asset Disposition Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceed the Excess Proceeds Threshold by delivering the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. The Parent Guarantor may satisfy the foregoing obligations with respect to any Net Available Cash from an Asset Disposition by making an Asset Disposition Offer with respect to such Net Available Cash prior to the expiration of the relevant 450-day period. Upon the completion of each Asset Disposition Offer (including a voluntary Asset Disposition Offer with respect to all Excess Proceeds even though less than the Excess Proceeds Threshold), the amount of Excess Proceeds shall be reset to zero.
(d)To the extent that the aggregate principal amount of Notes and such Senior Indebtedness, as the case may be, tendered pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Parent Guarantor and the Issuer may use any remaining Excess Proceeds for any purposes not otherwise prohibited under this Indenture. If the aggregate principal amount of Notes or Senior Indebtedness, as the case may be, surrendered by such holders thereof exceeds the amount of Excess Proceeds, such Notes or Senior Indebtedness, as the case may be, will be purchased on a pro rata basis based on the accreted value or principal amount of such Notes or Senior Indebtedness, as the case may be, tendered (and the Trustee or Registrar will select the tendered Notes of tendering holders on a pro rata basis, or such other basis in accordance with DTC procedures based on the amount of Notes tendered).
(e)The provisions under this Indenture relative to the Parent Guarantor’s obligation to make an offer to repurchase the Notes as a result of an Asset Disposition may be waived or modified, prior to the occurrence of such Asset Disposition, with the written consent of the Holders of a majority in principal amount of the Notes of the applicable series then outstanding.
(f)To the extent that any portion of Net Available Cash payable in respect of the Notes is denominated in a currency other than U.S. dollars, the amount thereof payable in respect of the Notes shall not exceed the net amount of funds in U.S. dollars that is actually received by the Issuer, the Parent Guarantor or its Restricted Subsidiaries upon converting such portion into U.S. dollars.
(g)For the purposes of clause (2) of Section 4.07(a) hereof, the following will be deemed to be cash:
(1)the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Parent Guarantor or a Restricted Subsidiary (other than Subordinated Indebtedness of the Parent Guarantor, the Issuer or a Guarantor) and the release of the Parent Guarantor or such Restricted Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Disposition;
(2)securities, notes or other obligations received by the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor from the transferee that are converted by the Parent Guarantor or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;
(3)Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Parent Guarantor and each other Restricted Subsidiary are released from any guarantee of payment of such Indebtedness in connection with such Asset Disposition, except to the extent that such guarantee of the Parent Guarantor or any such other Restricted Subsidiary that is a Guarantor is subordinated in right of payment to the Notes or such Guarantor’s Guarantee;
(4)consideration consisting of Indebtedness of the Parent Guarantor (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Parent Guarantor or any Restricted Subsidiary; and

(5)any Designated Non-Cash Consideration received by the Parent Guarantor or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 4.07 that is at that time outstanding, not to exceed the greater of (a) $125.0 million and (b) an amount equal to 2.0% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).
(h)The Parent Guarantor will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to this Section 4.07.
Section 4.08Limitation on Affiliate Transactions.
(a)The Parent Guarantor will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Parent Guarantor (an “Affiliate Transaction”) involving aggregate value in excess of $15.0 million unless:
(1)the terms of such Affiliate Transaction, taken as a whole, are not materially less favorable to the Parent Guarantor or such Restricted Subsidiary than those that could be obtained in a comparable transaction with a Person who is not such an Affiliate; and
(2)in the event such Affiliate Transaction involves an aggregate value in excess of $65.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Parent Guarantor or a duly appointed subcommittee thereof.
(b)Section 4.08(a) shall not apply to:
(1)any Restricted Payment permitted to be made pursuant to Section 4.05 hereof, any Permitted Payment or any Permitted Investment;
(2)any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Parent Guarantor, any Restricted Subsidiary or any Parent, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants’ plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors, managers or consultants approved by the Board of Directors of the Parent Guarantor in the ordinary course of business;
(3)any Management Advances and any waiver or transaction with respect thereto;

(4)(a) any transaction between or among (i) the Parent Guarantor and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction) or (ii) the Restricted Subsidiaries or (b) transactions with Joint Ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice;
(5)the payment of compensation, reasonable fees and reimbursement of expenses to, and customary indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, officers, consultants, managers or employees of the Parent Guarantor or any Restricted Subsidiary of the Parent Guarantor (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers, managers, consultants or employees) and including any such payment to a trust or similar entity in connection with payments under the Parent Guarantor’s long-term incentive program;
(6)the entry into and performance of obligations of the Parent Guarantor or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Issue Date, as these agreements and instruments may be replaced, amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this Section 4.08 or to the extent the terms thereof, taken as a whole, are not materially more disadvantageous to the Holders;
(7)any customary transaction with a Securitization Entity effected as part of a Securitization;
(8)transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business, which are fair to the Parent Guarantor or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors or the management of the Parent Guarantor or the relevant Restricted Subsidiary, or are on terms not materially less favorable, taken as a whole, than those that could reasonably have been obtained at such time from an unaffiliated party;
(9)any transaction between or among the Parent Guarantor or any Restricted Subsidiary and any Person that is an Affiliate of the Parent Guarantor or an Associate or similar entity solely because (i) the Parent Guarantor or a Restricted Subsidiary or any Affiliate of the Parent Guarantor or a Restricted Subsidiary or any Affiliate of any Permitted Holder owns an equity interest in or otherwise controls such Affiliate, Associate or similar entity or (ii) the Parent Guarantor or any Restricted Subsidiary has been appointed to manage the investments and assets of such Person;
(10)issuances or sales of Capital Stock (other than Disqualified Stock) of the Parent Guarantor or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights in connection therewith or any contribution to the capital of the Parent Guarantor or any Restricted Subsidiary;
(11)transactions in which the Parent Guarantor or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Parent Guarantor or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of Section 4.08(a) hereof;

(12)the existence of, or the performance by the Parent Guarantor or any Restricted Subsidiary of its obligations under the terms of, any equityholders agreement (including any registration rights agreement or purchase agreements related thereto) to which it is party as of the Issue Date and any similar agreement that it may enter into thereafter; provided, however, that the existence of, or the performance by the Parent Guarantor or any Restricted Subsidiary of its obligations under any future amendment to the equityholders’ agreement or under any similar agreement entered into after the Issue Date will only be permitted under this clause (12) to the extent that the terms of any such amendment or new agreement, taken as a whole, are not materially more disadvantageous to the Holders;
(13)the existence of, or the performance by the Parent Guarantor or any Restricted Subsidiary of its obligations under the terms of any arrangement or agreement with an Affiliate of the Parent Guarantor in connection with a Similar Business, which have been approved by the Board of Directors or the management of the Parent Guarantor acting in good faith;
(14)the transfer by the Parent Guarantor of all or substantially all of its assets to a Parent or Subsidiary so long as such transfer complies with the restrictions set forth in Section 5.01 hereof and does not result in a Change of Control;
(15)the obtaining of any licenses to use the intellectual property relating to the “Burford” mark and any related marks by the Parent Guarantor or any of its Subsidiaries in the ordinary course of business;
(16)any purchases by the Parent Guarantor’s Affiliates of Indebtedness or Disqualified Stock of the Parent Guarantor or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Parent Guarantor’s Affiliates; provided that such purchases by the Parent Guarantor’s Affiliates are on the same terms as such purchases by such Persons who are not the Parent Guarantor’s Affiliates;
(17)the provision of Permitted Services by Affiliates to the Parent Guarantor not otherwise prohibited by this Indenture that are fair to the Parent Guarantor and its Restricted Subsidiaries (as otherwise determined in good faith by the Board of Directors or the management of the Parent Guarantor) or are on terms at least as favorable, taken as whole, as might reasonably have been obtained at such time from an unaffiliated party (as otherwise determined in good faith by the Board of Directors or the management of the Parent Guarantor);
(18)transactions in the ordinary course with Joint Ventures in which the Parent Guarantor or any Restricted Subsidiary holds or acquires an ownership interest (whether by way of Capital Stock or otherwise) so long as the terms of any such transactions are not materially less favorable, taken as a whole, to the Parent Guarantor or Restricted Subsidiary participating in such Joint Ventures than they are to the other Joint Venture partners; and
(19)transactions that are necessary or advisable to comply with Regulatory Requirements.
Section 4.09Limitation on Liens.
(a)The Parent Guarantor and the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee of the Parent Guarantor, the Issuer or any Restricted Subsidiary, on any asset or property of the Parent Guarantor, the Issuer or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:
(1)in the case of any Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and
(2)in all other cases, the Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to or restrict Liens securing obligations in respect of the Notes and the related Guarantees.
(b)Any Lien created for the benefit of the Holders of the Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each Lien (other than a release as a result of the enforcement of remedies in respect of such Lien or the obligations secured by such Lien) that gave rise to the obligation to secure the Notes or such Guarantee pursuant to the immediately preceding paragraph.
(c)For purposes of determining compliance with this Section 4.09, (x) a Lien need not be Incurred solely by reference to one category of Permitted Liens, as applicable, but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Issuer shall, in its sole discretion, divide, classify or may subsequently reclassify at any time such Lien (or any portion thereof) in any manner that complies with this Section 4.09 and the definition of “Permitted Liens”.
Section 4.10Change of Control.
(a)If a Change of Control Triggering Event occurs (unless the Issuer has previously or concurrently mailed, or delivered electronically, a redemption notice with respect to all of the outstanding Notes as described in Section 3.07 hereof), the Issuer will make an offer to purchase all of the Notes (the “Change of Control Offer”) at a price in cash equal to 101% of the aggregate principal amount thereof (or such higher amount as the Issuer may determine (any Change of Control Offer at a higher amount, an “Alternate Offer”)) (such price, the “Change of Control Payment”) plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, unless the Issuer has previously or concurrently mailed, or delivered electronically, a redemption notice with respect to all the outstanding Notes as described in Section 3.07 hereof, the Issuer will send notice of such Change of Control Offer by first-class mail, or electronic delivery, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Holders list specified in Section 2.05 or otherwise in accordance with the procedures of the Depositary, stating:
(1)that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control” under this Indenture and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;
(2)the purchase price and the purchase date, which will be no earlier than 10 days nor later than 60 days from the date such notice is sent (the “Change of Control

Payment Date”), except in the case of a conditional Change of Control Offer made in advance of a Change of Control Triggering Event as described in clause (8) below;
(3)that any Note not properly tendered will remain outstanding and continue to accrue interest;
(4)that, unless the Issuer defaults in the payment of the Change of Control Payment required to be made, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;
(5)that Holders of the Notes electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6)that Holders of the Notes will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the applicable paying agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a telegram, telex, facsimile transmission, letter or, in the case of global notes, notice through the depositary’s systems, setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;
(7)the other instructions, as determined by the Issuer, consistent with this Section 4.10, that a Holder of Notes must follow; and
(8)if such notice is sent prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditional upon the occurrence of such Change of Control Triggering Event.
(b)On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law:
(1)accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer (including an Alternate Offer),
(2)deposit with the applicable paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof properly tendered, and
(3)deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to, and purchased by, the Issuer.
The Paying Agent will promptly deliver (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes validly tendered the Change of Control Payment for such Notes, and the Trustee will promptly, upon receipt of an Authentication Order, authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of the Minimum Denomination or an integral multiple of $1,000 in excess thereof.

(c)Notwithstanding anything to the contrary contained in this Indenture, the Issuer shall not be required to make a Change of Control Offer (including an Alternate Offer) following a Change of Control Triggering Event if a third party makes the Change of Control Offer (including an Alternate Offer) in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer (including an Alternate Offer) made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.
(d)Notwithstanding anything to the contrary contained in this Indenture, a Change of Control Offer (including an Alternate Offer) may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
(e)The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer.
(f)Other than as specifically provided in this Section 4.10, any purchase pursuant to this Section 4.10 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof, and references therein to “redeem,” “redemption,” “redemption date” and similar words shall be deemed to refer to “purchase,” “repurchase,” “Change of Control Payment Date” and similar words, as applicable.
Section 4.11Future Guarantees. In the future, each Non-Guarantor Subsidiary that is a Restricted Subsidiary (other than any Securitization Entity or any Specified Permitted Services Entity) that (a) incurs or guarantees any Indebtedness under the Existing Notes, or (b) incurs or guarantees other Indebtedness for borrowed money of the Issuer or any Guarantor in an aggregate principal amount in excess of $10.0 million, will guarantee the Notes by executing a supplemental indenture.
Section 4.12Suspension of Covenants on Achievement of Investment Grade Status.
(a)Following the first day:
(1)the Notes have achieved Investment Grade Status; and
(2)no Default or Event of Default has occurred and is continuing under this Indenture, then, beginning on that day and continuing until the Reversion Date, the Parent Guarantor and its Restricted Subsidiaries will not be subject to the provisions of Sections 4.05, 4.06, 4.07, 4.08, 4.11 and 5.01(a)(3) hereof (collectively, the “Suspended Covenants”).
(b)If at any time the Notes cease to have such Investment Grade Status, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reversion Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain Investment Grade Status and no Default or Event of Default is then in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Status); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Parent Guarantor or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants had remained in effect during such period. The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the “Suspension Period.” During the Suspension Period, no Restricted Subsidiary may be designated as an Unrestricted Subsidiary.
(c)On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be deemed to have been Incurred pursuant to clause (4)(b) of Section 4.06(b) hereof. On and after the Reversion Date, all Liens created during the Suspension Period will be considered Permitted Liens permitted under clause (11) of the definition thereof. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.05 hereof will be made as though Section 4.05 hereof had been in effect since the Issue Date and prior to, but not during, the Suspension Period. For purposes of determining compliance with Section 4.07, on the Reversion Date, the Excess Proceeds from all Asset Dispositions not applied in accordance with such covenant shall be deemed to be reset to zero. Further, any Affiliate Transaction entered into after the Reversion Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to Section 4.08(b)(6) hereof. In addition, for the avoidance of doubt, during the Suspension Period any future obligation to grant additional Guarantees shall be suspended. All such obligations to grant additional Guarantees shall be reinstated upon the Reversion Date.
(d)The Trustee shall have no duty to monitor the ratings of the Notes, shall not be deemed to have any knowledge of the ratings of the Notes and shall have no duty to notify Holders of any Suspension Period or Reversion Date.
Section 4.13Designation of Restricted and Unrestricted Subsidiaries.
(a)Other than during a Suspension Period, the Board of Directors of the Parent Guarantor may, subject to the second sentence of the definition of the term “Unrestricted Subsidiary”, designate any Restricted Subsidiary (other than the Issuer) to be an Unrestricted Subsidiary if no Event of Default is then continuing and such designation would not cause an Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Parent Guarantor and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.05 hereof or under one or more clauses of the definition of “Permitted Investments,” as determined by the Parent Guarantor. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.” The Board of Directors of the Parent Guarantor may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause an Event of Default. Unrestricted Subsidiaries will not be subject to the covenants in this Indenture.
(b)Any designation of a Subsidiary of the Parent Guarantor as an Unrestricted Subsidiary will be evidenced to the Trustee by providing the Trustee with a copy of a resolution of the Board of Directors of the Parent Guarantor giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the preceding conditions and was permitted by Section 4.05 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness and Liens of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Parent Guarantor as of such date and, if such Indebtedness or Liens, as the case may be, are not permitted to be incurred as of such date under Section 4.06 or 4.09 hereof, as applicable, the Parent Guarantor will be in default of such Section 4.06 or 4.09 hereof, as applicable.
(c)The Board of Directors of the Parent Guarantor may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Parent Guarantor; provided that such designation will be deemed to be an incurrence of Indebtedness and the granting of a Lien by a Restricted Subsidiary of the Parent Guarantor of any outstanding Indebtedness or Lien of such Unrestricted Subsidiary, if any, and such designation will only be permitted if (1) such Indebtedness and Liens are then permitted under Sections 4.06 and 4.09 hereof (but, for this purpose, determined without reliance on Section 4.06(b)(5)(C) or clause (12) of the definition of “Permitted Liens”) calculated on a Pro Forma Basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Event of Default would be in existence following such designation. Any such designation by the Board of Directors of the Parent Guarantor shall be evidenced to the Trustee by providing the Trustee with a certified copy of a resolution of the Board of Directors of the Parent Guarantor giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the preceding conditions.
Section 4.14Securities Law Compliance. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer and the Guarantors will comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations set forth in this Indenture by virtue of such conflict.
Section 4.15Corporate Existence. Subject to Article V hereof, each of the Issuer and Parent Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect:
(1)its corporate, limited liability company, partnership or other existence, and the corporate, limited liability company, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Parent Guarantor, the Issuer or any such Restricted Subsidiary; and
(2)the rights (charter and statutory), licenses and franchises of each of the Issuer, the Parent Guarantor and its Restricted Subsidiaries;
provided, however, that the Parent Guarantor shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any of its Restricted Subsidiaries (other than the Issuer), if (a) the Issuer or Parent Guarantor shall determine that the preservation thereof is no longer desirable or necessary in the conduct of the business of the Issuer, the Parent Guarantor and its Restricted Subsidiaries, taken as a whole, or (b) the failure to preserve such right, license or franchise, or the corporate, limited liability company, partnership or other existence, is not adverse in any material respect to the holders of the Notes.
Section 4.16Taxes. The Parent Guarantor shall pay or cause to be paid, and shall cause each Restricted Subsidiary to pay or cause to be paid, prior to delinquency, all material Taxes, assessments, and governmental levies due and payable by the Parent Guarantor or such Restricted Subsidiary, as applicable, except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the holders of the Notes.
Article V.

SUCCESSORS
Section 5.01Merger and Consolidation of the Parent Guarantor and the Issuer.
(a)The Parent Guarantor and the Issuer will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:
(1)(A) the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized and existing under the laws of any member state of the European Union, the United Kingdom, the Bailiwick of Guernsey, the United States of America, any State of the United States or the District of Columbia and (B) the Successor Company (if not the Parent Guarantor or the Issuer, as applicable) will expressly assume, by supplemental indenture (or other agreement or instrument as applicable), executed and delivered to the Trustee, as applicable, all the obligations of the Parent Guarantor or the Issuer, as applicable, under the Notes and this Indenture;
(2)immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Event of Default shall have occurred and be continuing;
(3)immediately after giving effect to such transaction, either (a) the Parent Guarantor would be able to Incur at least $1.00 of additional Indebtedness pursuant to the test set forth in Section 4.06(a) hereof or (b) the Consolidated Indebtedness to Consolidated Equity Ratio of the Parent Guarantor and its Restricted Subsidiaries would not be greater than it was immediately prior to giving effect to such transaction; and
(4)the Parent Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, stating that such consolidation, merger or transfer and such supplemental indenture (if any) and such other agreements or instruments, as applicable, comply with this Indenture.
(b)For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Parent Guarantor, which properties and assets, if held by the Parent Guarantor or the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Parent Guarantor or the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Parent Guarantor or the Issuer.
(c)Notwithstanding clauses (2), (3) and (4) of Section 5.01(a) hereof and the provisions described in Section 5.02 (which do not apply to transactions referred to in this sentence), (a) any Restricted Subsidiary of the Parent Guarantor may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Issuer or a Guarantor, (b) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Parent Guarantor or any other Restricted Subsidiary and (c) the Parent Guarantor and the Issuer may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Parent Guarantor or the Issuer, reincorporating the Parent Guarantor or the Issuer in another jurisdiction, changing the legal form of the Parent Guarantor or the Issuer or becoming a direct or indirect wholly-owned subsidiary of a holding company.
(d)The foregoing provisions of this Section 5.01 shall not apply to the creation of a new Subsidiary as a Restricted Subsidiary of the Parent Guarantor.
Section 5.02Merger and Consolidation of the Subsidiary Guarantors.
(a)None of the Subsidiary Guarantors may:
(1)consolidate with or merge with or into any Person; or
(2)sell, convey, transfer or dispose of, all or substantially all its assets, in one transaction or a series of related transactions, to any Person; or
(3)permit any Person to merge with or into such Guarantor;
unless:
(A)the other Person is the Parent Guarantor or the Issuer and such transaction complies with the provisions set forth under Section 5.01 hereof;
(B)(1) either (x) a Subsidiary Guarantor is the continuing Person, or (y) the resulting, surviving or transferee Person expressly assumes via supplemental indenture (or other agreement or instrument as applicable) all of the obligations of such Subsidiary Guarantor under its Guarantee and under this Indenture; and (2) immediately after giving effect to the transaction, no Event of Default has occurred and is continuing; or
(C)the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (in each case other than to the Parent Guarantor or a Restricted Subsidiary) otherwise permitted, or not prohibited, by this Indenture;
(b)In the event of any transaction (other than a lease, in which case the predecessor Subsidiary Guarantor, as applicable, shall not be so discharged) described in and complying with the conditions of this covenant in which the Guarantor is not the continuing entity, the successor Guarantor formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the predecessor Guarantor and the predecessor Guarantor will be discharged from all obligations and covenants under this Indenture and its Guarantee.
(c)Notwithstanding the preceding clause (a)(3)(B)(2) and the provisions described in Section 5.01 (which do not apply to transactions referred to in this sentence), (a) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Issuer or a Guarantor; (b) any Subsidiary Guarantor may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Issuer or any other Guarantor; (c) a Subsidiary Guarantor may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Subsidiary Guarantor, reincorporating the Subsidiary Guarantor in another jurisdiction or changing the legal form of the Subsidiary Guarantor.
Section 5.03Successor Person Substituted.
(a)Upon any consolidation with or merger with or into, or any sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the Parent Guarantor’s or the Issuer’s, as the case may be, assets to any Person, in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation with or merger into or with which the Parent Guarantor or the Issuer, as the case may be, is merged or to which such sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the Parent Guarantor’s or the Issuer’s, as the case may be, assets is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance, assignment, transfer or other disposition, the provisions of this Indenture and the Notes referring to the “Parent Guarantor” or “Issuer” shall refer instead to the successor Person and not to the Parent Guarantor or the Issuer), and may exercise every right and power of the Parent Guarantor or the Issuer, as applicable, under this Indenture and the Notes with the same effect as if such successor Person had been named as the Issuer herein and therein, and in such event the Parent Guarantor or the Issuer, as the case may be, will automatically be released and discharged from its obligations under this Indenture and the Notes; provided, however, that neither the predecessor Issuer nor predecessor Parent Guarantor shall be relieved from its respective Notes Obligations in the case of a lease of all or substantially all of its assets.
Article VI.

DEFAULTS AND REMEDIES
Section 6.01Events of Default. Each of the following is an “Event of Default”:
(1)default in any payment of interest, if any, on any Note when due and payable, continued for 30 days;
(2)default in the payment of the principal amount of or premium, if any, on any Note issued under this Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;
(3)failure to comply with the Issuer’s agreements or obligations (other than a default referred to in clause (1) or (2) of this Section 6.01) contained in this Indenture or the Notes for 60 days after written notice by the Trustee on behalf of the Holders or by the Holders of 30% in principal amount of the outstanding Notes;
(4)default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Parent Guarantor or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Parent Guarantor or any of its Restricted Subsidiaries) other than Indebtedness owed to the Parent Guarantor or a Restricted

Subsidiary whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:
(A)is caused by a failure to pay principal of such Indebtedness, at its stated final maturity (after giving effect to any applicable grace periods) provided in such Indebtedness; or
(B)results in the acceleration of such Indebtedness prior to its stated final maturity;
and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated and remains unpaid, is in excess of $135.0 million in the aggregate;
(5)the Issuer, the Parent Guarantor or a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Parent Guarantor and its Restricted Subsidiaries), would constitute a Significant Subsidiary:
(A)commences a voluntary case or proceeding under any applicable Bankruptcy Law;
(B)consents to the entry of an order for relief against it in an involuntary case or proceeding under any applicable Bankruptcy Law;
(C)consents to the appointment of a custodian, trustee in bankruptcy or monitor of it or for all or substantially all of its property,
(D)makes a general assignment for the benefit of its creditors, or
(E)generally is not paying its debts as they become due;
(6)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)is for relief against the Issuer, the Parent Guarantor or a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Parent Guarantor and its Restricted Subsidiaries), would constitute a Significant Subsidiary in an involuntary case;
(B)appoints a custodian, trustee in bankruptcy or monitor of the Issuer, the Parent Guarantor or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer or the Parent Guarantor that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or Parent Guarantor or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer or Parent Guarantor that, taken together, would constitute a Significant Subsidiary; or
(C)orders the liquidation of the Issuer or the Parent Guarantor or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of

Restricted Subsidiaries of the Issuer or the Parent Guarantor that, taken together, would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days;
(7)failure by the Parent Guarantor, the Issuer or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Parent Guarantor and its Restricted Subsidiaries), would constitute a Significant Subsidiary, to pay final judgments aggregating in excess of $135.0 million other than any judgments covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy companies, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; and
(8)any Guarantee by the Parent Guarantor, a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Parent Guarantor and its Restricted Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect, other than in accordance with the terms of this Indenture or any other Note Document, or any such Guarantor or group of Guarantors denies or disaffirms its or their obligations under its or their Guarantee, other than in accordance with the terms thereof or upon release of such Guarantee in accordance with this Indenture or any other Note Document.
Section 6.02Acceleration. If an Event of Default (other than an Event of Default described in clause (5) or (6) of Section 6.01 hereof with respect to the Issuer) occurs and is continuing, the Trustee by written notice to the Issuer or the Holders of at least 30% in principal amount of the outstanding Notes by written notice to the Issuer and the Trustee may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (4) of Section 6.01 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (4) of Section 6.01 shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, in each case, within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest, if any, on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.
If an Event of Default described in clause (5) or (6) of Section 6.01 hereof occurs with respect to the Issuer and is continuing, the principal of, premium, if any, and accrued but unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
Section 6.03Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest, if any, on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04Waiver of Past and Existing Defaults. The Holders of at least a majority in aggregate principal amount of the outstanding Notes, by written notice to the Issuer and to the Trustee, may waive all past or existing Defaults or Events of Default (including an Asset Disposition Offer or a Change of Control Offer, except for the failure to make and consummate (i) an Asset Disposition Offer with respect to any Asset Disposition that has been consummated to the extent the Issuer is required to make an Asset Disposition Offer pursuant to Section 4.07 hereof or (ii) a Change of Control Offer after the occurrence of any Change of Control), except with respect to nonpayment of principal, premium or interest, if any, of any Note held by a non-consenting Holder, and rescind any acceleration with respect to the Notes and its consequences, including any related payment default that resulted from such acceleration, if (x) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (y) a sum sufficient to pay all sums paid or advanced by the Trustee and the reasonable fees, expenses, disbursements and advances of the Trustee, its agents and counsel incurred in connection with such Event of Default has been deposited with the Trustee.
Section 6.05Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or, exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, or that the Trustee determines is unduly prejudicial to the rights of other Holders or that would involve the Trustee in personal liability (it being understood that the Trustee has no duty to determine whether any direction is unduly prejudicial to any Holder of a Note).
Section 6.06Limitation on Suits. No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes, except to enforce the right to receive payment of principal or interest, if any, when due, unless:
(1)such Holder has previously given the Trustee written notice that an Event of Default is continuing;
(2)Holders of at least 30% in principal amount of the outstanding Notes have requested in writing that the Trustee pursue the remedy;
(3)such Holders have offered in writing the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
(4)the Trustee has not complied with such request within 60 days after the receipt of the written request and the offer of security or indemnity; and
(5)the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
Section 6.07Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium on, if any, or interest, if any, on, a Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.
Section 6.08Collection Suit by Trustee. If an Event of Default specified in clause (1) or (2) of Section 6.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:
First: to the Trustee and its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and
Third: to the Issuer or to such party as a court of competent jurisdiction shall direct. The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
Section 6.12Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.
Section 6.13Waiver of Stay or Extension Laws. Each of the Issuer and the Guarantors (to the extent it may lawfully do so) agrees that it shall not at any time insist upon, plead or in any manner whatsoever claim to take the benefit or advantage of any stay, usury or extension law, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
Article VII.

TRUSTEE
Section 7.01Duties of Trustee.
(a)If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Event of Default:
(1)the duties of the Trustee will be determined solely by the express provisions of this Indenture to which it is a party (in its capacity as Trustee) and the

Trustee need perform only those duties that are specifically set forth in this Indenture to which it is a party (in its capacity as Trustee) and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)in the absence of willful misconduct, gross negligence or bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
(1)this clause does not limit the effect of clause (b) of this Section 7.01;
(2)the Trustee will not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and
(3)the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 or any other provision hereof.
(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01 and Section 7.02.
(e)No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense (including reasonable attorneys’ fees and expenses).
(f)The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02Rights of Trustee.
(a)The Trustee may conclusively rely upon any document, including but not limited to any resolution, statement, instrument, opinion, direction, order, notice, certificate, report, consent, request, order or judgment, or other paper believed by it to be genuine and to have been signed or presented by the proper Person, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein. The Trustee need not investigate any fact or matter stated in the document.
(b)Except as otherwise provided in this Indenture (whether expressly or by the absence of the reference to an Officer’s Certificate or Opinion of Counsel), before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel, accountants or other relevant experts and the advice of such counsel, accountants or other relevant experts or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(d)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Parent Guarantor or the Issuer shall be sufficient if signed by an Officer of the Parent Guarantor or the Issuer, as applicable.
(e)In no event shall the Trustee, including in its capacity as Paying Agent, Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.
(f)The permissive rights, powers and authorizations of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.
(g)The Trustee shall not be deemed to have notice of any Default or Event of Default (other than a payment default) unless written notice of any event which is in fact such a Default is received by a Trust Officer and such notice references the Notes and this Indenture and states it is a “notice of Default” or “notice of Event of Default”.
(h)The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder or thereunder.
(i)The Trustee may request that the Parent Guarantor or the Issuer deliver a certificate setting forth the names of individuals or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.
(j)In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(k)The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.
(l)If at any time the Trustee is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects this Indenture, the Trustee (a) shall furnish to the Issuer prompt written notice thereof and (b) is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Trustee complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.
(m)The knowledge of the Trustee shall not be attributed or imputed to U.S. Bank Trust Company, National Association in its other roles in the transaction, if any, and the knowledge of U.S. Bank Trust Company, National Association in any other role shall not be attributed or imputed to U.S. Bank Trust Company, National Association as Trustee.
(n)The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
(o)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(p)Notwithstanding anything to the contrary set forth herein, in no event shall the Trustee or the Paying Agent be liable for interest on any money received by it (including, but not limited to, any negative interest) except as the Trustee or the Paying Agent may otherwise agree in writing with the Issuer.
Section 7.03Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Parent Guarantor or the Issuer or any Affiliate of the Parent Guarantor or the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 hereof.
Section 7.04Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes (except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes upon the receipt of an Authentication Order pursuant to Section 2.02 hereof and perform its obligations hereunder), it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
The Trustee shall not be responsible for calculating the Applicable Premium or determining whether such amount is due.
Delivery of reports, information and documents to the Trustee under Article IV hereof is for informational purposes only and the Trustee’s receipt or constructive receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Parent Guarantor’s or the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on the related Officer’s Certificate). The Trustee also is not obligated to confirm that the Parent Guarantor and the Issuer have complied with its obligations contained in Section 4.03 hereof to post such reports and other information on its website.

Section 7.05Notice of Defaults. If a Default or Event of Default occurs and is continuing and a Trust Officer is provided notice of such occurrence by the Parent Guarantor, the Issuer or any Holder, the Trustee shall send to each Holder a notice of the Default or Event of Default within 60 days after being notified by the Parent Guarantor, the Issuer or any Holder. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest, if any, on any Note, the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interests of the Holders.
Section 7.06Compensation and Indemnity.
(a)The Parent Guarantor shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as agreed to in writing. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Parent Guarantor shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, except any such disbursements, advances and expenses as shall be determined to have been caused by its own gross negligence or willful misconduct. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents, experts and counsel.
(b)The Parent Guarantor, the Issuer and each other Guarantor, jointly and severally, shall indemnify the Trustee and its officers, directors, employees and agents and hold each of them harmless for, from and against any and all losses, liabilities or expenses (including reasonable attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Parent Guarantor (including this Section 7.06) and defending itself against any claim (whether asserted by the Parent Guarantor, the Issuer, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct. The Trustee will notify the Parent Guarantor promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Parent Guarantor shall not relieve the Parent Guarantor or the Issuer of their obligations hereunder. The Parent Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Parent Guarantor shall pay the reasonable fees and expenses of such counsel. The Parent Guarantor shall not pay for any settlement made without their consent (which shall not be unreasonably withheld).
(c)The obligations of the Parent Guarantor under this Section 7.06 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
(d)To secure the Parent Guarantor’s payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest, if any, on, particular Notes. Such Lien will survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.
(e)When the Trustee incurs expenses or renders services after an Event of Default specified in clause (5) or (6) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute administrative expenses for purposes of priority under any Bankruptcy Law.

Section 7.07Replacement of Trustee.
(a)A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.
(b)The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Parent Guarantor. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Parent Guarantor in writing. The Parent Guarantor may remove the Trustee if:
(1)the Trustee fails to comply with Section 7.09 hereof;
(2)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)a custodian or public officer takes charge of the Trustee or its property; or
(4)the Trustee becomes incapable of acting.
(c)If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Parent Guarantor shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Parent Guarantor.
(d)If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Parent Guarantor, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition (at the expense of the Parent Guarantor) any court of competent jurisdiction for the appointment of a successor Trustee.
(e)If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Parent Guarantor. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail or electronically deliver (in the case of a Global Note) a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Parent Guarantor’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.
Section 7.08Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee, provided such successor corporation shall otherwise be qualified and eligible under this

Article VII, without the execution or filing of any paper or any further act on the part of any parties hereto.
Section 7.09Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.
Article VIII.

LEGAL AND COVENANT DEFEASANCE
Section 8.01Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at any time at its option elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.
Section 8.02Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and the Parent Guarantor will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and cured of all then existing Defaults and Events of Defaults on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Parent Guarantor will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) of this Section 8.02 and to have satisfied all their other obligations under such Notes and this Indenture except for the following provisions which will survive until otherwise terminated or discharged hereunder:
(1)the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;
(2)the Issuer’s obligations with respect to such Notes under Article II and Section 4.02 hereof;
(3)the rights, powers, trusts, duties, immunities and indemnities of the Trustee hereunder and the Issuer’s and the Parent Guarantor’s respective obligations in connection therewith; and
(4)this Article VIII.
Subject to compliance with this Article VIII, the Issuer may exercise the option under this Section 8.02 notwithstanding the prior exercise of the option under Section 8.03 hereof. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(2) hereof will not constitute an Event of Default.
Section 8.03Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under Section 3.09, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.13 hereof and clause (3) of Section 5.01(a) and clause (B)(2) of Section 5.02(a)(3) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer and the Parent Guarantor may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby.
In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, payment of the Notes may not be accelerated because of an Event of Default set forth in clauses (3) (only with respect to the defeased covenants set forth in this Section 8.03), (4), (5) (other than with respect to the Issuer), (6) (other than with respect to the Issuer) (7), (8) and (9) of Section 6.01 hereof.
Section 8.04Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
(1)the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations which, in the opinion of an Independent Financial Advisor (if other than cash), or in the case of cash, is in amounts as will be sufficient to pay the principal of, premium on, if any, and interest, if any, on, the outstanding Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;
(2)in the case of an election under Section 8.02 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) in the United States confirming that, subject to customary assumptions and exclusions:
(A)the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or
(B)since the Issue Date, there has been a change in the applicable U.S. federal income tax law;
in either case to the effect that, and based thereon, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Legal Defeasance had not occurred;
(3)in the case of an election under Section 8.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumption and exclusions) in the United States confirming that, subject to customary assumptions, qualifications and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred;
(4)the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Issuer or others; and
(5)the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, qualifications and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.
If the Issuer exercises Legal Defeasance or Covenant Defeasance, the Guarantees in effect at such time will terminate.
Section 8.05Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Subsidiary of the Parent Guarantor thereof acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.
The Issuer shall pay and indemnify the Trustee against any Tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such Tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Notwithstanding anything in this Article VIII to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the written request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06Repayment to Issuer. Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium on, if any, or interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease.

Section 8.07Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium on, if any, or interest, if any, on, any Note following the reinstatement of the obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
Article IX.

AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01Without Consent of Holders of Notes. Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder, the Issuer, the Parent Guarantor, the Trustee and the other parties thereto, as applicable, may amend or supplement, any Note Documents to:
(1)cure any ambiguity, omission, mistake, defect, error or inconsistency, conform any provision to the “Description of the Notes” section of the Offering Memorandum, or reduce the minimum denomination of the Notes;
(2)provide for the assumption by a successor Person of the obligations of the Issuer or a Guarantor under any Note Document;
(3)provide for certificated Notes in addition to or in place of uncertificated Notes;
(4)add to the covenants or provide for a Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Parent Guarantor or any Restricted Subsidiary;
(5) add Liens to secure the Notes;
(6)make any change that does not adversely affect the rights of any Holder in any material respect;
(7)at the Parent Guarantor’s election, comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act of 1939, as amended, if such qualification is required;
(8)make such provisions as necessary (as determined in good faith by the Parent Guarantor) for the issuance of Additional Notes;
(9)to provide for any Restricted Subsidiary to provide a Guarantee in accordance with Section 4.11 and Article XI hereof and in connection therewith to execute a supplemental indenture substantially in the form of Exhibit D hereto, to add Guarantees with respect to the Notes or to confirm and evidence the release, termination, discharge or retaking of any Guarantee with respect to the Notes when such release, termination, discharge or retaking is provided for under this Indenture;

(10)to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements thereof or to provide for the accession by the Trustee to any Note Document; or
(11)to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted, or not prohibited, by this Indenture, including to facilitate the issuance and administration of Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.
Section 9.02With Consent of Holders of Notes. Except as provided below in this Section 9.02, the Issuer, the Parent Guarantor and the Trustee may amend or supplement the Note Documents with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with the purchases of, or tender offers or exchange offers for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Note Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with tender offers or exchange offers for, or purchases of, the Notes). Section 2.10 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.
Upon the request of the Issuer and Parent Guarantor accompanied by a resolution of the Parent Guarantor’s Board of Directors authorizing the execution of any such amended or supplemental indenture or Note Document, and upon providing the Trustee with evidence of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.05 hereof, the Trustee will join with the Issuer in the execution of such amended or supplemental indenture or Note Document unless such amended or supplemental indenture or Note Document directly affects the Trustee’s own rights, duties, indemnities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture or Note Document.
The consent of the Holders is not necessary to approve the particular form of any proposed amendment of any Note Document. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer or the Parent Guarantor shall mail or electronically transmit to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail or transmit such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
However, without the consent of each Holder affected thereby, no such amendment, supplement, modification or waiver shall with respect to any Notes issued under this Indenture and held by a non-consenting Holder:

(1)reduce the principal amount of such Notes whose Holders must consent to an amendment;
(2)reduce the stated rate of or extend the stated time for payment of interest on any such Note;
(3)reduce the principal of or extend the Maturity Date of any such Note;
(4)reduce the premium payable upon the redemption of any such Note or change the time at which any such Note may be redeemed, in each case as described in Section 3.07 hereof (except changes to any notice provisions, which may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding);
(5)make any such Note payable in money other than that stated in such Note;
(6)impair the right of any Holder to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes;
(7)waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration);
(8)release the Parent Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
(9)make any change in the amendment or waiver provisions which require the Holders’ consent described in this Section 9.02.
Section 9.03Revocation and Effect of Consents. Until an amendment, supplement, modification or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder. A consent to any amendment, supplement, modification or waiver by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.
The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, modification or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.
Section 9.04Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement, modification or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement, modification or waiver.
Section 9.05Trustee to Sign Amendments The Trustee will sign any amended, modified, or supplemental indenture authorized pursuant to this Article IX if the amendment, modification or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amended or supplemental indenture until the Parent Guarantor’s Board of Directors approves it. In executing any amended or supplemental indenture the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.03 hereof, an Officer’s Certificate and an Opinion of Counsel each stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
Article X.

SATISFACTION AND DISCHARGE
Section 10.01Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all outstanding Notes, when:
(1)either:
(A)all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or
(B)all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of any Notes, cash in U.S. Dollars, U.S. Government Obligations, or a combination thereof in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the Redemption Date only required to be deposited with the Trustee on or prior to the Redemption Date (provided that the Trustee shall have no liability whatsoever in the event that such Applicable Premium deficit is not in fact paid after any satisfaction and discharge);
(2)the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

(3)the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.
The Trustee will acknowledge the satisfaction and discharge of this Indenture if the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent to satisfaction and discharge have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 10.01(1)(B) above, the provisions of Sections 8.06 and 10.02 hereof will survive. In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 10.02Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
Article XI.

GUARANTEES
Section 11.01Guarantee.
(a)Subject to this Article XI, each Guarantor hereby jointly and severally, fully and unconditionally, guarantees on a senior unsecured basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Issuer hereunder or thereunder, that:
(1)all Obligations of the Issuer to the Holders or the Trustee under the Note Documents will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(2)in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(b)Each of the Guarantors hereby agrees that its Obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Guarantee of the Notes will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture.
(c)If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, a Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or a Guarantor, any amount paid by either to the Trustee or such Holder, this Guarantee of the Notes, to the extent theretofore discharged, will be reinstated in full force and effect.
(d)Each of the Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Guarantee of the Notes, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such Obligations as provided in Article VI hereof, such Obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee of the Notes. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee of the Notes.
(e)Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee of the Notes are knowingly made in contemplation of such benefits.
(f)The Guarantee issued by any Guarantor shall be a general senior obligation of such Guarantor and shall be pari passu in right of payment with all existing and future Senior Indebtedness of such Guarantor (including, if applicable, its guarantee of all Obligations under the Existing Notes).
Section 11.02Limitations on Guarantor Liability. Each of the Guarantors, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of the Notes of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee of the Notes. To effectuate the foregoing intention, the Trustee, the Holders and each Guarantor hereby irrevocably agree that the Obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under this Article XI, result in the Obligations of such Guarantor under its Guarantee of the Notes not constituting a fraudulent transfer or conveyance. Each Guarantor that makes a payment under its Guarantee of the Notes shall be entitled upon payment in full of all guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with U.S. GAAP.

Section 11.03Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary that is required to become a Guarantor pursuant to the provisions of this Indenture shall promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit D hereto pursuant to which such Subsidiary shall become a Guarantor under this Article XI and shall guarantee the guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Officer’s Certificate stating that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.
If required by Section 4.11 hereof, the Parent Guarantor shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.11 hereof and this Article XI, to the extent applicable.
Section 11.04Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 11.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.
Section 11.05Releases.
(a)The Guarantee by a Guarantor provides by its terms that it will be automatically and unconditionally released and discharged with respect to the Notes, without further action required on the part of the Guarantor, the Trustee or any holder of Notes, (i) upon:
(1)except in the case of the Parent Guarantor, any direct or indirect sale, exchange, transfer or other disposition (by merger, consolidation or otherwise) of the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary, if such sale, exchange, transfer or other disposition is not in violation of the applicable terms of this Indenture;
(2)except in the case of the Parent Guarantor, the release or discharge of the Indebtedness or guarantee of Indebtedness by such Guarantor that resulted in the creation of such Guarantee except a release or discharge by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision);
(3)except in the case of the Parent Guarantor, the sale, exchange, transfer or other disposition of all or substantially all of the assets of such Guarantor, in a transaction that is not in violation of the applicable terms of this Indenture, to any Person who is not (either before or after giving effect to such transaction) the Parent Guarantor, the Issuer or a Restricted Subsidiary;
(4)the designation of any Restricted Subsidiary of the Parent Guarantor that is a Guarantor as an Unrestricted Subsidiary in accordance with the provisions set forth in Section 4.05 and the definition of “Unrestricted Subsidiary”;

(5)the Issuer exercising its legal defeasance option or covenant defeasance option with respect to the Notes as described in Sections 8.02 or 8.03 or the Issuer’s obligations under this Indenture being discharged with respect to the Notes in accordance with the terms of this Indenture;
(6)upon payment in full of principal, interest and all other obligations in respect of the Notes in accordance with this Indenture;
(7)except in the case of the Parent Guarantor, upon the achievement of Investment Grade Status by the Notes; provided that such Guarantee shall be reinstated upon the Reversion Date; or
(8)to the extent that such Subsidiary Guarantor is not an Immaterial Subsidiary solely due to the operation of clause (i) of the definition of “Immaterial Subsidiary,” upon the release of the Guarantee referred to in such clause;
(9)and, in the case of this clause (i), such Guarantor delivering to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the release of such Guarantee shall have been complied with; or
(10)(ii) except in the case of the Parent Guarantor, upon the consent of Holders of a majority in aggregate principal amount of the outstanding Notes.
(b)Upon request of the Issuer, the Trustee shall evidence such release by executing a supplemental indenture, subject to receipt of an Officer’s Certificate, without the consent of any holder of the Notes (other than a release or discharge pursuant to Section 11.05(a)(ii)).
(c)Any Guarantor not released from its Obligations under its Guarantee of the Notes as provided in this Section 11.05 will remain liable for the full amount of principal of, premium on, if any, and interest, if any, on, the Notes and for the other Obligations of any Guarantor under this Indenture as provided in this Article XI.
Section 11.06Successors and Assigns. This Article XI shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
Section 11.07Non-Impairment. Each of the Guarantors hereby agrees that its Guarantee of the Notes set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee of the Notes set forth in this Indenture on behalf of the Guarantors.

Article XII.

MISCELLANEOUS
Section 12.01Notices.
(a)Any notice or communication by the Issuer, the Parent Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile or other electronic transmission or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Issuer or Parent Guarantor:

Burford Capital Limited
350 Madison Avenue
New York, New York 10017
Email: jlicht@burfordcapital.com; mklein@burfordcapital.com
Attention: Jordan Licht and Mark Klein

With a copy to:

Cravath, Swaine & Moore LLP
Worldwide Plaza, 825 Eighth Avenue
New York, New York 10019
Email: APitts@cravath.com; rpatrone@cravath.com
Attention: Andrew J. Pitts and Ryan J. Patrone

If to the Trustee:

U.S. Bank Trust Company, National Association
100 Wall Street, Suite 600
New York, New York 10005
Email: christopher.grell@usbank.com
Attention: Global Corporate Trust Services

(b)The Issuer, the Parent Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
(c)All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile or other electronic transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
(d)Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar or by other electronic means or such other delivery system as the Trustee agrees to accept. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
(e)If a notice or communication is mailed or transmitted in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
(f)If the Issuer mails or transmits a notice or communication to Holders, it will mail or transmit a copy to the Trustee and each Agent at the same time.
(g)In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling absent manifest error. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
(h)Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee.
(i)Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
Section 12.02Certificate and Opinion as to Conditions Precedent. Except as otherwise provided herein, upon any request or application by the Issuer or the Parent Guarantor to the Trustee to take any action under this Indenture, the Issuer or the Parent Guarantor, as applicable, shall furnish to the Trustee:
(1)an Officer’s Certificate in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(2)an Opinion of Counsel in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03 hereof), as applicable, stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; provided, however, that no such Opinion of Counsel shall be delivered with respect to the authentication and delivery of any Notes on the Issue Date.
Section 12.03Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a conditions precedent or covenants provided for in this Indenture must include:

(1)a statement that the Person making such certificate or opinion is familiar with this Indenture and has read all covenants or conditions precedent provided for in this Indenture relating to the proposed action;
(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or conditions precedent have been satisfied (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and
(4)a statement as to whether or not, in the opinion of such Person, all conditions precedent or covenants provided for in this Indenture relating to the proposed action have been satisfied.
Section 12.04Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.05No Personal Liability of Directors, Officers, Employees and Shareholders. No director, officer, employee, member, incorporator, manager or shareholder of the Parent Guarantor or any of its respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 12.06Governing Law; Consent to Jurisdiction. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE OTHER NOTE DOCUMENTS.
Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 12.01 hereof shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. Notwithstanding the foregoing, the Trustee may bring an action against the Issuer in any other jurisdiction of its choosing.
Section 12.07No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Parent Guarantor or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.08Successors. All agreements of the Issuer and the Guarantors in this Indenture and the Notes will bind their successors. All agreements of the Trustee in this Indenture will bind its successors.
Section 12.09Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 12.10Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by facsimile, .pdf attachment, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic methods shall be deemed to be their original signatures for all purposes. Unless otherwise provided in this Indenture or in any Note, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act.
Section 12.11Table of Contents, Headings, etc.. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
Section 12.12Waiver of Jury Trial. THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE HOLDERS (BY THEIR ACCEPTANCE OF THE NOTES) HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED THEREBY.
Section 12.13Process Agent. Each Guarantor incorporated in the United Kingdom or Guernsey, as the case may be, has appointed Burford Capital LLC as its agent to accept and acknowledge on its behalf service of any and all process which may be served in connection with any such suit or proceeding that may be instituted in any federal or state court in the Borough of Manhattan in the City of New York.
[Signatures on following pages]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the day and year first above written.

BURFORD CAPITAL GLOBAL FINANCE LLC

By: /s/ Jordan D. Licht__________________
Name:    Jordan D. Licht
Title:    Vice President and Treasurer
BURFORD CAPITAL LIMITED

By: /s/Rukia Baruti_____________________
Name:     Rukia Baruti
Title:    Director
BURFORD CAPITAL FINANCE LLC

By: /s/ Jordan D. Licht__________________
Name:     Jordan D. Licht
Title:    Vice President and Treasurer
BURFORD CAPITAL PLC

By: /s/ Philip Braverman_________________
Name:     Philip Braverman
Title:    Director

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
By: /s/ Christopher J. Grell________________
Name: Christopher J. Grell
Title: Vice President

EXHIBIT A
[FORM OF NOTE]
[Insert the Private Placement Legend pursuant to the provisions of the Indenture]
[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

Exhibit A

[RULE 144A] [REGULATION S] [GLOBAL] NOTE
CUSIP: [12116L AG4] / [U1056L AE1] / [12116L AH2]
ISIN: [US12116LAG41] / [USU1056LAE12]

7.50% Senior Notes due 2033
No.____      $_____
[or such other principal amount as shall be
set forth in the Schedule of Exchanges of Interests
in the Global Note attached hereto]1
BURFORD CAPITAL GLOBAL FINANCE LLC

promises to pay to [CEDE & CO.]2 or registered assigns the principal sum of $______ (_____ Dollars) [or such other principal amount as shall be set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]3 on July 15, 2033.
Interest Payment Dates: January 15 and July 15
Record Dates: January 1 and July 1
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.
Dated: ______, 20__

1 Insert in Global Notes.
2 Insert in Global Notes.
3 Insert in Global Notes.

Exhibit A

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.
BURFORD CAPITAL GLOBAL FINANCE LLC

By: _________________________________
Name:
Title:
Dated:_____________

Exhibit A

This is one of the Notes referred to
in the within-mentioned Indenture:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
By:____________________________________        Dated:
Authorized Signatory

Exhibit A

[Back of Note]
7.50% Senior Notes due 2033
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)    Interest. Burford Capital Global Finance LLC, a Delaware limited liability company (the “Issuer”), promises to pay or cause to be paid interest on the principal amount of this Note at 7.50% per annum from and including [________] until maturity. The Issuer shall pay interest, if any, in cash semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be [________]. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate equal to the then applicable interest rate on the Notes to the extent lawful.
Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
(2)    Method of Payment. The Issuer shall pay interest on the Notes to the Persons who are registered Holders at the close of business on [________] or [________] immediately preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in the Indenture with respect to defaulted interest. The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Paying Agent or Registrar designated by the Company maintained for such purpose (which shall initially be the office of the Trustee maintained for such purpose), or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.03 of the Indenture; provided, however, that, at the option of the Paying Agent, each installment of interest may be paid by check or wire transfer as provided for in the Indenture. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3)    Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Issuer or any of their Subsidiaries may act as Paying Agent or Registrar.
(4)    Indenture. The Issuer issued the Notes under an Indenture, dated as of July 11, 2025 (the “Indenture”), among the Issuer, the Guarantors party thereto and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such

Exhibit A

terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
(5)    Optional Redemption.
(a)    At any time and from time to time prior to July 15, 2028, the Issuer may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes originally issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) at a redemption price equal to 107.500% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds received by the Parent Guarantor of one or more Equity Offerings; provided that at least 50% of the aggregate principal amount of the Notes originally issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 180 days of the date of closing of each such Equity Offering.
(b)    At any time and from time to time prior to July 15, 2028, the Issuer may redeem the Notes, in whole or in part, at its option, upon not less than 10 days nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount of such Notes plus the relevant Applicable Premium as of, and accrued and unpaid interest, if any, to but not including the applicable Redemption Date.
(c)    At any time and from time to time on or after July 15, 2028, the Issuer may redeem the Notes, in whole or in part, at its option, upon not less than 10 days nor more than 60 days’ prior notice at a redemption price equal to the respective percentage of the principal amount of the Notes to be redeemed set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed beginning on July 15 of the years indicated below:

Period	Percentage
2028	103.750%
2029	101.875%
2030 and thereafter	100.000%

(d)    Notwithstanding clauses (a) through (c) above, in connection with any tender offer for all of the outstanding Notes (including pursuant to a Change of Control Offer or Alternate Offer (each as defined below)), if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such a tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not

Exhibit A

more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.
(e)    Notice of any redemption may be given prior to the completion of any offering or other corporate transaction, and any redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the completion of the related offering or corporate transaction.
(f)    The Issuer may provide that payment of the redemption price and performance of the Issuer’s obligations with respect to any redemption permitted hereunder may be performed by another Person designated by the Issuer in the applicable redemption notice (including any third party making a tender offer described clause (d) of this Section 5); provided that any such payment or performance occurs in accordance with the Indenture and no such designation shall relieve the Issuer from making such payment or performing such obligations if such other Person so designated fails to do the same in accordance with the Indenture.
Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
(6)    No Mandatory Redemption; Open Market Purchases. The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes. The Issuer and its Affiliates may at any time and from time to time purchase Notes in the open market, by tender offer, negotiated transactions or otherwise. However, under certain circumstances, the Issuer may be required to offer to purchase Notes for cash as described in Sections 4.07 and 4.10 of the Indenture.
(7)    Repurchase at the Option of Holder.
(a)    If a Change of Control Triggering Event occurs (unless a third party makes the Change of Control Offer in accordance with the Indenture or the Issuer has previously or concurrently mailed, or delivered electronically, a redemption notice with respect to all of the outstanding Notes as described in Section 3.07 of the Indenture), the Issuer will make an offer to purchase all of the Notes (the “Change of Control Offer”) at a price in cash equal to 101% of the aggregate principal amount thereof (or such higher amount as the Issuer may determine (any Change of Control Offer at a higher amount as the Issuer may determine (any Change of Control Offer at a higher amount, an “Alternate Offer”) plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, unless the Issuer has previously or concurrently mailed, or delivered electronically, a redemption notice with respect to all the outstanding Notes as described in Section 3.07 of the Indenture, the Issuer will send notice of such Change of Control Offer, by first-class mail, or electronic delivery, with a copy to the Trustee, to each Holder of Notes to the address of such

Exhibit A

Holder appearing in the Holders list specified in Section 2.05 of the Indenture or otherwise in accordance with the procedures of the Depositary, such notice setting forth the procedures governing the Change of Control Offer as required by the Indenture.
(b)    If the Parent Guarantor or a Restricted Subsidiary consummates any Asset Disposition, on the 451th day (or the 631st day, in the case of any Net Available Cash committed to be used pursuant to a definitive binding agreement or commitment approved by the Board of Directors of the Parent Guarantor pursuant to clauses (2) or (3) of Section 4.07(b) of the Indenture) after the later of an Asset Disposition and the receipt of Net Available Cash, or earlier at the Issuer’s option, if the aggregate amount of Excess Proceeds exceeds the greater of (x) $125.0 million and (y) 2.0% of Total Assets, (the “Excess Proceeds Threshold”), the Parent Guarantor shall make an offer to all Holders of the Notes and, if required by the terms of any Senior Indebtedness, ratably to the holders of such Senior Indebtedness (an “Asset Disposition Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is an integral multiple of $1,000 (but in minimum amounts of the Minimum Denomination) that may be purchased with such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, and in the case of any Senior Indebtedness at the offer price required by the terms thereof but not to exceed 100% of the principal amount thereof, plus accrued and unpaid interest, if any, in each case in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Disposition Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceed the Excess Proceeds Threshold by delivering the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. The Issuer may satisfy the foregoing obligations with respect to any Net Available Cash from an Asset Disposition by making an Asset Disposition Offer with respect to such Net Available Cash prior to the expiration of the relevant 450-day period (or 630-day period, if applicable). Upon the completion of each Asset Disposition Offer (including a voluntary Asset Disposition Offer with respect to all Excess Proceeds even though less than the Excess Proceeds Threshold), the amount of Excess Proceeds shall be reset to zero. To the extent that the aggregate principal amount of Notes and such Senior Indebtedness, as the case may be, tendered pursuant to an Asset Disposition Offer is less than the Excess Proceeds the Parent Guarantor and the Issuer may use any remaining Excess Proceeds, for any purposes not otherwise prohibited under the Indenture. If the aggregate principal amount of Notes or Senior Indebtedness, as the case may be, surrendered by such holders thereof exceeds the amount of Excess Proceeds, such Notes or Senior Indebtedness, as the case may be, will be purchased on a pro rata basis based on the accreted value or principal amount of such Notes or Senior Indebtedness, as the case may be, tendered (and the Trustee or Registrar will select the tendered Notes of tendering holders on a pro rata basis, or such other basis in accordance with DTC procedures based on the amount of Notes tendered).
(8)    Notice of Redemption. Subject to Section 3.09 of the Indenture, at least 10 days but not more than 60 days before the applicable redemption date, the Issuer shall mail or deliver, or cause to be mailed or delivered, a notice of redemption to each Holder whose Notes are to be redeemed, by first class mail at its registered address or by electronic transmission (for Global Notes), except that redemption notices may be mailed or delivered more than 60 days

Exhibit A

prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article VIII or Article X thereof, respectively. Notes and portions of Notes selected will be in amounts of $200,000 or whole multiples of $1,000 in excess thereof; except that Notes of $200,000 or less shall be redeemed in whole and not in part and if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.
(9)    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer needs not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer needs not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.
(10)    Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
(11)    Amendment, Supplement and Waiver. The Notes Documents, including the Indenture and the Notes, may be amended, supplemented or modified as provided in the Indenture.
(12)    Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. In the case of an Event of Default arising from certain events of bankruptcy, insolvency or court protection with respect to the Issuer, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of at least a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest, if any) if it determines that withholding notice is in their interest. The Holders of at least a majority in aggregate principal amount of the outstanding Notes, by written notice to the Issuer and to the Trustee, may waive all past or existing Defaults or Events of Default (including an Asset Disposition Offer or a Change of Control Offer, except for the failure to make and consummate (i) an Asset Disposition Offer with respect to any Asset Disposition that has been consummated to the extent the Issuer is required to make an Asset Disposition Offer pursuant to Section 4.07 of the Indenture or (ii) a Change of Control Offer after the occurrence of any Change of Control

Exhibit A

Triggering Event), except with respect to nonpayment of principal, premium or interest, if any, of any Note held by a non-consenting Holder, and rescind any acceleration with respect to the Notes and its consequences, including any related payment default that resulted from such acceleration. Subject to the provisions of the Indenture, the Parent Guarantor is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and the Parent Guarantor is required, within 30 days after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
(13)     Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.
(14)    No Recourse Against Others. No director, officer, employee, member, incorporator, manager or shareholder of the Parent Guarantor or any of its Subsidiaries or Affiliates, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
(15)    Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(16)    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(17)    CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
(18)    Governing Law. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Burford Capital Limited
350 Madison Avenue
New York, New York 10017

Exhibit A

Attention: Chief Financial Officer

Exhibit A

Assignment Form
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) Rule 17Ad-15.
The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of the Issuer and that, to its knowledge, the proposed transferee ☐ is / ☐ is not an Affiliate of the Issuer.
In connection with any transfer or exchange of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being:
CHECK ONE BOX BELOW:
(1)    ☐    acquired for the undersigned’s own account, without transfer; or
(2)    ☐    transferred to the Issuer, the Parent Guarantor or any Subsidiary thereof; or
(3)    ☐    transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);
(4)    ☐    transferred pursuant to and in compliance with Regulation S under the Securities Act; or

Exhibit A

(5)    ☐    transferred pursuant to another available exemption from the registration requirements of the Securities Act.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5) is checked, the Issuer may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

    Signature
Signature Guarantee:

(Signature must be guaranteed)    Signature
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.
TO BE COMPLETED BY PURCHASER.
[The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is also a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended, and Rule 2a51-1(g) thereunder, and it is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.]1
[The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is not a “U.S. person” within the meaning of Regulation S under the Securities Act, and is also a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended, and Rule 2a51-1(g) thereunder, and it is aware that the sale to it is being made in reliance on Regulation S and that it is aware that the transferor is relying upon the
1 NTD: To be completed if transfer into 144A Global Note.

Exhibit A

undersigned’s foregoing representations in order to claim the exemption from registration provided by Regulation S.]2

Dated:
2 NTD: To be completed if transfer into a Regulation S Global Note.

Exhibit A

Option of Holder to Elect Purchase
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.07 or 4.10 of the Indenture, check the appropriate box below:
Section 4.07     Section 4.10
If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.07 or 4.10 of the Indenture, state the amount you elect to have purchased:
$____________________________
Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A

Schedule of Exchanges of Interests in the Global Note3
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease Principal Amount of this Global Note	Amount of increase in Principal Amount of in this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

3 This schedule should only be included if the Note is issued in global form.

EXHIBIT B

FORM OF SECTION 3(C)(7) REMINDER NOTICE

[For use with Book-Entry Notes only]
SECTION 3(c)(7) REMINDER NOTICE
To:    All DTC Participants holding an interest in 7.50% Senior Notes due 7-15-2033 (the “Notes”) of Burford Capital Global Finance LLC (the “Issuer”)
From:    U.S. Bank Trust Company, National Association, as trustee on behalf of the Issuer
Date:    7/11/2025
Subject:    Reminder of Section 3(c)(7) requirements and restrictions to the Notes
CUSIPs:    12116L AG4 / U1056L AE1

Reference is hereby made to the indenture, dated as of July 11, 2025 (the “Indenture”), by and among the Issuer, the Guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
Every beneficial owner of an interest in a Global Note (each such owner, a “Note Owner”) is required to be a (A) either (i) a Qualified Institutional Buyer (“QIB”) (as defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”)), or (ii) a non-U.S. person outside the United States (“non-U.S. Person”) (as defined in Regulation S (“Regulation S”) under the Securities Act), and, in each case, that is also (B) a Qualified Purchaser (“QP”) as defined in Section 2(a)(51)(A) under the Investment Company Act of 1940, as amended (any holder that so qualifies, an “Eligible Holder”) that can at all times make the following representations to the effect that such Note Owner:
(i)    is (A) either (i) a QIB or (ii) a non-U.S. Person, and, in each case, (B) that is also a QP, and is aware that the seller of the Notes may be relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A or Regulation S, as applicable, and is acquiring the Notes for its own account or for the account of one or more QIBs, in the case of Rule 144A Global Notes, or non-U.S. Persons, in the case of Regulation S Global Notes, that, in each case, are also QPs for whom it is authorized to act;
(ii)    understands that the Notes have not been registered under the Securities
Act and that, if in the future it decides to offer, resell, pledge or otherwise transfer the Notes, the Notes may be offered, resold, pledged or otherwise transferred only to (A)

Exhibit B

either (i) a QIB or (ii) a non-U.S. Person and, in each case, that is also (B) a QP that is purchasing the Notes for its own account or for the account of a QIB or non-U.S. Person, as applicable, that is also a QP to which notice is given that the transfer is being made in reliance on Rule 144A or Regulation S, as applicable, in each case, in compliance with the requirements of the Indenture and that it will notify such transferee of the transfer restrictions specified in Article II of the Indenture;
(iii)    either (a) no portion of the assets used by such Note Owner to acquire and hold the Notes or beneficial interest therein constitutes assets of (i) any “employee benefit plan” subject to Title I of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) any plan, individual retirement account or other arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “Plan Assets” (pursuant to Section 3(42) of ERISA and regulations promulgated under ERISA by the U.S. Department of Labor) of such employee benefit plans, plans, accounts or arrangements (collectively, “ERISA Plans”), (iv) a governmental plan, church plan or non-U.S. plan, subject to provisions under any federal, state, local, non-U.S. laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or (v) an entity whose underlying assets are considered to include the assets within the meaning of ERISA or otherwise) of any of the foregoing described in clauses (i) through (iv) (each of the foregoing described in clauses (i) through (v), a “Plan”) or (b) the acquisition, holding and disposition of the Notes or beneficial interests therein will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws. In addition, each purchaser and subsequent transferee of the Notes with the assets of any ERISA Plan will be deemed to have represented, warranted and acknowledged that a fiduciary is making the decision to invest in the Notes on its behalf and that none of the Issuer, the initial purchasers, or any of their respective affiliates, has provided, and none of them will provide, any investment advice within the meaning of Section 3(21) of ERISA, and the regulations thereunder, to the ERISA Plan or the fiduciary in connection with the ERISA Plan’s acquisition of the Notes, and such fiduciary acknowledges and agrees that the fiduciary is exercising its own independent judgment in evaluating the transaction;
(iv)    is duly authorized to purchase the Notes and its purchase of investments having the characteristics of the Notes is authorized under, and not directly or indirectly in contravention of, any law, charter, trust instrument or other operative document, investment guidelines or list of permissible or impermissible investments that is applicable to the investor; and

Exhibit B

(v)    understands that each holder of the Note, by virtue of its acceptance thereof, assents to the terms, provisions and conditions of the Indenture.
An interest in the Notes can only be transferred to an Eligible Holder that can make all of the representations set forth above.
The Trustee and the Issuer have the absolute and unrestricted right to refuse the transfer of an interest in the Notes to any Person who is not an Eligible Holder. The Trustee and the Issuer further have the right to require that any Note Owner who is determined not to be an Eligible Holder transfer such interest to a Person who is an Eligible Holder.
Any Participant or other Person receiving this Reminder Notice that is not a Note Owner is requested to forward this Reminder Notice to the appropriate Note Owner, which Note Owner must be able to make all of the representations set forth above.

EXHIBIT C

BURFORD CAPITAL GLOBAL FINANCE LLC
[__________], 2025
Bloomberg, L.P.
731 Lexington Avenue
New York, New York 10022
Ladies and Gentlemen:
Pursuant to the indenture, dated as of July 11, 2025 (the “Indenture”), by and among Burford Capital Global Finance LLC (the “Issuer”), Burford Capital Limited (the “Parent Guarantor”), Burford Capital Finance LLC and Burford Capital PLC (together with the Parent Guarantor, the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), the Issuer is issuing $500,000,000 in aggregate principal amount of 7.50% Senior Notes due 2033 (the “Notes”). The Notes will be issued in the form of one or more global notes under Rule 144A and/or Regulation S under the Securities Act of 1933, as amended (the “Global Notes”). CUSIP numbers issued by Standard & Poor’s CUSIP Service Bureau have been obtained for the Global Notes and are set forth on Schedule A hereto.
The Global Notes will be issued to the Depository Trust Company (“DTC”) in the name of its nominee, Cede & Co., at closing of the offering of the Notes. Beneficial interests in the Global Notes will be held and transferred by book entry either directly through DTC or through one or more participants in DTC. The Issuer is a “3(c)(7) Issuer,” meaning that the Issuer and the Guarantors have not registered as an investment company within the meaning of the Investment Company Act of 1940, as amended, upon reliance on the exemption from registration thereunder, including the exemptions provided by Section 3(c)(5) and Section 3(c)(7) thereof. Accordingly, the Issuer hereby requests that Bloomberg, L.P. cause any display or screen containing information about any of the Global Notes to include the following (or similar) language and features:
(i)    the “Note Box” on the bottom of the “Security Display” page describing such Global Notes should state: “Iss’d Under 144A/Reg S/3c7”;
(ii)    the “Security Display” page should have a flashing red indicator stating “See Other Available Information”;
(iii)    the Indicator for such Global Notes should link to the “Additional Security Information” page, which should state that such Global Notes “are being offered in reliance on the exemption from registration under Rule 144A or Regulation S under the Securities Act of 1933, as amended, to persons who are (1) either (a) qualified institutional buyers (as defined in Rule 144A under the Securities Act of 1933, as amended) or (b) non-U.S. persons in offshore transactions (in each case, as defined under Regulation

Exhibit C

S under the Securities Act of 1933, as amended) and (2) in each case, qualified purchasers (as defined under Section 2(a)(51) of the Investment Company Act of 1940, as amended)”; and
(iv)    the “Disclaimer” page for such Global Notes should state that such Global Notes “shall not be and have not been registered under the Securities Act of 1933, as amended, and the Issuer with respect to such Global Notes has not been registered under the Investment Company Act of 1940, as amended, and these securities may not be offered or sold to any person absent an applicable exemption from registration requirements of the Securities Act of 1933, as amended, and any such offer or sale of these securities must be in accordance with Section 3(c)(7) of the Investment Company Act of 1940, as amended.”

Exhibit C

Very truly yours,

BURFORD CAPITAL GLOBAL FINANCE LLC

By: _________________________________
Name:
Title:

Exhibit C

SCHEDULE A
Notes

Certificate No.	CUSIP No.	Principal Amount
[A-1]	[12116LAG4][4]	$[________]
[S-1]	[U1056LAE1][5]	$[________]

4 Insert in 144A Global Note.
5 Insert in Regulation S Global Note

EXHIBIT D
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
This Supplemental Indenture, dated as of _______ , 20___, (this “Supplemental Indenture”) among [_________________]    (the “Guarantor”), Burford Capital Global Finance LLC, a Delaware limited liability company (the “Issuer”) and U.S. Bank Trust Company, National Association (the “Trustee”), as trustee under the Indenture referred to below.
W I T N E S S E T H
WHEREAS, the Issuer and the Guarantors party thereto have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 11, 2025, providing for the issuance of 7.50% Senior Notes due 2033 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
WHEREAS, pursuant to Section 9.05 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Joinder to Indenture. The Guarantor hereby agrees to become bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a guarantor therein and if such party executed the Indenture on the date thereof.
3.    Agreement to Guarantee. The Guarantor hereby agrees to provide an unconditional Guarantee of the Notes on the terms and subject to the conditions set forth in the Indenture, including but not limited to Article XI thereof and subject to the limitations therein.
4.    No Personal Liability of Directors, Officers, Employees, Members, Incorporators, Managers and Shareholders. No director, officer, employee, member, incorporator, manager or shareholder of the Parent Guarantor or any of its Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such

Exhibit D

liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
5.    Governing Law; Consent to Jurisdiction. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Any legal suit, action or proceeding arising out of or based upon this Supplemental Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 12.01 of the Indenture shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.
6.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile, .pdf attachment, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic methods shall be deemed to be their original signatures for all purposes. Unless otherwise provided in this Supplemental Indenture or in any Note, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Supplemental Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act.

Exhibit D

7.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
8.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor and the Issuer.
9.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall not be used to, and is not intended to, interpret any other indenture (other than the Indenture), supplemental indenture, loan or credit agreement of the Issuer, the Guarantors, the other Guarantor or any of the Parent Guarantor’s Subsidiaries. Any such indenture, supplemental indenture, loan or credit agreement may not be used to interpret this Supplemental Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.
[Signature page follows]

Exhibit D

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first written above.

BURFORD CAPITAL GLOBAL FINANCE LLC
By:________________________
Name:
Title:

[GUARANTOR]
By:________________________
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:________________________
Name:
Title: